U.S. $225,000,000

                           REVOLVING CREDIT AGREEMENT

                         dated as of November 13, 2000

                                     among

                               KAMAN CORPORATION,

                                as the Company,

                  VARIOUS FINANCIAL INSTITUTIONS NAMED HEREIN,

                                 as the Banks,

                            THE BANK OF NOVA SCOTIA
                                      and
                              FLEET NATIONAL BANK,

                        as the Co-Administrative Agents
                                 for the Banks

                                Bank One, N.A.,

                           as the Documentation Agent

                                      and

                            THE BANK OF NOVA SCOTIA
                                      and
                            FLEET SECURITIES, INC.,

                            as the Co-Lead Arrangers


                               KAMAN CORPORATION
                               U.S. $225,000,000
                           REVOLVING CREDIT AGREEMENT

                            As of November 13, 2000

                               KAMAN CORPORATION
                               U.S. $225,000,000
                           Revolving Credit Agreement
                               Table of Contents

                                                                Page

ARTICLE I. THE LOANS................................................2
     Section 1.1. Commitments.......................................2
     Section 1.2. Mandatory Reduction of Commitments; Optional Termination or Reduction of Commitments; Termination of
     Commitments; Extension of B Loan Maturity Date.................5
     Section 1.3. Making and Funding Loans..........................7
     Section 1.4. Bid Auction Advances............................. 8
     Section 1.5. Letter of Credit Commitments.....................12
     Section 1.6. Renewal or Conversion of Loans; Existing Loans...13
     Section 1.7. Interest.........................................14
     Section 1.8. Interest Periods.................................15
     Section 1.9. Letters of Credit Issuance Procedures............15
             Section 1.9.1. Other Banks' Participation.............15
             Section 1.9.2. Disbursements..........................16
             Section 1.9.3. Reimbursement..........................16
             Section 1.9.4. Deemed Disbursements...................17
             Section 1.9.5. Nature of Reimbursement Obligations....17
     Section 1.10. Repayments and Prepayments of Principal of
     Loans and Letters of Credit; Pro Rata Treatment;
     Application of Prepayments....................................18
     Section 1.11. Payments and Computations.......................20
     Section 1.12. Payments to be Free of Deductions...............21
     Section 1.13. Fees............................................22
     Section 1.14. Use of Proceeds.................................23
     Section 1.15. Illegality......................................23
     Section 1.16. Increased Costs; Capital Adequacy;
     Suspensions of Eurodollar Loans...............................24
     Section 1.17. Certain Indemnities.............................25
     Section 1.18. Bank Wires to the Company.......................26
     Section 1.19. Administrator or Bank Certificate...............26
     Section 1.20. Interest Limitation.............................26

ARTICLE II. REPRESENTATIONS AND WARRANTIES.........................27
     Section 2.1. Due Organization; Good Standing; Qualification...27
     Section 2.2. Due Authorization; No Conflicts..................27
     Section 2.3. Binding Agreements...............................28
     Section 2.4. Subsidiaries; Maintenance of
     Subsidiary Guarantee..........................................28
     Section 2.5. No Defaults......................................28
     Section 2.6. Financial Statements.............................28
     Section 2.7. No Material Adverse Changes......................28
     Section 2.8. No Material Litigation...........................28
     Section 2.9. True Copies of Governing Documents...............28
     Section 2.10. Compliance with Environmental Laws..............29
     Section 2.11. Liens...........................................29
     Section 2.12. Compliance With ERISA...........................29
     Section 2.13. Existing Credit Agreement.......................29
     Section 2.14. Ownership of Properties.........................29

                             Page -i-

     Section 2.15. Taxes...........................................29
     Section 2.16. Regulations U and X.............................29
     Section 2.17. Investment Company Act; Public Utility
     Holding Company Act...........................................29
     Section 2.18. Accuracy of Information.........................30

ARTICLE III. CONDITIONS TO EFFECTIVENESS AND
     CONDITIONS OF LENDING.........................................30
     Section 3.1. Conditions of Loans..............................30
     Section 3.2. Conditions of Each Loan and Bid Auction Advance..31

ARTICLE IV. AFFIRMATIVE COVENANTS..................................32
     Section 4.1. Financial Statements; Notice of
     Events of Default.............................................32
     Section 4.2. Securities Regulation Compliance Reports.........32
     Section 4.3. Insurance........................................33
     Section 4.4. Tax and Other Liens..............................33
     Section 4.5. Litigation.......................................33
     Section 4.6. Conduct of Business..............................33
     Section 4.7. Pension Plans....................................34
     Section 4.8. Records and Accounts.............................34
     Section 4.9. Inspection.......................................34
     Section 4.10. Subsidiary Guarantees...........................35
     Section 4.11. Further Assurances..............................35

ARTICLE V. NEGATIVE COVENANTS......................................35
     Section 5.1. Liens............................................35
     Section 5.2. Limitation on Indebtedness.......................36
     Section 5.3. Contingent Liabilities...........................36
     Section 5.4. Consolidation or Merger..........................37
     Section 5.5. Limitation on Certain Other Fundamental Changes..37
     Section 5.6. Sale of Assets...................................37
     Section 5.7. Affiliate Transactions...........................39
     Section 5.8. Certain Restrictive Agreements...................39
     Section 5.9. Compliance With Environmental Laws...............39

ARTICLE VI. FINANCIAL COVENANTS....................................39
     Section 6.1.Fixed Charge Coverage Ratio.......................39
     Section 6.2.Consolidated Total Indebtedness to Total
     Capitalization................................................39
ARTICLE VII. EVENTS OF DEFAULT; CERTAIN REMEDIES...................39
     Section 7.1.Events of Default.................................39
     Section 7.2.Acceleration of Obligations.......................41
     Section 7.3.Termination of Commitments; Exercise
     of Other Remedies.............................................41
     Section 7.4.No Implied Waivers; Rights Cumulative.............42
     Section 7.5.Set-Off...........................................42

ARTICLE VIII. THE CO-ADMINISTRATIVE AGENTS AND THE
ADMINISTRATOR......................................................43
     Section 8.1.Authorization.....................................43
     Section 8.2.No Liability......................................43
     Section 8.3.Conditions of Acting as Administrator and of
     Accepting Appointment as a Co-Administrative Agent............43
     Section 8.4. Co-Administrative Agents; Administrator;
     Documentation Agent...........................................43

                             Page -ii-

     Section 8.5. Payments.........................................45
     Section 8.6. Holders of Notes.................................46
     Section 8.7. Modification of this Agreement, the Notes and the Letters of Credit and each of the other Credit Documents;
     Waivers and Consents..........................................46
     Section 8.8. Costs of Co-Administrative Agents;
     Indemnification...............................................47
     Section 8.9. Non-Reliance on Co-Administrative Agents and the
     Administrator; Assignment.....................................48
     Section 8.10. Successor Administrator.........................48
     Section 8.11. Action by the Administrator.....................48
     Section 8.12. Substitution of Banks...........................49

ARTICLE IX.DEFINITIONS.............................................50
     Section 9.1. Accounting Terms, Changes in GAAP
     or FASB Standards.............................................50
     Section 9.2. Other Definitions................................50

ARTICLE X. MISCELLANEOUS...........................................64
     Section 10.1. Expenses........................................64
     Section 10.2. Prejudgment Remedy Waiver; Other Waivers........64
     Section 10.3. Covenants to Survive; Binding Agreement.........65
     Section 10.4. Amendments and Waivers..........................65
     Section 10.5. Transfer of Bank's Interest.....................65
     Section 10.6. Notices.........................................69
     Section 10.7. Headings; Severability: Entire Agreement........70
     Section 10.8. Governing Law...................................70
     Section 10.9. Counterparts....................................70
     Section 10.10. Waiver of Jury Trial...........................70
     Section 10.11. Consent to Jurisdiction........................70
     Section 10.12. Effective Date.................................71
     Section 10.13. Guarantee......................................71
             Section 10.13.1. Acceleration of Guarantee............71
             Section 10.13.2. Guarantee absolute, etc..............72
             Section 10.13.3. Reinstatement, etc...................73
             Section 10.13.4. Waiver, etc..........................73
             Section 10.13.5. Postponement of Subrogation, etc.....73



Exhibit A-1  -     Form of Revolver A Note
Exhibit A-2  -     Form of Revolver B Note
Exhibit B-1  -     Form of Bid Auction A Note
Exhibit B-2  -     Form of Bid Auction B Note
Exhibit C    -     Form of Loan Election Notice
Exhibit D    -     Form of Bid Auction Election Notice
Exhibit E    -     Form of Bid Auction Offer
Exhibit F    -     Form of Bid Auction Acceptance
Exhibit G    -     Form of Compliance Certificate
Exhibit H    -     Form of Assignment and Acceptance Agreement
Exhibit I    -     Form of Subsidiary Guarantee
Exhibit J    -     Form of Letter of Credit Election Notice
Exhibit K    -     Form of Extension Request
Exhibit L    -     Form of Legal Opinion of counsel to the Company

                             Page -iii-

     REVOLVING CREDIT AGREEMENT dated as of November 13, 2000 among KAMAN CORPORATION, a Connecticut corporation (the "Company"), the various financial institutions as are or may become parties hereto (referred to herein individually as a "Bank" or collectively as the "Banks"), THE BANK OF NOVA SCOTIA ("Scotiabank") and FLEET NATIONAL BANK ("Fleet") as the Co-Administrative Agents (individually, a "Co-Administrative Agent" and collectively, the "Co-Administrative Agents") for the Banks, and BANK ONE, N.A. ("Bank One") as the Documentation Agent for the Banks (the "Documentation Agent").

     WHEREAS, the Company is currently engaged directly and through its various Subsidiaries in the business of manufacturing and distributing aerospace, industrial and musical products and developing technologies which serve defense, industrial and commercial markets;

     WHEREAS, the Company, the Co-Administrative Agents and certain financial institutions are parties to that certain Amended and Restated Revolving Credit Agreement, dated as of January 29, 1996 and amended and restated as of July 3, 1997 (such agreement, as amended, supplemented or otherwise modified to the date hereof, the "Existing Credit Agreement");

     WHEREAS, the Company desires to replace in its entirety the Existing Credit Agreement to, among other things, obtain Revolver A Commitments and Revolver B Commitments (such terms, together with other capitalized terms used herein, having the meanings provided in Section 9.1) from the Banks and each Issuer pursuant to which Loans and Letters of Credit, in a maximum aggregate principal amount at any one time outstanding not to exceed the Total Commitment, will be made to the Company (or, in the case of Letters of Credit, issued for the account of the Company or a Subsidiary Guarantor) from time to time prior to the Termination Date;

     WHEREAS, the Company also desires the Banks to provide a procedure pursuant to which the Company may invite the Banks to bid on an uncommitted basis on short-term borrowings by the Company;

     WHEREAS, each of the Banks is willing, on the terms and subject to the conditions hereinafter set forth (including Article III), (i) to issue (or participate in) Letters of Credit for the account of the Company or a Subsidiary Guarantor; and (ii) to extend such Commitments and make such Loans to the Company and provide such a procedure;

     WHEREAS, the proceeds of such borrowings will be used by the Company (a) to refinance Indebtedness outstanding under the Existing Credit Agreement, if any, (b) for its general corporate purposes and (c) for acquisitions by the Company, in compliance with the terms and conditions herein and for fees and expenses related thereto; and

     WHEREAS, each of the Company, the Banks, the Co-Administrative Agents and the Documentation Agent acknowledges and agrees that (a) all Letters of Credit (as defined under the Existing Credit Agreement) issued under the Existing Credit Agreement shall continue as Letters of Credit A under this Agreement, as provided in Article I, and shall be governed by this Agreement;

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree, as of the Effective Date (as hereinafter defined), as follows:

                                   ARTICLE I.
                                   THE LOANS

     Section 1.1. Commitments.

     (a) The Revolver A Loans. Subject to the terms and conditions contained in this Agreement, each Bank with a Revolver A Commitment and each Issuer agrees (severally and not jointly) that from time to time prior to November 11, 2005 (the "A Loan Maturity Date"), in the case of each Bank with a Revolver A Commitment, such Bank will make loans to the Company (the "Revolver A Loans" and, individually, a "Revolver A Loan") and will purchase participation interests in each Letter of Credit A pursuant to Section 1.9.1, and, in the case of each Issuer, such Issuer will issue one or more Letters of Credit A for the account of the Company or a Subsidiary Guarantor; provided, that (i) after giving effect to the making of each Revolver A Loan, the aggregate amount of all Revolver A Loans then outstanding plus Letter of Credit A Outstandings plus all Bid Auction A Advances then outstanding shall not exceed the Total Revolver A Commitment, (ii) the aggregate principal amount of all Revolver A Loans made by any Bank, together with the aggregate amount of such Bank's participating interest in all Letter of Credit A Outstandings, shall not exceed, at any one time outstanding for such Bank, the amount set forth opposite such Bank's name below (as such Banks and such amounts may be adjusted from time to time pursuant to Section 1.2 or 10.5 hereof) and (iii) after giving effect to the making of each Revolver A Loan, the aggregate amount of all Loans then outstanding plus Letter of Credit Outstandings plus all Bid Auction Advances then outstanding shall not exceed the Total Commitment.

                                                             Percentage of
       Bank                     Revolver A                  Total Revolver A
                                Commitments                    Commitment
----------------------  ----------------------------  -----------------------
THE BANK OF NOVA                $28,333,333.33                18.8888889%
SCOTIA

FLEET NATIONAL BANK             $28,333,333.33                18.8888889%

BANK ONE, N.A. (Main            $23,333,333.33                15.5555556%
Office Chicago)

CITIZENS BANK OF                $16,666,666.67                11.1111111%
MASSACHUSETTS

WEBSTER BANK                    $13,333,333.33                 8.8888889%

FIRST UNION NATIONAL            $20,000,000.00                13.3333333%
BANK

MELLON BANK, N.A.               $10,000,000.00                 6.6666667%

THE CHASE                       $10,000,000.00                 6.6666667%
MANHATTAN BANK
  Total Revolver A
Commitment                        $150,000,000                100.000000%

Such amounts, as they may be adjusted from time to time as hereinafter provided, are herein called individually a "Revolver A Commitment" and collectively either the "Revolver A Commitments" or the "Total Revolver A Commitment". Each Revolver A Loan shall be either a Domestic Loan or a Eurodollar Loan, as the Company may elect, in each case subject to the provisions of this Agreement. Although the Total Revolver A Commitment initially equals $150,000,000 in the aggregate (and shall not exceed $150,000,000 in the aggregate even though the principal indebtedness to a Bank may, from time to time, exceed such Bank's Revolver A Commitment as a result of one or more Bid Auction A Advances), it is understood that each Bank's portion of the Total Revolver A Commitment is a several obligation and not a joint obligation. No Bank nor any Issuer shall be required to make any Revolver A Loan or issue (or participate in) any Letter of Credit A after such Bank's Revolver A Commitment shall have terminated. No Bank shall be responsible to the Company, either Co-Administrative Agent, the Administrator or the other Banks for the obligations or Revolver A Commitments of any other Bank. Neither of the Co-Administrative Agents nor the Administrator shall be responsible to the Company for the obligations or Revolver A Commitments of any of the Banks.

     (b) The Revolver B Loans. Subject to the terms and conditions contained in this Agreement, each Bank with a Revolver B Commitment and each Issuer agrees (severally and not jointly) that from time to time prior to the B Loan Maturity Date, in the case of each Bank with a Revolver B Commitment, such Bank will make loans to the Company (the "Revolver B Loans" and, individually, a "Revolver B Loan") and will purchase participation interests in each Letter of Credit B pursuant to Section 1.9.1, and, in the case of each Issuer, such Issuer will issue one or more Letters of Credit B for the account of the Company or a Subsidiary Guarantor; provided, that (i) after giving effect to the making of each Revolver B Loan, the aggregate amount of all Revolver B Loans then outstanding plus Letter of Credit B Outstandings plus all Bid Auction B Advances then outstanding shall not exceed the Total Revolver B Commitment, (ii) the aggregate principal amount of all Revolver B Loans made by any Bank, together with the aggregate amount of such Bank's participating interest in all Letter of Credit B Outstandings, shall not exceed, at any one time outstanding for such Bank, the amount set forth opposite such Bank's name below (as such Banks and such amounts may be adjusted from time to time pursuant to Section 1.2 or 10.5 hereof) and (iii) after giving effect to the making of each Revolver B Loan, the aggregate amount of all Loans then outstanding plus Letter of Credit Outstandings plus all Bid Auction Advances then outstanding shall not exceed the Total Commitment.

                                                            Percentage of
       Bank                   Revolver B                  Total Revolver B
                              Commitments                    Commitment
----------------------  --------------------------  -----------------------
THE BANK OF NOVA              $14,166,666.67                 18.8888889%
SCOTIA

FLEET NATIONAL BANK           $14,166,666.67                 18.8888889%

BANK ONE, N.A. (Main          $11,666,666.67                 15.5555556%
Office Chicago)

CITIZENS BANK OF               $8,333,333.33                 11.1111111%
MASSACHUSETTS

WEBSTER BANK                   $6,666,666.67                  8.8888889%

FIRST UNION NATIONAL          $10,000,000.00                 13.3333333%
BANK

MELLON BANK, N.A.              $5,000,000.00                  6.6666667%

THE CHASE                      $5,000,000.00                  6.6666667%
MANHATTAN BANK

  Total Revolver B
Commitment                       $75,000,000                 100.000000%

Such amounts, as they may be adjusted from time to time as hereinafter provided, are herein called individually a "Revolver B Commitment" and collectively either the "Revolver B Commitments" or the "Total Revolver B Commitment". Each Revolver B Loan shall be either a Domestic Loan or a Eurodollar Loan, as the Company may elect, in each case subject to the provisions of this Agreement. Although the Total Revolver B Commitment initially equals $75,000,000 in the aggregate (and shall not exceed $75,000,000 in the aggregate even though the principal indebtedness to a Bank may, from time to time, exceed such Bank's Revolver B Commitment as a result of one or more Bid Auction B Advances), it is understood that each Bank's portion of the Total Revolver B Commitment is a several obligation and not a joint obligation. No
Bank nor any Issuer shall be required to make any Revolver B Loan or issue (or participate in) any Letter of Credit B after such Bank's Revolver B Commitment shall have terminated. No Bank shall be responsible to the Company, either Co-Administrative Agent, the Administrator or the other Banks for the obligations or Revolver B Commitments of any other Bank. Neither of the Co-Administrative Agents nor the Administrator shall be responsible to the Company for the obligations or Revolver B Commitments of any of the Banks.

     Section 1.2. Mandatory Reduction of Commitments; Optional Termination or Reduction of Commitments; Termination of Commitments; Extension of B Loan Maturity Date.

          (a) Mandatory Reduction of Commitments. Each of the Total Revolver A Commitment and the Total Revolver B Commitment, and each of the Revolver A Commitments and the Revolver B Commitments of the Banks with a Commitment in the respective Tranche, shall be irrevocably and permanently reduced in connection with certain sales of assets described in Section 5.6, in accordance with the provisions of
     Section 5.6.

          (b) Optional Termination or Reduction of Revolver A Commitments.
     At the Company's option and upon three (3) Business Days' prior written notice to the Administrator, the Company, without premium or penalty, may permanently: (i) terminate the Total Revolver A Commitment upon payment in full of the Revolver A Notes and (A) delivery to the Administrator of cash collateral (to be held in a cash collateral account pursuant to a cash collateral agreement satisfactory to the Administrator) in an amount equal to the then existing Stated Amount of all Letters of Credit A, plus any unreimbursed disbursements made under the Letters of Credit A or (B) the delivery to the Issuer of each Letter of Credit A, marked "terminated" by the beneficiary, together with all accrued interest thereon to the date of such payment, and all Fees and other amounts then due the Banks with a Revolver A Commitment hereunder and thereunder; or (b) reduce pro rata the Total Revolver A Commitment of the Banks by an amount specified in such notice in integral multiples of $10,000,000 upon pro rata prepayment to each Bank with a Revolver A Commitment of the outstanding principal amount of the Revolver A Note of such Bank in excess of the amount of the reduced Revolver A Commitment, if any, of such Bank together with accrued interest on the amount so paid to the date of such payment; provided, that if the termination or reduction of any Revolver A Commitment pursuant to this clause (ii) requires the payment of a Eurodollar Loan or Bid Auction A Advance, the termination or reduction of such Revolver A Commitment may be made only on the last Business Day of the Interest Period applicable to such Eurodollar Loan or Bid Auction A Advance. If any prepayment of a Eurodollar Loan or Bid Auction A Advance is required or permitted by a Bank on a date other than the last Business Day of the Interest Period applicable thereto, the Company shall indemnify the Bank receiving any such prepayment in accordance with Section 1.17.

          (c) Optional Termination or Reduction of Revolver B Commitments. At the Company's option and upon three (3) Business Days' prior written notice to the Administrator, the Company, without premium or penalty, may permanently: (i) terminate the Total Revolver B Commitment upon payment in full of the Revolver B Notes and (A) delivery to the Administrator of cash collateral (to be held in a cash collateral account pursuant to a cash collateral agreement satisfactory to the Administrator) in an amount equal to the then existing Stated Amount of all Letters of Credit B, plus any unreimbursed disbursements made under any Letter of Credit B or (B) the delivery to the Issuer of each Letter of Credit B, marked "terminated" by the beneficiary, together with all accrued interest thereon to the date of such payment, and all Fees and other amounts then due the Banks with a Revolver B Commitment hereunder and thereunder; or (b) reduce pro rata the Total Revolver B Commitment of the Banks by an amount specified in such notice in integral multiples of $10,000,000 upon pro rata prepayment to each Bank with a Revolver B Commitment of the outstanding principal amount of the Revolver B Note of such Bank in excess of the amount of the reduced Revolver B Commitment, if any, of such Bank together with accrued interest on the amount so paid to the date of such payment; provided, that if the termination or reduction of any Revolver B Commitment pursuant to this clause (b) requires the payment of a Eurodollar Loan or Bid Auction B Advance, the termination or reduction of such Revolver B Commitment may be made only on the last Business Day of the Interest Period applicable to such Eurodollar Loan or Bid Auction B Advance. If any prepayment of a Eurodollar Loan or Bid Auction B Advance is required or permitted by a Bank on a date other than the last Business Day of the Interest Period applicable thereto, the Company shall indemnify the Bank receiving any such prepayment in accordance with Section 1.17.

          (d) Termination of Revolver A Commitments. The Commitments of the Banks to make Revolver A Loans and an Issuer to issue Letters of Credit A shall terminate on the A Loan Maturity Date, or such earlier date as such Revolver A Commitments may be terminated pursuant to the provisions of this Section 1.2 or Section 7.3.

          (e) Termination of Revolver Loan B Commitments. The Commitments of the Banks to make Revolver B Loans and an Issuer to issue Letters of Credit B shall terminate on the B Loan Maturity Date, or such earlier date as such Revolver B Commitments may be terminated pursuant to the provisions of this Section 1.2 or Section 7.3.

          (f) Extension of B Loan Maturity Date. The Company may, provided that no Default or Event of Default has occurred and is continuing, by written notice to the Administrator, substantially in the form of Exhibit K attached hereto (an "Extension Request") given not more than ninety (90) days nor less than sixty (60) days prior to the B Loan Maturity Date in effect at any time (the "Existing B Loan Maturity Date") request that the B Loan Maturity Date be extended to the date which is 364 days after the Existing B Loan Maturity Date. The Administrator shall notify each of the Banks with a Revolver B Commitment of such Extension Request promptly after receipt thereof, and request each such Bank to notify the Administrator of its determination to consent or not to consent to such Extension Request. The determination of each such Bank shall be in the sole discretion of such Bank. Each Bank with a Revolver B Commitment shall give written notice of its determination to consent or not to consent to such Extension Request pursuant to this Section 1.2(f), not less than 30 days prior to the Existing B Loan Maturity Date (the "Extension Consent Date"). Any Bank which fails to give written notice of its consent or non-consent by the Extension Consent Date shall be deemed not to have consented to the Extension Request hereunder (any such Bank, and together with any other Bank which gives written notice of its lack of consent to the Extension Request, collectively, the "Non-Consenting Banks"). If Banks holding at least 75% of the Total Revolver B Commitments consent to the Extension Request (the "Consenting Banks") by so notifying the Administrator in writing by the Extension Consent Date, the B Loan Maturity Date shall be extended for 364 days from the Existing B Loan Maturity Date in respect of the Revolver B Commitments of the Consenting Banks, but not of the Non-Consenting Banks. In respect of each of the Non-Consenting Banks, the Revolver B Commitments held by each such Bank shall (a) not be extended and (B) terminate at the end of the Existing B Loan Maturity Date. On the Existing B Loan Maturity Date all outstanding Obligations owing to the Non-Consenting Banks shall be paid by the Company to the Administrator for the account of each of the Non-Consenting Banks. In the event that Banks holding at least 75% of the Total Revolver B Commitments do not consent to the Extension Request, the Existing B Loan Maturity Date shall remain in effect.

     Section 1.3. Making and Funding Loans.

          (a) Procedures for Loans. When the Company desires to borrow Loans, or to select an interest rate option for an Interest Period for Loans, the procedures set forth in this Section 1.3 shall apply. The Company shall give the Administrator at least three (3) Business Days' prior written notice in the case of a Eurodollar Loan, and notice on the same date in the case of a Domestic Loan (and the Administrator shall, in turn, promptly notify each of the Banks of each such notice). Such notice (individually, a "Loan Election Notice" and collectively "Loan Election Notices",) shall specify: (a) the date of the proposed borrowing (which shall be a Business Day); (b) the Type of Loan being requested; (c) the Interest Period applicable to such Loans; and (d) the aggregate amount to be borrowed; and (e) the Tranche being requested. All Loan Election Notices must be received by the Administrator before 10:00 a.m., Boston, Massachusetts time on the Business Day specified in the second sentence of this Section 1.3(a). Each borrowing of a Loan shall be (x) in the case of Domestic Loans, in an aggregate amount not less than $2,000,000 or in a greater integral multiple of $1,000,000, and (y) in the case of Eurodollar Loans, in an aggregate amount not less than $2,000,000 or in a greater integral multiple of $1,000,000. Except for Bid Auction Borrowings, each borrowing hereunder shall, to the extent that each Bank satisfies its obligations hereunder, be made from each Bank pro rata based upon such Bank's percentage of the Total Revolver A Commitment or Total Revolver B Commitment, as the case may be.

          (b) Revolver A Notes. The Revolver A Loans of each Bank with a Revolver A Commitment shall be evidenced by a promissory note payable to the order of such Bank and in the amount of the Revolver A Commitment of such Bank, substantially in the form of Exhibit A-1 attached hereto (individually a "Revolver A Note" and collectively the "Revolver A Notes"). The principal amount of each Revolver A Loan made by each Bank and any repayment or permitted prepayment thereof shall be recorded by such Bank on either the schedule attached to such Bank's Revolver A Note or its books and records. The aggregate unpaid principal amount of

     Revolver A Loans set forth on such schedule or books and records shall be presumptive evidence of the principal amount owing and unpaid thereon. Within the limits of the Total Revolver A Commitment, and subject to the terms and conditions hereof, the Company may borrow hereunder, prepay (but only to the extent permitted by this Agreement), and reborrow pursuant to Section 1.1 and Section 1.3 hereof until the A Loan Maturity Date. Notwithstanding any term to the contrary contained herein, any failure of any Bank or the Administrator to make any notation on a schedule to any Revolver A Note or otherwise record a transaction in a timely fashion or to make correctly any such notation or recordation shall not affect or impair the validity of any Obligations.

          (c) Revolver B Notes. The Revolver B Loans of each Bank with a Revolver B Commitment shall be evidenced by a promissory note payable to the order of such Bank and in the amount of the Revolver B Commitment of such Bank, substantially in the form of Exhibit A-2 attached hereto (individually a "Revolver B Note" and collectively the "Revolver B Notes"). The principal amount of each Revolver B Loan made by each Bank and any repayment or permitted prepayment thereof shall be recorded by such Bank on either the schedule attached to such Bank's Revolver B Note or its books and records. The aggregate unpaid principal amount of Revolver B Loans set forth on such schedule or books and records shall be presumptive evidence of the principal amount owing and unpaid thereon. Within the limits of the Total Revolver B Commitment, and subject to the terms and conditions hereof, the Company may borrow hereunder, prepay (but only to the extent permitted by this Agreement), and reborrow pursuant to Section 1.1 and Section 1.3 hereof until the B Loan Maturity Date. Notwithstanding any term to the contrary contained herein, any failure of any Bank or the Administrator to make any notation on a schedule to any Revolver B Note or otherwise record a transaction in a timely fashion or to make correctly any such notation or recordation shall not affect or impair the validity of any Obligations.

          (d) Funding Loans. Not later than 2:00 p.m. (Boston, Massachusetts time) on the date of the proposed borrowing of any Loan, as specified in the applicable Loan Election Notice, received by the Administrator in accordance with clause (a) above, each of the Banks with a Commitment in the applicable Tranche will make available to the Administrator, in immediately available funds, at the Administrator's Funding Office, such Bank's percentage share of the Loans to be loaned on such date. Upon receipt from such Bank of such amount, and subject to the provisions of
     Section 1.1 and upon fulfillment of the applicable conditions of Article III, the Administrator shall make available to the Company, in immediately available funds, at the Administrator's Funding Office, such amount of funds received from such Bank.

     Section 1.4. Bid Auction Advances.

          (a) Generally.

               (i) Each Bank with a Revolver A Commitment severally agrees that the Company may request Bid Auction A Borrowings under this
          Section 1.4 from time to time, on any Business Day after the date hereof and prior to the A Loan Maturity Date in the manner set forth below;

          provided that, after giving effect to the making of each Bid Auction A Borrowing, the aggregate principal amount of all Revolver A Loans then outstanding plus the aggregate amount of all Letter of Credit A Outstandings plus all Bid Auction A Advances then outstanding shall not exceed the Total Revolver A Commitment. All Bid Auction A Advances shall be in Dollars. There shall be no Bid Auction A Advances outstanding on or after the A Loan Maturity Date.

               (ii) Each Bank with a Revolver B Commitment severally agrees that the Company may request Bid Auction B Borrowings under this
          Section 1.4 from time to time, on any Business Day after the date hereof and prior to the B Loan Maturity Date in the manner set forth below; provided that, after giving effect to the making of each Bid Auction B Borrowing, the aggregate principal amount of all Revolver B Loans then outstanding plus the aggregate amount of all Letter of Credit B Outstandings plus all Bid Auction B Advances then outstanding shall not exceed the Total Revolver B Commitment. All Bid Auction B Advances shall be in Dollars. There shall be no Bid Auction B Advances outstanding on or after the B Loan Maturity Date.

          (b) Notification of Bid Auction Borrowing. The Company shall request a Bid Auction A Borrowing or Bid Auction B Borrowing under this Section
     1.4 by delivering to the Administrator, by 10:00 a.m. (Boston, Massachusetts time) at least one (1) Business Day prior to the date of the proposed Bid Auction Borrowing, a Bid Auction Election Notice. Such Bid Auction Election Notice shall specify the following:

               (i) that such proposed borrowing is to be a Bid Auction A Borrowing or a Bid Auction B Borrowing;

               (ii) the date of such proposed borrowing (which must be a Business Day);

               (iii) the aggregate amount of such proposed borrowing;

               (iv) the Interest Period for such proposed borrowing; and

               (v) any other terms to be applicable to such proposed borrowing.

     The Administrator shall promptly (and in any event by 5:00 p.m. Boston, Massachusetts time on the date of such receipt) notify each Bank, with a Commitment in the respective Tranche, by telecopier, of each request for a Bid Auction Borrowing received by it from the Company.

          (c) Banks Response to Bid Auction Borrowing Notification. Each Bank, with a Commitment in the respective Tranche, including the Administrator acting in its capacity as a Bank, may, if in its sole discretion it elects to do so, offer to make one or more Bid Auction A Advances or Bid Auction B Advances, as the case may be, to the Company as part of such proposed Bid Auction Borrowing, by delivering to the Company a Bid Auction Offer by telecopy or telefacsimile, before 9:00 a.m. (Boston, Massachusetts time) on the date of the proposed borrowing specified in the Bid Auction Election Notice. Each such Bid Auction Offer shall include the following: (i) the minimum amount and maximum amount of each Bid Auction A Advance or Bid Auction B Advance that such Bank would be willing to make as part of such proposed Bid Auction Borrowing (which amounts may (A) exceed such Bank's Revolver A Commitment but may not exceed the then available Total Revolver A Commitment or (B) exceed such Bank's Revolver B Commitment but may not exceed the then available Total Revolver B Commitment); (ii) the rate of interest offered therefor; and
     (iii) the identity of the quoting Bank.

          (d) Company Acceptance or Rejection of Offers. The Company shall, in turn, before 10:30 a.m. (Boston, Massachusetts time) on the date of the proposed borrowing specified in the Bid Auction Election Notice, either:

               (i) cancel such Bid Auction Borrowing by giving the Administrator notice to that effect, or

               (ii) accept one or more of the offers made by any Bank or Banks pursuant to and in compliance with Section 1.4(c), in the Company's sole discretion, by delivering to the Administrator and such Bank or Banks a Bid Auction Acceptance. Each such Bid Auction Acceptance shall specify the date and amount of each Bid Auction A Advance or Bid Auction B Advance, as applicable (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, as specified by such Bank for such Bid Auction Advance pursuant to Section 1.4(c)) to be made by each Bank as part of such Bid Auction A Borrowing or Bid Auction B Borrowing, and the unused amount of the Total Revolver A Commitment or Total Revolver B Commitment, as applicable, after giving effect to such Bid Auction Borrowing. In addition the Company shall reject any remaining offers made by any Bank or Banks pursuant to Section 1.4(c) by giving the Administrator and any such Bank or Banks notice to that effect.

          (e) Usage of Commitments.

               (i) Upon each occasion that a Bid Auction A Advance is made, and during the period such Bid Auction A Advance is outstanding, each Bank's Revolver A Commitment shall be deemed automatically utilized by an amount equal to the amount of such Bid Auction A Advance multiplied by such Bank's percentage of the Total Revolver A Commitment, regardless of the extent to which such Bank makes a Bid Auction A Advance.

               (ii) Upon each occasion that a Bid Auction B Advance is made, and during the period such Bid Auction B Advance is outstanding, each Bank's Revolver B Commitment shall be deemed automatically utilized by an amount equal to the amount of such Bid Auction B Advance multiplied by such Bank's percentage of the Total Revolver B Commitment, regardless of the extent to which such Bank makes a Bid Auction B Advance.

          (f) Funding Indemnity. If the Company notifies the Administrator that a Bid Auction Borrowing is canceled pursuant to Section 1.4(d)(i), the Administrator shall give prompt notice thereof to the Banks, and such Bid Auction Borrowing shall not be made. If the Company accepts one or more Bid Auction Advance offers made by any Bank or Banks such acceptance shall be irrevocable and binding on the Company and, in respect of any Bid Auction Borrowing, the Company shall indemnify each such Bank against any loss or expense incurred by such Bank as a result of any failure by the Company to fulfill, on or before the date specified for such Bid Auction Borrowing, the applicable conditions set forth in this Agreement, including, without limitation, (i) any loss or expense incurred by reason of liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Bid Auction Advance, and (ii) compensation as provided in Section 1.17.

          (g) Making Bid Auction Advances. Each Bank that is to make a Bid Auction Advance as part of any Bid Auction Borrowing shall, before 12:00 noon (Boston, Massachusetts time) on the date of such Bid Auction Borrowing specified in the Bid Auction Election Notice pursuant to
     Section 1.4(b), if all applicable conditions specified in Section 3.2 have been satisfied, make available to the Administrator at the Administrator's Funding Office, in immediately available funds, such Bank's portion of such Bid Auction Borrowing. After receipt by the Administrator of such funds, the Administrator will make such funds available to the Company at the Administrator's Funding Office.

          (h) Repayment at Maturity.

               (i) The Company shall repay to the Administrator, for the account of each Bank which has made a Bid Auction A Advance to the Company, the principal amount of such Bid Auction A Advance on the last day of the Interest Period relating to such Bid Auction A Advance. All Bid Auction A Advances outstanding on the A Loan Maturity Date shall be absolutely and unconditionally due and payable on the A Loan Maturity Date.

               (ii) The Company shall repay to the Administrator, for the account of each Bank which has made a Bid Auction B Advance to the Company, the principal amount of such Bid Auction B Advance on the last day of the Interest Period relating to such Bid Auction B Advance. All Bid Auction B Advances outstanding on the B Loan Maturity Date shall be absolutely and unconditionally due and payable on the B Loan Maturity Date.

          (i) No Prepayment of Bid Auction Advances. The Company shall not be permitted to prepay any Bid Auction Advance.

          (j) Bid Auction Notes.

               (i) Each Bid Auction A Advance from any Bank shall be evidenced by a grid promissory note of the Company payable to the order of the lending Bank, in substantially the form of Exhibit B-1 hereto (individually a "Bid Auction A Note" and collectively the "Bid Auction A Notes").

               (ii) Each Bid Auction B Advance from any Bank shall be evidenced by a grid promissory note of the Company payable to the order of the lending Bank, in substantially the form of Exhibit B-2 hereto (individually a "Bid Auction B Note" and collectively the "Bid Auction B Notes").

     Section 1.5. Letter of Credit Commitments.

          (a) Letter of Credit A Commitments. Subject to the fulfillment of the applicable conditions of Article III, from time to time on any Business Day occurring from and after the Effective Date but prior to the A Loan Maturity Date, the Issuer will

               (i) issue one or more irrevocable standby Letters of Credit A for the account of the Company or a Subsidiary Guarantor in the Stated Amount requested by the Company on such day; or

               (ii) extend the Stated Expiry Date of an existing Letter of Credit A previously issued (or deemed to have been issued) under this Agreement to a date not later than the earlier of (x) one week prior to the A Loan Maturity Date and (y) one year from the date of such extension;

     provided that, no Issuer shall be permitted or required to issue any Letters of Credit A if, after giving effect to the issuance of such Letter of Credit A, (i) the aggregate amount of all Letter of Credit A Outstandings would exceed the Total Revolver A Commitment, (ii) the aggregate principal amount of all Revolver A Loans and Bid Auction A Advances then outstanding plus all Letter of Credit A Outstandings would exceed the Total Revolver A Commitment, or (iii) the aggregate amount of all Loans then outstanding plus Letter of Credit Outstandings plus all Bid Auction Advances then outstanding would exceed the Total Commitment.

          (b) Letter of Credit B Commitments. Subject to the fulfillment of the applicable conditions of Article III, from time to time on any Business Day occurring from and after the Effective Date but prior to the B Loan Maturity Date, the Issuer will

               (i) issue one or more irrevocable standby Letters of Credit B for the account of the Company or a Subsidiary Guarantor in the Stated Amount requested by the Company on such day; or

               (ii) extend the Stated Expiry Date of an existing Letter of Credit B previously issued under this Agreement to a date not later than the earlier of (x) one week prior to the B Loan Maturity Date and (y) one year from the date of such extension provided that, no Issuer shall be permitted or required to issue any Letters of Credit B if (A) after giving effect to the issuance of such Letter of Credit B, (i) the aggregate amount of all Letter of Credit B Outstandings would exceed the Total Revolver B Commitment, (ii) the aggregate principal amount of all Revolver B Loans and Bid Auction B Advances then outstanding plus all Letter of Credit B Outstandings would exceed the Total Revolver B Commitment or (iii) the aggregate amount of all Loans then outstanding plus Letter of Credit Outstandings plus all Bid Auction Advances then outstanding would exceed the Total Commitment or (B) there is availability under the Total Revolver A Commitment to issue a Letter of Credit A in the Stated Amount requested by the Company under this Section 1.5(b).

          (c) Existing Letters of Credit. The Company, the Banks and the Issuer each agree that (i) any Existing Letter of Credit shall be deemed a Letter of Credit A issued under and governed by this Agreement, (ii) this Credit Agreement supercedes the Existing Credit Agreement with respect to the Existing Letters of Credit, and (iii) all Existing Letters of Credit, from and after the Effective Date, shall be subject to and governed by the terms of this Agreement.

          (d) Usage of Commitments.

               (i) Upon each occasion that a Letter of Credit A is issued (or deemed issued) hereunder, and during the period such Letter of Credit A or Reimbursement Obligation for Letters of Credit A remains outstanding, each Bank's Revolver A Commitment shall be deemed automatically utilized by an amount equal to the amount of all Letter of Credit A Outstandings multiplied by such Bank's percentage of the Total Revolver A Commitment.

               (ii) Upon each occasion that a Letter of Credit B is issued (or deemed issued) hereunder, and during the period such Letter of Credit B or Reimbursement Obligation for Letters of Credit B remains outstanding, each Bank's Revolver B Commitment shall be deemed automatically utilized by an amount equal to the amount of all Letter of Credit B Outstandings multiplied by such Bank's percentage of the Total Revolver B Commitment.

     Section 1.6. Renewal or Conversion of Loans; Existing Loans.

          (a) Subject to all of the terms and conditions of this Agreement, including without limitation, the satisfaction of all the conditions set forth in Section 3.2 (except clause (a) thereof) to the making of any Loan, the Company may, on any Business Day, renew any Eurodollar Loan or convert any Domestic Loan into a Eurodollar Loan or any Eurodollar Loan into a Domestic Loan before the A Loan Maturity Date or B Loan Maturity Date, as applicable, provided, that any renewal or conversion of a Eurodollar Loan may be made only at the expiration of the Interest Period for the Eurodollar Loan to be renewed or converted. If the Company desires to so renew a Eurodollar Loan or convert a Domestic Loan or a Eurodollar Loan, it shall give the Administrator written notice of such renewal or conversion not later than 10:00 a.m. (Boston, Massachusetts time), (i) in the case of conversions into Domestic Loans, on the date of such renewal or conversion, and (ii) in the case of renewals of or conversions into Eurodollar Loans, on the third Business Day prior to the date of such proposed renewal or conversion. Each such notice shall specify: (i) the date of such renewal or conversion; (ii) the specific

     Domestic Loan to be converted or Eurodollar Loan to be renewed or converted; (iii) the Domestic Loan or Eurodollar Loan which is to replace such Domestic Loan or Eurodollar Loan; and (iv) the Interest Period for any replacement Eurodollar Loan.

     Section 1.7. Interest.

          (a) Interest Rates on Loans.

               (i) Loans. Each Loan shall bear interest (from the date made through and including the date of payment in full) at a rate per annum equal to either: (A) in the case of Domestic Loans, the Base Rate plus the Applicable Margin for such Domestic Loans; or (B) in the case of Eurodollar Loans, LIBOR plus the Applicable Margin for such Eurodollar Loans.

               (ii) Bid Auction Advances. Each Bid Auction Advance shall bear interest (from the date made through and including the date of payment in full) at a rate per annum as determined in accordance with Section 1.4.

          (b) Calculation. Interest on Domestic Loans shall be calculated on the basis of a 365 or 366 day year (as applicable) and the actual number of days elapsed, and the interest rate with respect to any Domestic Loan shall change effective immediately upon any change in the Base Rate, without notice or demand to or upon the Company. Interest on Eurodollar Loans and Bid Auction Advances shall be calculated on the basis of a 360 day year and the actual number of days elapsed. Each determination of any interest rate by the Administrator pursuant to this Agreement or the Notes shall be conclusive and binding on the Company and each of the Banks in the absence of manifest error.

          (c) Interest Payments. Interest shall accrue on the entire principal of each Domestic Loan, each Eurodollar Loan and each Bid Auction Advance and shall be payable in arrears by the Company to the Administrator for the account of the Bank or Banks making such Advance as follows:

               (i) Domestic Loans. With respect to any Domestic Loan, on the last Business Day of each calendar quarter;

               (ii) Eurodollar Loans. With respect to any Eurodollar Loan, on the last day of the Interest Period for such Loan; provided that interest shall also be payable on the last day of the third (3rd) month for any Eurodollar Loan having a six (6) month Interest Period; and

               (iii) Bid Auction Advances. With respect to any Bid Auction Advance, on the last day of the Interest Period for such Bid Auction Advance; provided that interest shall also be payable every ninety
          (90) days for Bid Auction Advances with Interest Periods in excess of ninety (90) days.

     It is understood and agreed that the interest payable on the last day of an Interest Period in excess of 90 days shall be only of interest accrued after the 90th day of such Interest Period if interest accrued through such 90th day was paid on such 90th day, as provided herein.

          (d) Default Interest. Notwithstanding the foregoing, in the event any Event of Default occurs and is continuing, the Company shall pay, but only to the extent permitted by law, interest (after as well as before any judgment) on all Advances and Reimbursement Obligations at a rate per annum equal to the then applicable rate per annum pursuant to clause (a) of this Section 1.7 (in the case of any Loans), or the then applicable fee pursuant to clause (b) of Section 1.13 (in the case of Letters of Credit and Reimbursement Obligations), as the case may be, plus a margin of two percent (2%).

     Section 1.8. Interest Periods. Any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day. Each Interest Period for any Revolver A Loan which is a Eurodollar Loan or for any Bid Auction A Advance, made, converted or renewed prior to the A Loan Maturity Date, must end on or prior to the A Loan Maturity Date. Each Interest Period for any Revolver B Loan which is a Eurodollar Loan or for any Bid Auction B Advance, made, converted or renewed prior to the B Loan Maturity Date, must end on or prior to the B Loan Maturity Date. Any Interest Period for a Eurodollar Loan which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall end on the last day of such calendar month (or the next preceding Business Day if such last day is not a Business Day).

     Section 1.9. Letters of Credit Issuance Procedures. By delivering to the Administrator a Letter of Credit Election Notice on or before 10:00 a.m. (Boston, Massachusetts time), on a Business Day, the Company may from time to time request, on not less than three (3) nor more than ten (10) Business Days' notice, in the case of an initial issuance of a Letter of Credit, and not less than three (3) days prior notice, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that the Issuer issue (for the account of the Company or a Subsidiary Guarantor), or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit in such form as may be requested by the Company and approved by the Issuer. Each Letter of Credit shall be in Dollars and shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than one week prior to the A Loan Maturity Date (in the case of a Letter of Credit A) or the B Loan Maturity Date (in the case of a Letter of Credit B).

     Section 1.9.1. Other Banks' Participation. (a) Letters of Credit A. Upon the issuance of each Letter of Credit A issued by an Issuer under this Agreement (including each Existing Letter of Credit) or upon any extension of any Stated Expiry Date of any Letter of Credit A, and without further action, each Bank with a Revolver A Commitment (other than the Issuer) shall be deemed to have irrevocably purchased, to the extent of its pro rata Revolver A Commitment to make Revolver A Loans, a participation interest in such Letter of Credit A (including any Reimbursement Obligation with respect thereto), and such Bank shall, to the extent of its Revolver A Commitment, be responsible for reimbursing promptly (and in any event within one (1) Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Company in accordance with Section 1.9.3. In addition, such Bank shall, to the extent of its pro rata Revolver A Commitment to make Revolver A Loans, be entitled to receive a ratable portion of the Letter of Credit A Fees payable pursuant to Section 1.13(c) with respect to each Letter of Credit A and of interest payable pursuant to Section 1.7 with respect to any Reimbursement Obligation.

     (b) Letters of Credit B. Upon the issuance of each Letter of Credit B issued by an Issuer under this Agreement or upon any extension of any Stated Expiry Date of any Letter of Credit B, and without further action, each Bank with a Revolver B Commitment (other than the Issuer) shall be deemed to have irrevocably purchased, to the extent of its pro rata Revolver B Commitment to make Revolver B Loans, a participation interest in such Letter of Credit B (including any Reimbursement Obligation with respect thereto), and such Bank shall, to the extent of its Revolver B Commitment, be responsible for reimbursing promptly (and in any event within one (1) Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Company in accordance with Section 1.9.3. In addition, such Bank shall, to the extent of its pro rata Revolver B Commitment to make Revolver B Loans, be entitled to receive a ratable portion of the Letter of Credit A Fees payable pursuant to
Section 1.13(c) with respect to each Letter of Credit B and of interest payable pursuant to Section 1.7 with respect to any Reimbursement Obligation.

     (c) To the extent that any Bank has reimbursed any Issuer for a Disbursement as required by this Section, such Bank shall be entitled to receive its ratable portion of any amounts subsequently received (from the Company or otherwise) in respect of such Disbursement.

     Section 1.9.2. Disbursements. The Issuer will notify the Company and the Administrator promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m. (Boston, Massachusetts
time), on the first Business Day following the Disbursement Date, the Company will reimburse the Administrator, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the highest rate per annum then in effect pursuant to Section 1.7 for Revolving Loans A or Revolving Loans B, as the case may be, for the period from the Disbursement Date through the date of such reimbursement.

     Section 1.9.3. Reimbursement. The Company's obligation (the "Reimbursement Obligation") under Section 1.9.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Company to reimburse the Issuer, each Bank's obligation under
Section 1.9.1 to reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company or such Bank, as the case may be, may have or have had against the Issuer or any such Bank, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Company or such Bank, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

     Section 1.9.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Default of the type described in Section 7.1(g) or, with notice from either of the Co- Administrative Agents, upon the occurrence and during the continuation of any other Event of Default,

          (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding for the account of the Company or a Subsidiary Guarantor shall, without demand upon or notice to the Company or any other Person, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

          (b) upon notification by either of the Co-Administrative Agents to the Company of its obligations under this Section, the Company shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by such Issuer.

Any amounts so payable by the Company pursuant to this Section 1.9.4 (the "Deemed Disbursement Amount") shall be deposited in cash with the Administrator and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuers. At such time when the Defaults or Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrator shall return to the Company the Deemed Disbursement Amount, less any amount thereof applied to the Obligations, together with accrued interest at the Federal Funds Rate, which have not been applied to the partial satisfaction of such Obligations.

     Section 1.9.5. Nature of Reimbursement Obligations. The Company and, to the extent set forth in Section 1.9.1, each Bank with a Commitment in the respective Tranche shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Bank. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Company and each such Bank, and shall not put such Issuer under any resulting liability to the Company or any such Bank, as the case may be.

     Section 1.10. Repayments and Prepayments of Principal of Loans and Letters of Credit; Pro Rata Treatment; Application of Prepayments.

          (a) Repayments of Principal.

               (i) The entire principal of each of the Revolver A Notes and the Bid Auction A Notes outstanding on the A Loan Maturity Date, together with all accrued unpaid interest thereon, shall be absolutely due and payable on the A Loan Maturity Date. All the other Obligations shall, if not sooner paid, become and be absolutely due and payable by the Company on the A Loan Maturity Date.

               (ii) The entire principal of each of the Revolver B Notes and the Bid Auction B Notes outstanding on the B Loan Maturity Date, together with all accrued unpaid interest thereon, shall be absolutely due and payable on the B Loan Maturity Date.

          (b) On the last day of each Interest Period for each Eurodollar Loan and each Bid Auction Advance, the Company shall pay all principal, interest and other amounts then outstanding in respect of such Eurodollar Loan or such Bid Auction Advance. Such payment may be made with the proceeds of a new or replacement Domestic Loan, Eurodollar Loan or Bid Auction Advance, to the extent then available, pursuant to all of the terms and limitations of this Agreement.

               (i) In no event shall the aggregate outstanding principal amount of the Revolver A Loans and Bid Auction A Advances together with all Letter of Credit A Outstandings at any time exceed the Total Revolver A Commitment at such time, as such Total Revolver A Commitment may be reduced from time to time in accordance with the provisions hereof. Accordingly, upon any such reduction in the Total Revolver A Commitment, the Company agrees to prepay so much of the Revolver A Loans (or cash collateralize the Stated Amount) as may be necessary so that the aggregate outstanding principal amount of the Revolver A Loans, Bid Auction A Advances and Letter of Credit A

          Outstandings will not exceed the Total Revolver A Commitment, as so reduced. For the avoidance of any doubt, the parties hereto acknowledge and agree that, as used in this Agreement, Revolver A Loans do not include Bid Auction A Advances.

               (ii) In no event shall the aggregate outstanding principal amount of the Revolver B Loans and Bid Auction B Advances together with all Letter of Credit B Outstandings at any time exceed the Total Revolver B Commitment at such time, as such Total Revolver B Commitment may be reduced from time to time in accordance with the provisions hereof. Accordingly, upon any such reduction in the Total Revolver B Commitment, the Company agrees to prepay so much of the Revolver B Loans (or cash collateralize the Stated Amount) as may be necessary so that the aggregate outstanding principal amount of the Revolver B Loans, Bid Auction B Advances and Letter of Credit B Outstandings will not exceed the Total Revolver B Commitment, as so reduced. For the avoidance of any doubt, the parties hereto acknowledge and agree that, as used in this Agreement, Revolver B Loans do not include Bid Auction B Advances.

          (d) Upon certain sales of assets described in Section 5.6, the Company shall prepay all or a portion of the Loans in accordance with the provisions of such Section 5.6.

          (e) The Company may, at its option, subject to the provisions of
     Section 1.17, prepay without premium, Loans, in whole or in part, on the following conditions: (i) the Company shall give to the Administrator and each of the Banks written notice of any prepayment of (A) Domestic Loans not later than 10:00 a.m., Boston, Massachusetts time, on the Business Day on which such prepayment is to be made and (B) Eurodollar Loans not later than 10:00 a.m., Boston, Massachusetts time, on the third Business Day prior to the date on which such prepayment is to be made; (ii) each prepayment shall be in a minimum amount of $2,000,000 and an integral multiple of $1,000,000; and (iii) each prepayment must be made to the Administrator for disbursement as set forth in clause (f) and (g) below, as applicable. Such notice of prepayment shall be irrevocable and shall specify (i) the date of any such prepayment, (ii) the aggregate principal amount to be prepaid pursuant to this clause (e) on such date, and (iii) the Type and the Tranche of Loan to be prepaid. If any Eurodollar Loan is prepaid, the Company shall indemnify each Bank in accordance with Section
     1.17 hereof.

          (f) Except for payments in respect of Bid Auction Borrowings, each payment of principal of Loans hereunder shall be made to each Bank with a Commitment in the respective Tranche pro rata based upon its percentage of the aggregate outstanding amount of such Loans at the time of such payment.

          (g) Each payment of principal of or interest on any Bid Auction Advance shall be made to the Administrator for the benefit of the Bank which has made such Bid Auction Advance, regardless of such Bank's pro rata percentage of the Total Revolver A Commitment and/or Total

     Revolver B Commitment, except that if any amounts are due and payable upon any Loans at the time of any such payment of a Bid Auction Advance, then such payment shall be made through the Administrator to each Bank based on each Bank's pro rata share of the total outstanding principal balance of all Loans and Bid Auction Advances of the respective Tranche.

          (h) Any partial payment of the Obligations under or in respect of any Note shall be applied by the Bank holding such Note (i) first, to the payment of all of the interest which shall be due and payable on the principal of such Note at the time of such partial payment, (ii) then, to the payment of all (if any) other amounts (except principal) due and payable under such Note at such time, and (iii) finally, to the payment of principal of such Note.

          (i) Each payment in respect of any Letter of Credit A or Reimbursement Obligation in respect thereof and each payment of Fees payable to all of the Banks with a Revolver A Commitment and each payment in respect of a permanent reduction of the Total Revolver A Commitment shall be made to the Administrator for prompt distribution to each such Bank pro rata based upon its percentage of the Total Revolver A Commitment.

          (j) Each payment in respect of any Letter of Credit B or Reimbursement Obligation in respect thereof and each payment of Fees payable to all of the Banks with a Revolver B Commitment and each payment in respect of a permanent reduction of the Total Revolver B Commitment shall be made to the Administrator for prompt distribution to each such Bank pro rata based upon its percentage of the Total Revolver B Commitment.

          (k) Each payment of Fees payable to either of the Co-Administrative Agents or any Issuer hereunder or in connection herewith shall be made directly to such Co-Administrative Agent or such Issuer.

     Section 1.11. Payments and Computations.

          (a) Notwithstanding anything in this Agreement to the contrary, each payment payable by the Company to the Administrator, any Co-Administrative Agent, any Bank or any Issuer under this Agreement, the Notes, any Letter of Credit, any Subsidiary Guarantee or any other Credit Document shall be made directly to the Administrator (unless such payment is in respect of any Fees payable by the Company to either of the Co-Administrative Agents (including in such Co-Administrative Agent's capacity as an Issuer hereunder), in which case such payment shall be made directly to such Co-Administrative Agent), in Dollars at the Administrator's Funding Office (or, with respect to such Co-Administrative Agent, at such office as notified to the Company by
     it), not later than 2:00 p.m., Boston, Massachusetts time, on the due date of each such payment and in immediately available funds. The Administrator will promptly distribute to each Bank in immediately available funds by wire transfer such Bank's share (if any) of each such payment received by the Administrator.

          (b) If any sum would, but for the provisions of this clause (b), become due and payable to the Administrator, any Co-Administrative Agent, any Bank or any Issuer by the Company under this Agreement, any Note, any Letter of Credit, any Subsidiary Guarantee or any other Credit Document on any day which is not a Business Day, then such sum shall become due and payable on the Business Day next succeeding the day on which such sum would otherwise have become due and payable hereunder or thereunder, and interest payable to the Administrator, such Co-Administrative Agent, such Bank or such Issuer under this Agreement, any Note, any Letter of Credit, any Subsidiary Guarantee or any other Credit Document shall be adjusted by the Administrator (or such Co-Administrative Agent, as the case may be) accordingly.

     Section 1.12. Payments to be Free of Deductions.

          (a) Each payment payable by the Company to the Administrator, any Co-Administrative Agent or any Bank under this Agreement or any other Credit Document shall be made in accordance with Section 1.11 hereof, in Dollars, without set-off or counterclaim and free and clear of and without any deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings of any kind, now or hereafter imposed or levied by any Governmental Authority. If any amounts are so levied or imposed, the Company agrees to pay such amounts in full to the relevant Governmental Authority in accordance with applicable law and as set forth in paragraph (b) below, and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any amounts imposed or levied by any Governmental Authority, will not be less than the amount provided for herein or in such Note.

          (b) Each Bank that is not organized under the laws of the United States or any state thereof (a "Foreign Bank") shall provide to the Company and the Administrator on or prior to the Effective Date in the case of each Foreign Bank signatory hereto, on the date of any assignment pursuant to which it becomes a Bank in the case of each other Foreign Bank, and at such other times as required by United States law or as the Company or the Administrator shall reasonably request (if either such form is applicable), two duly completed signed copies of either (A) Internal Revenue Service Form W-ECI (or any successor form), certifying that all payments to be made to such Foreign Bank under this Agreement or any Note will be effectively connected to a United States trade or business (a "Form W-8ECI Certification") or (B) Internal Revenue Service Form W-8BEN (or any successor form), certifying that such Foreign Bank is entitled to the benefits of a provision of a tax convention or treaty to which the United States is a party which exempts from United States withholding tax, in whole, all payments to be made to such Foreign Bank under this Agreement or any other Credit Document (a "Form W-8BEN Certification"). Each Foreign Bank agrees that it shall promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the Company's or the Administrator's reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN or Form W-8ECI in addition to or in replacement of the forms previously delivered, deliver to the Company and the Administrator, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form W-8BEN, Form 8ECI, Form W-9, as applicable (or any successor forms thereto). Each Foreign Bank shall also deliver to the Company and the Administrator, to the extent applicable, such other additional or supplemental forms as may at any time be required as a result of changes in applicable law, rule, regulation or treaty or the circumstances of such Foreign Bank in order to confirm or maintain in effect its entitlement to an exemption from United States withholding tax on any payments hereunder; provided, that the circumstances of such Foreign Bank at the relevant time and applicable law permit it to do so. If a Foreign Bank determines, as a result of (1) applicable law, rule, regulation, treaty, or any official application thereof, or (2) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 1.12(b), or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Company and the Administrator of such fact (a "Withholding Notice"). In the event that the withholding or deduction from any payment to be made by the Company hereunder is required in respect of any taxes (excluding franchise taxes and taxes imposed on or measured by any Bank's net income or receipts) pursuant to any applicable law, rule or regulation, then the Company will pay the full amount required to be deducted or withheld to the United States Internal Revenue Service or other applicable Governmental Authority within the time allowed for such payment under applicable law and deliver to the Administrator and the Banks within thirty (30) days after it has made such payment either (x) a receipt issued by such Governmental Authority evidencing its receipt of such payment, or (y) if the Company cannot obtain such a receipt after using reasonable diligence under the circumstances, a certificate duly executed by a principal financial officer of the Company stating the amount and date of such payment and the Bank to which it relates. In the event such taxes are directly asserted against the Administrator or any Bank with respect to any payment received by the Administrator or such Bank hereunder, the Administrator or such Bank may pay such taxes and the Company will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such taxes (including any taxes on such additional amount) shall equal the amount such person would have received had not such taxes been asserted. If the Company fails to pay any taxes when due to the appropriate taxing authority or fails to remit to the Administrator, for the account of the respective Banks, the receipt required by clause (x) above or certificate required by clause (y) above, the Company shall indemnify each of the Banks for any incremental taxes (excluding franchise taxes and taxes imposed on or measured by any Bank's net income or receipts), interest or penalties that may become payable by any Bank as a result of any such failure.

     Section 1.13. Fees.

          (a) Facility Fees. The Company shall pay to the Administrator, for the benefit of the Banks with a Commitment in the respective Tranche, on the first (1st) Business Day of each calendar quarter in arrears and on the Termination Date (each, a "Facility Fee Payment Date"), a (i) Revolver A Loan facility fee (the "Revolver A Facility Fee") and (ii) Revolver B Loan facility fee (the "Revolver B Facility Fee") in the amount equal to the Applicable Margin for the applicable Facility Fee then in effect, multiplied by, respectively, the average daily amount of
     (A) the Total Revolver A Commitment during the period commencing on the Effective Date and ending on the day before the current Facility Fee Payment Date or (B) the Total Revolver B Commitment during the period commencing on the Effective Date and ending on the day before the current Facility Fee Payment Date. The Facility Fees shall be calculated on the basis of a 365 or 366 day year (as applicable) and the actual number of days elapsed. The Administrator shall promptly disburse the Facility Fee to each of the Banks with a Commitment in the respective Tranche in accordance with their respective percentage shares of the Total Revolver A Commitment and/or Total Revolver B Commitment, as applicable.

          (b) Administrator Fee and Other Fees. The Company agrees to pay each of the fees or other amounts required by Administrator Fee Letter and the Co-Lead Arrangers Fee Letter, in the amounts and at the times heretofore agreed to as set forth therein.

          (c) Letter of Credit Fee. The Company agrees to pay to the Administrator, for the pro rata account of the Issuer and each other Bank with a Commitment in the respective Tranche, (i) with respect to each Letter of Credit A, a letter of credit fee (the "Letter of Credit A Fee") in an amount equal to the then Applicable Margin on Eurodollar Loans which are Revolver A Loans multiplied by the Stated Amount of such Letter of Credit A, and (ii) with respect to each Letter of Credit B, a letter of credit fee (the "Letter of Credit B Fee") in an amount equal to the then Applicable Margin on Eurodollar Loans which are Revolver B Loans multiplied by the Stated Amount of each such Letter of Credit B, all such fees being payable on the first (1st) Business Day of each calendar quarter in arrears and on the Termination Date. The Company further agrees to pay to the Issuer on the date of issuance of each Letter of Credit an issuance fee in an amount mutually agreed upon by the Issuer and the Company.

     Section 1.14. Use of Proceeds. The Company represents that the proceeds of all Loans and all Bid Auction Advances made hereunder and all Letters of Credit issued hereunder shall be used (a) to refinance Indebtedness, if any, outstanding under the Existing Credit Agreement, (b) for its general corporate purposes and (c) for acquisitions by the Company and related fees and expenses in connection therewith, in compliance with this Agreement. The Company further represents, warrants and covenants that the proceeds of all Loans and all Bid Auction Advances and all Letters of Credit shall not be used by it in any manner which would result in a violation by any Person of Regulation U or X of the F.R.S. Board, 12 C.F.R. Parts 221 and 224.

     Section 1.15. Illegality. Notwithstanding any other provisions hereof, if any applicable law, regulation or directive of any Governmental Authority, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Bank to make or maintain Eurodollar Loans, (i) the obligation of such Bank to make such Loans shall terminate, and (ii) the Company shall, if any such Loans are then outstanding, promptly upon request from such Bank, either pay all such Loans (together with interest accrued thereon) made by such Bank either in cash or with the proceeds of a replacement Domestic Loan. If any such payment or replacement of Eurodollar Loans is made on a day that is not the last Business Day of the Interest Period applicable to such Loans, the Company shall pay such Bank all amounts required by Section 1.17(a).

     Section 1.16. Increased Costs; Capital Adequacy; Suspensions of Eurodollar Loans.

          (a) Increased Costs Relating to Credit Facilities. In the event that applicable law, treaty or regulation or directive from any Governmental Authority, or any change therein or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or Governmental Authority, shall: (i) subject any Bank to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan or Bid Auction Advance, or subject any payment made by the Company to any Bank in respect of principal, Fees, interest or any other amount payable hereunder to any tax of any kind whatsoever (excluding franchise taxes and taxes imposed on or measured by any Bank's net income or receipts);
     (ii) impose, modify or hold applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of any Bank, including pursuant to Regulations of the F.R.S. Board; or
     (iii) impose on any Bank any other condition with respect to this Agreement, any Note, any other Credit Document, or any of the Loans or Bid Auction Advances hereunder, and the result of any of the foregoing is
     (x) to increase the cost to such Bank of making, renewing or maintaining its Eurodollar Loans or Bid Auction Advances (or any part thereof) by an amount that such Bank deems, in such Bank's reasonable good faith judgment, to be material or (y) to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Eurodollar Loans or Bid Auction Advances by an amount that such Bank deems to be material in such Bank's reasonable good faith judgment or (z) to require any Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Administrator or any Bank from the Company hereunder, then, in any case, to the maximum extent permitted by applicable law, the Company shall promptly pay such Bank, upon its demand, such additional amount as will compensate such Bank for such additional costs, reduction, payment or foregone interest, as the case may be (collectively the "Additional Costs"). (b) Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling any Bank, and such Bank determines (in its reasonable judgment) that the rate of return on its capital as a consequence of its Commitments (including its issuance of or participation in, as the case may be, Letters of Credit) or the Loans or the Bid Auction Advances made by such Bank is reduced to a level below that which such Bank could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Bank to the Company, the Company shall immediately pay directly to such Bank additional amounts sufficient to compensate such Bank for such reduction in rate of return. In determining such amounts, such Bank will use reasonable methods of averaging and attribution. The Company may, however, avoid paying such amounts for future rate of return reductions if, within the maximum borrowings permitted herein, the Company borrows such amounts as will cause the Bank to avoid any such future rate of return reductions which would otherwise be caused by such changed capital adequacy requirements or the Company agrees to a reduction in the Total Revolver A Commitment and/or the Total Revolver B Commitment to achieve the same result.

          (c) If, with respect to any Interest Period, deposits in Dollars (in the applicable amounts) are not being offered to the Administrator in any LIBOR Market for such Interest Period, or the Administrator or the Majority Banks otherwise determine (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the LIBOR Market, adequate and reasonable means do not exist for ascertaining LIBOR, then the Administrator shall promptly notify the Company and the Banks thereof and, so long as such circumstances shall continue, (i) no Bank shall thereafter have any obligation to fund or make available Eurodollar Loans and (ii) on the last day of the current Interest Period for any Eurodollar Loans, such Loans shall, unless then repaid in full, automatically convert to Domestic Loans.

     Section 1.17. Certain Indemnities.

          (a) Payment. The Company agrees to indemnify each Bank and to hold each Bank harmless against and from any loss, costs (including the increased costs referred to in Section 1.16 above) or expenses that it may sustain or incur as a direct consequence of (i) any prepayment of the principal of or interest on any Eurodollar Loan or Bid Auction Advance or
     (ii) any failure by the Company to complete a borrowing, prepayment, issuance, extension or replacement of or to a Domestic Loan, a Eurodollar Loan, a Letter of Credit or Bid Auction Advance after notice thereof has been given or after telephone notice has been given and is not followed by written notice or is followed by written notice that differs in any respect from the telephonic notice or (iii) any failure by the Company to pay, punctually on the due date thereof, any amount payable to the Administrator, either of the Co-Administrative Agents or any Bank or any Issuer under this Agreement, any Note, any Letter of Credit, or any other Credit Document or (iv) the acceleration, in accordance with the terms of this Agreement, of the time of payment of any of the Obligations. Such losses, costs or expenses shall include, but shall not be limited to, (x) any costs incurred by any Bank in carrying funds which were to have been borrowed by the Company or in carrying funds to cover any overdue principal, overdue interest or any other overdue sums payable by the

     Company to the Administrator, either of the Co-Administrative Agents or any Bank or any Issuer under this Agreement, any Note, any Letter of Credit, or any other Credit Document, (y) any interest payable by any Bank to the lenders of the funds borrowed by it in order to carry the funds referred to in the immediately preceding clause (x), and (z) any losses (but excluding losses of anticipated profit) incurred or sustained by any Bank in liquidating or re-employing funds acquired from third parties to make, fund or maintain all or any part of any Loan, Letter of Credit or Bid Auction Advance. Each Bank and each Issuer shall use reasonable efforts to mitigate all such losses, costs or expenses.

          (b) Additional Indemnity. The Company agrees to indemnify and hold each of the Indemnified Parties free and harmless from and against any and all Liabilities.

     Section 1.18. Bank Wires to the Company. All transfers by the Administrator to the Company shall be effected by federal wire transfer of immediately available funds to Account Number 0000195213 of Kaman Corporation maintained at Fleet National Bank, unless specifically instructed otherwise in writing by the Company to the Administrator.

     Section 1.19. Administrator or Bank Certificate. A certificate signed by an authorized employee of the Administrator, either of the Co-Administrative Agents, any Bank or any Issuer, setting forth any amount required to be paid by the Company to the Administrator, such Co-Administrative Agent, such Bank or such Issuer pursuant to Section 1.7, Section 1.15, Section 1.16 or Section
1.17 and the computations made by the Administrator, such Co-Administrative Agent, such Bank or such Issuer to determine such amount, shall be submitted by the Administrator, such Co-Administrative Agent, such Bank or such Issuer to the Company in connection with each demand made at any time by the Administrator, such Co-Administrative Agent, such Bank or such Issuer upon the Company under the foregoing Sections. Any such certificate submitted pursuant to Section 1.15 or Section 1.16 shall, absent manifest error, constitute conclusive evidence as to the amount owed pursuant to such Section.

     Section 1.20. Interest Limitation. Notwithstanding any other term of this Agreement, any Note or any other Credit Document, the maximum amount of interest which may be charged to or collected from any Person liable hereunder, under any Note or under any other Credit Document by the Banks shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest (the "Maximum Rate") which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor the Maximum Rate, and any term of this Agreement or any Note or any other Credit Document which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this clause. If, in any month, the effective interest rate on any amounts owing pursuant to this Agreement or the Notes or any other Credit Document, absent the Maximum Rate limitation contained herein, would have exceeded the Maximum Rate, and if in the future month, such effective interest rate would otherwise be less than the Maximum Rate, then the effective interest rate for such month shall be increased to the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate.

                                  ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Banks, each Issuer and the Co-Administrative Agents to enter into this Agreement and to make extensions of credit hereunder, the Company represents and warrants to each of the Co-Administrative Agents and each Bank that:

     Section 2.1. Due Organization; Good Standing; Qualification. The Company and each of its Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, except where a Subsidiary's failure to be in good standing would not have a Material Adverse Effect. Each of the Company and its Subsidiaries has all requisite corporate power, authority, licenses, consents, approvals and the like required to own and operate its respective properties (except where the failure to do so would not have a Material Adverse Effect) and to carry on its respective business as presently conducted, and each is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction wherein the character of the properties owned or leased by it therein or in which the transaction of its respective business therein makes such qualification necessary except where failure to comply with any of the foregoing would not have a Material Adverse Effect.

     Section 2.2. Due Authorization; No Conflicts. The execution, delivery and performance by the Company of this Agreement, the Notes and each other Credit Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Subsidiary Guarantee, and each other Credit Document executed or to be executed by it, and the Company's authority to make the borrowings and obtain the other extensions of credit contemplated thereby, have been duly authorized by all necessary corporate or other action on the part of the Company or each such other Obligor. Such execution, delivery, and performance by the Company and each such other Obligor, and the making by the Company of the borrowings and the obtaining of the other extensions of credit contemplated hereby, do not and will not (a) contravene any provision of the Company's or such other Obligor's Governing Documents, (b) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in the creation of any Lien upon any of the property of the Company or such other Obligor, under any agreement, trust, deed, indenture, mortgage or other instrument to which the Company or such other Obligor is a party or by which the Company or such Obligor or any of their respective properties is bound or affected, or (c) require any waiver, consent or approval by any creditors, shareholders, or public authority.

     Section 2.3. Binding Agreements. This Agreement constitutes, the Notes and each other Credit Document, when issued and delivered pursuant hereto for value received shall constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement may be limited by principles of equity, bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally; and each Subsidiary Guarantee, and each other Credit Document executed pursuant hereto by each other Obligor shall, on the due execution and delivery thereof by such Obligor, constitute the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, except as enforcement may be limited by principles of equity, bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally.

     Section 2.4. Subsidiaries; Maintenance of Subsidiary Guarantee. (a) All of the issued and outstanding shares of capital stock of each Subsidiary of the Company which is owned by the Company or a Subsidiary of the Company, has been validly issued and is fully paid and non assessable and is free and clear of any Lien. No rights to subscribe for additional shares of stock of any Subsidiary have been granted.

     (b) As of the Effective Date, the Co-Administrative Agents and the Banks have the full credit support of Subsidiary Guarantees, guaranteeing in full the payment of all Obligations of the Company hereunder and under or in respect of each other Credit Document, executed by each Domestic Subsidiary of the Company.

     Section 2.5. No Defaults. No Default or Event of Default is continuing.

     Section 2.6. Financial Statements. The Company has furnished to each of the Banks: (a) the audited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1999, and the related consolidated statements of income, cash flows and shareholders' equity of the Company and its Subsidiaries for the fiscal year ended December 31, 1999, certified by KPMG LLP, certified public accountants, and (b) the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at March 31, 2000 and as at June 30, 2000 and related consolidated and consolidating statements of income, cash flows and shareholders' equity for the three (3) months ended March 31, 2000 and June 30, 2000, in each case certified by the president or principal financial officer of the Company. Such balance sheets and statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods specified and present fairly the financial condition and results of operations of the Company and its Subsidiaries as at the dates and for the periods indicated. The balance sheets referred to in this Section 2.6 and the notes thereto disclose all material liabilities, direct or contingent, known to the Company and its Subsidiaries as of the dates thereof.

     Section 2.7. No Material Adverse Changes. Since December 31, 1999, there has been no change in the business, assets, operations, prospects, liabilities or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, other than changes the effect of which have not had a Material Adverse Effect.

     Section 2.8. No Material Litigation. No action, suit, investigation or proceeding is pending or known to be threatened by or against or affecting the Company or any of its Subsidiaries or any of their respective properties or rights before any Governmental Authority (a) which involves this Agreement, the Notes or any other Credit Document or (b) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

     Section 2.9. True Copies of Governing Documents. The Company has furnished or caused to be furnished to each of the Co-Administrative Agents true and complete copies of all of its Governing Documents.

     Section 2.10. Compliance with Environmental Laws. To the best of the Company's knowledge and belief, the Company and each of its Subsidiaries is in substantial compliance with all material provisions of applicable Environmental Laws and all judgments, orders and decrees relating thereto and binding upon the Company or any of its Subsidiaries, except where failure to be in compliance would not have a Material Adverse Effect.

     Section 2.11. Liens. The aggregate principal amount of indebtedness for borrowed money of the Company and its Subsidiaries, on a consolidated basis, which is secured by Liens on assets of the Company or any of its Subsidiaries, is less than or equal to $25,000,000.

     Section 2.12. Compliance With ERISA. The Company and each of its Subsidiaries is in substantial compliance with all material provisions of ERISA.

     Section 2.13. Existing Credit Agreement. As of the Effective Date, no "Obligations" under (and as defined in) the Existing Credit Agreement are due and payable, and no Default or "Event of Default" under (and as defined in) the Existing Credit Agreement has occurred and is continuing.

     Section 2.14. Ownership of Properties. The Company and each of its Subsidiaries owns good and marketable title to all of its properties and assets, real and personal (except where the failure to so own such properties or assets, or have such title, would not have a Material Adverse Effect), free and clear of all Liens, except as permitted pursuant to Section 5.1.

     Section 2.15. Taxes. Except for taxes the payment of which is being diligently contested in good faith after the establishment of any reserves required by GAAP, consistently applied, the Company and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid or caused to be paid all taxes, assessments and governmental charges of every kind thereby shown to be owing which would, in the aggregate, if not paid, be material as to the Company and its Subsidiaries when taken as a whole or be reportable under the Securities Exchange Act or required under FASB Standards to be disclosed on the Company's consolidated audited financial statements.

     Section 2.16. Regulations U and X. Neither the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans or Advances, nor any Letters of Credit, will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     Section 2.17. Investment Company Act; Public Utility Holding Company
Act. Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 2.18. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Company or any other Obligor in writing to the Administrator, any Co-Administrative Agent, any Bank or any Issuer for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Company or any other Obligor to the Administrator, any Co-Administrative Agent, any Bank or any Issuer will be, true and correct in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Company, the Administrator, the Co-Administrative Agent, and the Banks, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which such information is furnished and, in the case of projections on the basis of reasonable assumptions made in good faith as disclosed in the Credit Documents.

                                  ARTICLE III.
                          CONDITIONS TO EFFECTIVENESS
                           AND CONDITIONS OF LENDING

     Section 3.1. Conditions of Loans. The obligation of any Issuer to issue any Letter of Credit and the obligation of each Bank to make Loans or to consider making any Bid Auction Advance under this Agreement is subject to the satisfaction of each of the following conditions precedent at the time of the execution of this Agreement:

          (a) Execution of this Agreement, the Notes, the Subsidiary Guarantee and each other Credit Document. This Agreement, a Subsidiary Guarantee executed by each of the Domestic Subsidiaries of the Company, and each of the other Credit Documents required to be delivered on the Effective Date shall have been duly and properly authorized, executed and delivered to the Co-Administrative Agents by the respective party or parties thereto and shall be in full force and effect on and as of the Effective Date. Executed original counterparts of this Agreement shall have been delivered to the Co-Administrative Agents.

          (b) Evidence of Corporate Action; Certified Copies of Governing Documents. The Co-Administrative Agents shall have received certified copies of: (i) all corporate action taken by the Company and each such other Obligor to authorize the execution, delivery and performance of this Agreement, each Subsidiary Guarantee, and each other Credit Document, and the borrowings and other extensions of credit to be made hereunder; (ii) all the Company's Governing Documents; (iii) all the Governing Documents of each other Obligor; and (iv) such other papers as either of the Co-Administrative Agents may reasonably require.

          (c) Proceedings and Documents. All corporate, governmental and other proceedings in connection with the transactions contemplated by this Agreement and all instruments and documents incidental thereto (including, but not limited to, those to be delivered pursuant to the provisions of this Article III), shall be in form and substance satisfactory to the Co-Administrative Agents, and the Co-Administrative Agents shall have received all such counterpart originals or certified or other copies of all such instruments and documents as either of the Co-Administrative Agents shall have reasonably requested.

          (d) Opinion of Counsel. The Co-Administrative Agents shall have received an opinion addressed to the Banks, the Administrator and each of the Co-Administrative Agents from Candace A. Clark, Esq., counsel for the Company, in or substantially in the form of Exhibit L attached hereto dated the Effective Date and accompanied by such supporting documents as either of the Co-Administrative Agents may reasonably require.

          (e) Closing Fees, Expenses, etc. Each Co-Administrative Agent shall have received for its own account, or for the account of each Bank or such other Person, as the case may be, all fees, costs and expenses due and payable pursuant to Section 1.13 and Section 10.1.

          (f) Payment in Full under the Existing Credit Facility. The Company shall have paid in full as of the Effective Date all amounts accrued and outstanding under the Existing Credit Agreement including all Fees or amounts payable under the Existing Credit Agreement. Upon payment of all such amounts in full in cash and as of the Effective Date, all Commitments under the Existing Credit Agreement shall terminate.

     Section 3.2. Conditions of Each Loan and Bid Auction Advance. The obligation of any Issuer to issue any Letter of Credit and the obligation of each Bank to make any Loan or to consider making any Bid Auction Advance is subject to the satisfaction, at the time such Advance is to be made or such Letter of Credit is to be issued, of each of the following conditions precedent:

          (a) Notice of Borrowing. The Company shall have duly and timely given to the Administrator a Letter of Credit Election Notice, a Loan Election Notice or a Bid Auction Election Notice, as the case may be, required by this Agreement in connection with such Letter of Credit, such Loan or such Bid Auction Advance. Such Letter of Credit Election Notice, Loan Election Notice or Bid Auction Election Notice, as the case may be, and the delivery thereof, without more, shall constitute certification by the Company as to the matters set forth in clauses (c) and (d) below.

          (b) Legality of Transactions. It shall not be unlawful for the Company or any other Obligor to perform any of its agreements or obligations under this Agreement, any of the Notes, any of the Subsidiary Guarantees or any of the other Credit Documents.

          (c) Performance; No Default. The Company and each other Obligor shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement, the Notes, each of the Subsidiary Guarantees and each of the other Credit Documents. Both before and after giving effect to any Advance, no Default or Event of Default shall have occurred and be continuing.

          (d) Representations and Warranties. Each of the representations and warranties made by the Company and each other Obligor in this Agreement or any other Credit Document shall have been true and correct in all material respects when made and shall for all purposes of this Agreement, be deemed repeated on and as of the date of any application by the Company for any Advance hereunder and on the date of making such Advance and shall be true and correct in all material respects on and as of each of such dates.
                             Page 31

                                  ARTICLE IV.
                             AFFIRMATIVE COVENANTS

     The Company covenants and agrees with each of the Co-Administrative Agents, each Issuer and each of the Banks that, so long as any Commitments remain in effect and until such later date as all the Obligations are paid in full in cash, unless the Majority Banks otherwise consent in writing, the Company shall and shall cause each of its Subsidiaries to:

     Section 4.1. Financial Statements; Notice of Events of Default. Deliver to each of the Co-Administrative Agents and each of the Banks and Issuers: (a) within sixty (60) days after the close of each of the first three quarters of each fiscal year of the Company and within one hundred twenty (120) days after the close of each fiscal year of the Company, the consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the close of each such period and consolidated and consolidating statements of income, cash flows and shareholders' equity for such period, prepared in conformity with GAAP, applied on a basis consistent with that of the preceding period or containing disclosure of the effect on financial position or results of operations of any change in the application of GAAP during the period, and certified by the president or a principal financial officer of the Company as accurate, true and correct in all material respects; (b) together with each such balance sheet, a Compliance Certificate substantially in the form of Exhibit G attached thereto; (which Compliance Certificate shall contain written calculations by the Company in reasonable detail concerning compliance or non-compliance, as the case may be, by the Company with the financial covenants referred to herein); (c) together with the annual consolidated financial statements required to be delivered pursuant to clause (a) above for each fiscal year, a report containing an unqualified opinion of KPMG LLP or a comparable nationally recognized certified public accounting firm, which opinion shall state that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries in accordance with GAAP; (d) promptly upon the written request of either of the Co-Administrative Agents, such other information about the financial condition and operations of the Company and its Subsidiaries, and any endorser or guarantor (if any), as either of the Co-Administrative Agents may, from time to time, reasonably request; (e) promptly after becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Company to stockholders, and of all regular and periodic reports filed by the Company with any securities exchange or with the SEC or any governmental agency successor to any or all of the functions of the SEC, and of all press releases issued by the Company; (f) promptly upon becoming aware of any Default or Event of Default, notice thereof in writing;
(g) promptly upon becoming aware of any development that is likely to result in an Event of Default, notice thereof in writing; and (h) promptly after becoming aware of any Change in Control, notice thereof in writing.

     Section 4.2. Securities Regulation Compliance Reports. Promptly deliver to each of the Co-Administrative Agents and each of the Banks and Issuers a copy of: (a) all filings including financial statements and reports filed therewith and amendments thereto made by the Company with the SEC pursuant to the Securities Act of 1933, the Securities Exchange Act, and the rules and regulations promulgated under either of them; (b) all filings, financial statements and reports filed therewith and amendments thereto made by the Company with each securities exchange on which the securities of the Company are listed, if any, pursuant to the rules and regulations of each such exchange; and (c) all written communications, financial statements, reports, notices and proxy statements sent to any class of holders of securities of the Company.

     Section 4.3. Insurance. (a) Keep its properties insured against fire and other hazards (so-called "All Risk" coverage) in amounts and with companies satisfactory to the Co-Administrative Agents to the same extent and covering such risks as are customary and reasonably available in the same or a similar business; (b) maintain general liability coverage against claims for bodily injuries or death; and (c) maintain all workers' compensation, employment or similar insurance as may be required by applicable law. Alternatively, the Company may self-insure in such amounts and in such manner as may be appropriate in the Company's industry and in the Company's reasonable business judgment. The Company, upon the request of either of the Co-Administrative Agents, agrees to deliver certificates evidencing all of the aforesaid insurance policies to the Co-Administrative Agents.

     Section 4.4. Tax and Other Liens. Except for taxes the payment of which is being contested in good faith after the establishment of any reserves required by GAAP consistently applied, pay or cause to be paid all taxes, assessments and governmental charges of every kind which would, in the aggregate, if not paid, be material as to the Company and its Subsidiaries when taken as a whole or be reportable under the Securities Exchange Act or required under FASB Standards to be disclosed on the Company's consolidated audited financial statements; and the Company shall deliver to the Co-Administrative Agents such other information related to the Company's and its Subsidiaries' taxes as may be reasonably requested by either of the Co-Administrative Agents.

     Section 4.5. Litigation. Promptly notify the Co-Administrative Agents (which shall, in turn, promptly notify the Banks and each Issuer) of any legal proceedings or litigation (a) material to the Company and its Subsidiaries when taken as a whole or reportable under the Securities Exchange Act or required under FASB Standards to be disclosed on the Company's consolidated audited financial statement, or (b) which questions the validity of this Agreement, the Notes, the Letters of Credit, any Subsidiary Guarantee or any of the other Credit Documents or any instrument delivered in connection herewith or therewith, or any action to be taken in connection with the transactions contemplated hereby or thereby; and promptly provide to the Co-Administrative Agents such other information related to such proceedings or litigation as reasonably requested by either of the Co-Administrative Agents.

     Section 4.6. Conduct of Business. Do or cause to be done all things necessary to (a) preserve and keep in full force and effect its legal existence under the laws of its jurisdiction of incorporation; (b) obtain, preserve, renew, extend and keep in full force and effect all rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; (c) comply in all material respects with all Requirements of Law; (d) comply with all of its Governing Documents; (e) maintain its qualification to do business in each jurisdiction in which the conduct of business requires such qualification; and

(f) maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition from time to time, and make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may properly be conducted at all times, except, in each case, (i) where the failure to do so would not have a Material Adverse Effect, (ii) that the Company may liquidate or dissolve Subsidiaries from time to time as the Company in the proper exercise of its judgment may determine, so long as any such liquidation or dissolution shall not (x) either individually or in the aggregate, have a Material Adverse Effect or (y) be of a Subsidiary Guarantor, unless such liquidation or dissolution is by merger into another Subsidiary which has executed and delivered a Subsidiary Guarantee, or results in the replacement of one Subsidiary Guarantee with a new Subsidiary Guarantee, and after giving effect thereto there shall be no Default or Event of Default hereunder (including in respect of Section 2.4(b) and Section 4.10) and (iii) the Company may liquidate or sell such other assets as it may deem advisable, in the proper exercise of its judgment, so long as such sale or liquidation is in compliance with Section 5.6 and, after giving effect thereto, the Company is in compliance with Section 4.10 and the representation and warranty set forth in Section 2.4(b) shall be true and correct.

     Section 4.7. Pension Plans. If and when the Company or any Subsidiary gives or is required to give notice to the PBGC of any Reportable Event (which Reportable Event is material to the Company and its Subsidiaries when taken as a whole or is reportable under the Securities Exchange Act or required under FASB Standards to be disclosed on the Company's consolidated audited financial statements), with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given notice or is required to give notice of any Reportable Event, the Company shall simultaneously send the Administrator a copy of such notice (and the Administrator shall promptly forward a copy of such notice to the Banks).

     Section 4.8. Records and Accounts. Maintain true records and books of account, complete and correct in all material respects and in accordance with GAAP, and maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves.

     Section 4.9. Inspection. Permit any officer or employee designated by any Co-Administrative Agent or any Bank or Issuer to visit and inspect any of its properties and to examine its books and discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with its officers, all at such reasonable times, upon reasonable notice, in a reasonable manner and as often as any Co-Administrative Agent or any Bank or Issuer may reasonably request, subject to compliance with all applicable security regulations and requirements of the United States and the Company's reasonable policies and practices applicable to safeguarding its trade secrets and proprietary products and practices. The Company agrees with each of the Co-Administrative Agents and the Banks and each Issuer that such policies and practices may restrict access by the Co-Administrative Agents and the Banks and each Issuer to certain areas of certain facilities of the Company or its Subsidiaries, but that such policies and practices shall not restrict in any material respect access by the Co-Administrative Agents and the Banks and each Issuer to personnel of the Company and its Subsidiaries.

     Section 4.10. Subsidiary Guarantees. The Company shall cause the Co-Administrative Agents and the Banks and each Issuer to have at all times the full credit support of Subsidiary Guarantees, guaranteeing in full the payment of all Obligations of the Company, executed by each of the Domestic Subsidiaries of the Company.

     Section 4.11. Further Assurances. Cooperate with each of the
Co-Administrative Agents and each Bank and each Issuer and take such action and execute such further instruments and documents as either of the Co-Administrative Agents shall reasonably request to effect the purposes of this Agreement, the Notes and the other Credit Documents.

                                   ARTICLE V.
                               NEGATIVE COVENANTS

     The Company covenants and agrees with each of the Co-Administrative Agents and the Banks and each Issuer that, at the time of the requesting or making of any Advance or the issuance of any Letter of Credit or the extension of any Stated Expiry Date of any Letter of Credit and so long as any Advance or Letter of Credit (or Reimbursement Obligation in respect thereof) remains outstanding or any Fees or interest payable hereunder remains unpaid after becoming due and payable (and, with respect to the Company's covenants in Section 5.4 and Section 5.6, so long as any Commitments remain in effect and until such later date as all the Obligations are paid in full in cash), unless the Majority Banks otherwise consent in writing, the Company shall not nor will it permit any Subsidiary to:

     Section 5.1. Liens. Incur or permit to exist any Lien against any of its property or assets, whether now owned or hereafter acquired, except:

          (a) any judgment Lien unless (in case of a judgment which shall be material to the Company and its Subsidiaries when taken as a whole or which is reportable under the Securities Exchange Act or required under FASB Standards to be disclosed in the Company's audited consolidated financial statements) the judgment it secures shall not, within thirty
     (30) days after the entry thereof have been discharged or execution thereof stayed pending appeal, or unless any such judgment shall not have been discharged within sixty (60) days after the expiration of any such stay;

          (b) easements, rights-of-way, zoning and similar restrictions, encumbrances or title defects (but specifically excluding mortgages and any other Liens securing Indebtedness) which, in the aggregate, do not materially detract from the value of the properties of, and do not materially and adversely interfere with the ordinary conduct of the business of, the Company or any of its Subsidiaries;

          (c) Liens incurred in the ordinary course of business (such as liens on inventory granted in connection with the Company's securing of the Company's repayment of reimbursement obligations under banker's acceptances or commercial letters of credit but which liens cover solely the inventory which is the subject of such banker's acceptance or commercial letters of credit) which are not material (individually or in the aggregate) to the Company and its Subsidiaries when taken as a whole and do not secure indebtedness for borrowed money (other than reimbursement obligations under banker's acceptances or commercial letters of credit described in the foregoing parenthetical);

          (d) Liens on assets which secure previously existing Indebtedness of corporations or business entities acquired by the Company or a Subsidiary, whether by purchase of assets and assumption of liabilities or by purchase of stock, so long as (i) such acquisition is otherwise permitted by the terms of this Agreement, (ii) the Company is in compliance with all of its covenants herein after the completion of such acquisition, and (iii) such Liens were not incurred in contemplation of such acquisition and as a result of such acquisition, and do not extend to any of the Company's or any Subsidiary's assets owned before such acquisition; provided, that, not later than 90 days after any such acquisition the Company shall extinguish, or cause to be extinguished, such Liens unless those Liens are otherwise permitted under the terms of clauses (a), (b), (c), (e), or (f) of this Section 5.1;

          (e) any other Liens at any time on assets owned by the Company or any of its Subsidiaries which, in the aggregate, do not secure Indebtedness in excess of $25,000,000; and

          (f) Liens granted to the Co-Administrative Agents, the Banks and any Issuer pursuant to any Credit Document.

No Indebtedness or Liens which might be permitted in connection with the transactions described in clauses (d) and (e) above shall be permitted if, after giving effect to the incurrence of such Indebtedness or Liens, a violation of the financial covenants contained in Article VI would or shall exist.

     Section 5.2. Limitation on Indebtedness. Create, incur or permit to exist or remain outstanding any Indebtedness (other than Indebtedness under and in respect of this Agreement, the Notes, any Letter of Credit and each of the other Credit Documents), or issue or sell any obligation of any Subsidiary to a third party lender (other than pursuant to the terms of this Agreement), if such Indebtedness would (a) cause the Company to be in violation of any of the financial covenants set forth in Article VI below or (b) in the case of Indebtedness of Subsidiaries which are not Subsidiary Guarantors, exceed, individually or in the aggregate, at any time, $15,000,000.

     Section 5.3. Contingent Liabilities. Assume, guarantee, endorse or otherwise become liable upon the obligations of any Person or enter into any other agreement having substantially the same effect as a Guarantee, except for (a) the endorsement of negotiable instruments for deposit or collection or other transactions in the ordinary course of business which are not material to the Company and its Subsidiaries when taken as a whole, (b) Repurchase Obligations which individually and in the aggregate do not exceed $15,000,000 or (c) Repurchase Obligations permitted under Section 5.2 of this Agreement; provided that (i) each Subsidiary may guarantee the Obligations of the Company and each other Obligor hereunder and under each other Credit Document pursuant to a Subsidiary Guarantee, (ii) the Company may guarantee Indebtedness of its Subsidiaries, so long as the aggregate amount of all Indebtedness so guaranteed, when totaled with all Consolidated Total Indebtedness, without duplication (if not already included therein) shall not result in a violation of any of the financial covenants herein or in any other Event of Default hereunder. The foregoing shall not prohibit contractual indemnities, not having substantially the same effect as a Guarantee, given in the ordinary course of business nor shall such contractual indemnities be included for purposes of calculating any financial covenant under this Agreement.

     Section 5.4. Consolidation or Merger. Enter into or undertake any plan or agreement or transaction to merge into or consolidate with or into any Person, unless immediately after the consummation of such merger or consolidation, (a) the Company or (if the merger or consolidation is between a Subsidiary and an unaffiliated Person or if the Company elects to reincorporate by merger into a wholly-owned Domestic Subsidiary) such Subsidiary is the surviving entity (and, in the case of such a reincorporation by merger, (i) such wholly-owned Subsidiary expressly assumes, in a written instrument executed and delivered to the Co-Administrative Agents, and in form and substance reasonably satisfactory to the Co-Administrative Agents, all the Obligations of the Company or such other Obligor, as the case may be, under this Agreement, each of the Notes, each Letter of Credit and each of the other Credit Documents and
(ii) the Co-Administrative Agents and the Banks and each Issuer have received a written opinion of outside legal counsel to the Company stating that, pursuant to such merger and instrument of assumption, such wholly-owned Subsidiary has assumed all the Obligations of the Company or such other Obligor under this Agreement, each of the Notes, each Letter of Credit and each of the other Credit Documents), (b) in the case of a merger of a Domestic Subsidiary and a foreign Subsidiary, such Domestic Subsidiary is the surviving entity, (c) the Company's management remains in control of the merged entity, and (d) no Default or Event of Default hereunder shall exist or would be reasonably likely to occur as a result of such transaction. For the purposes of this Section 5.4, the acquisition by the Company or any Subsidiary of the Company of all or substantially all of the shares of capital stock or all or substantially all of the assets of any Person shall be deemed to be a consolidation of such Person with the Company or such Subsidiary, as the case may be. Nothing herein shall prohibit the Company from divesting a Subsidiary by merging it with another corporation or otherwise so long as the Company otherwise complies with Section 5.5, and after giving effect thereto, the Company is in compliance with Section 4.10 and the representation and warranty set forth in Section 2.4(b) thereto, shall be true and correct.

     Section 5.5. Limitation on Certain Other Fundamental Changes. In the case of the Company, liquidate, wind-up or dissolve itself (or suffer any liquidation, winding up or dissolution to occur), or make any liquidating distribution.

     Section 5.6. Sale of Assets. Sell or transfer any assets, except for:

          (a) sales of inventory in the ordinary course of business; and

          (b) sales of assets (other than those referred to in clause (a) above) for fair value (including sales for fair value of assets in transactions in which the Company leases back the assets sold for fair value) (i) the book value of which (at the time of sale) does not exceed in the aggregate for any fiscal year of the Company, fifteen percent (15%) of the Company's Consolidated Tangible Assets as at the last day of the then most recently completed fiscal quarter for which financial statements for the Company and its Subsidiaries are required to have been delivered to the Banks pursuant to Section 4.1, and (ii) with respect to which the Aggregate Percentage obtained after taking into account such sales does not exceed forty-five percent (45%).

In the event of any sale or transfer of assets of the Company or any Subsidiary not permitted by clause (a) or clause (b)(i) or clause (b)(ii) above (referred to herein as a "Designated Sale"), the Company will promptly (and, in any event, within five (5) Business Days) thereafter give written notice of such Designated Sale to each of the Co-Administrative Agents and each of the Banks and each Issuer (a "Designated Sale Notice"), describing in reasonable detail all material terms of such Designated Sale, including a reasonably detailed description of the assets sold, the purchase price and net book value of such assets, and the net proceeds receivable by the Company or any of its Subsidiaries in connection with such Designated Sale. If any Designated Sale occurs prior to the Termination Date, the Total Revolver A Commitment and the Total Revolver B Commitment will be reduced on a pro rata basis, on the tenth (10th) Business Day after receipt by the Company of written notice (a "Pay-Down Notice") from the Administrator (at the direction of the Majority Banks) that the Total Revolver A Commitment and/or Total Revolver B Commitment is to be reduced. The Administrator shall give a Pay-Down Notice, if at all, not later than thirty (30) days after receipt by the Co-Administrative Agent, the Banks and each Issuer of a Designated Sale Notice conforming to the requirements of this Section 5.6. The amount of each such reduction in the Total Revolver A Commitment and Total Revolver B Commitment shall be equal, in the aggregate, to the Reduction Amount.

     For purposes of this Section 5.6, the following terms shall have the meanings provided below:

          "Aggregate Percentage" shall mean, at any time, the sum of all Applicable Percentages since the Effective Date.

          "Applicable Percentage" shall mean, with respect to each sale of assets pursuant to Section 5.6(b), the percentage obtained by dividing
    (i) the book value of all tangible assets sold (including assets sold in transactions in which the Company leases back such assets), less the portion thereof, if any, which resulted in a prior dollar for dollar reduction of the Total Commitment, by (ii) the Company's Consolidated Tangible Assets as at the last day of the then most recently completed fiscal quarter for which financial statements for the Company and its Subsidiaries are required to have been delivered to the Banks pursuant to
     Section 4.1.

          "Designated Percentage" shall mean, with respect to each sale of assets pursuant to Section 5.6(b), an amount equal to (x) in the event such sale or transfer is not permitted by clause(b)(i) above (but is permitted by clause(b)(ii) above), 15%, (y) in the event such sale or transfer is not permitted by clause(b)(ii) above (but is permitted by clause(b)(i) above), 45%, and (z) in the event such sale or transfer is not permitted by either clause(b)(i) or clause(b)(ii) above, that percentage equal to 15% for each fiscal year since the Effective Date to a cumulative percentage not to exceed 45%.

          "Reduction Amount" shall mean, with respect to each sale of assets pursuant to Section 5.6(b), the book value of such assets sold (including assets sold in transactions in which the Company leases back such assets) or any portion thereof, in respect of which the Aggregate Percentage determined in connection with such sale exceeds the Designated Percentage.

     Section 5.7. Affiliate Transactions. Enter into any transaction with an affiliate, except in the ordinary course of business and pursuant to the reasonable requirements of the Company's and, if applicable, such Subsidiary's business and upon fair, reasonable and arm's-length terms.

     Section 5.8. Certain Restrictive Agreements. Enter into or permit to exist any indenture, agreement, instrument or other arrangement (other than this Agreement), in connection with the incurrence of Indebtedness which, directly or indirectly, prohibits or limits, or has the effect of prohibiting or limiting, (a) the incurrence of Indebtedness to the Banks pursuant to this Agreement, or the payment of such Indebtedness or other Obligations to the Banks or any Issuer, (b) the payment of dividends by any Subsidiary or the making by any Subsidiary of any advances or other payments or distributions to the parent of such Subsidiary or (c) any Subsidiary Guarantee contemplated hereunder.

     Section 5.9. Compliance With Environmental Laws. Except in compliance with all applicable Environmental Laws (and except to the extent that noncompliance would not have a Material Adverse Effect), (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, or (c) generate any Hazardous Substances on any of the Real Estate.

                                  ARTICLE VI.
                              FINANCIAL COVENANTS

     The Company covenants and agrees with each of the Co-Administrative Agents and the Banks and each Issuer that, at the time of the requesting or making of any Advance and so long as any Advance remains outstanding or any Fees or interest payable hereunder remains unpaid after becoming due and payable, unless the Majority Banks otherwise consent in writing, the Company shall not:

     Section 6.1. Fixed Charge Coverage Ratio

     Cause or permit the ratio of (a) the Company's EBITDA for the four (4) most recently completed fiscal quarters of the Company, to (b) the aggregate consolidated interest expense on borrowed money (including the Obligations) (net of cash income from investments) of the Company and its Subsidiaries for such four fiscal quarters to be no less than 3.00 to 1.0.

     Section 6.2. Consolidated Total Indebtedness to Total Capitalization. Cause or permit the Company's Consolidated Total Indebtedness to exceed fifty-five percent (55%) of its Total Capitalization at any time.

                                  ARTICLE VII.
                      EVENTS OF DEFAULT; CERTAIN REMEDIES

     Section 7.1. Events of Default. The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default":

          (a) the principal amount due upon any Note is not paid when due, whether at maturity, by acceleration or otherwise, or the Company shall default in the payment or prepayment when due of any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to
     Section 1.2(b), Section 1.2(c), Section 1.9.4 and Section 1.10;

          (b) any interest on any Note or any Fee due hereunder is not paid within five (5) Business Days of the due date thereof;

          (c) default is made in the due observance or performance of any covenant, term or agreement contained in Section 4.10, Section 5.4 and
     Section 5.5 of this Agreement;

          (d) default is made in the due observance or performance of any covenant, term or agreement contained in this Agreement (other than those referred to in clauses (a), (b) or (c) of this Section 7.1) or in any other Credit Document, and such default continues unremedied for a period of thirty (30) days after any executive, legal or financial officer of the Company becomes aware or is notified by either of the Co-Administrative Agents of such default, whichever first occurs;

          (e) any representation made by the Company or any other Obligor in
     Article II of this Agreement or in any other Credit Document shall be false or incorrect in any material respect on the date as of which made or deemed to have been made or repeated, unless (i) (A) the fact or condition which made such representation false or incorrect is changed or remedied, within 15 days after any executive, legal or financial officer of the Company becomes aware of such misrepresentation, to make such representation true and correct in all material respects, or (B) the Company shall have disclosed, or shall have caused to have been disclosed, in reasonable detail to each of the Co-Administrative Agents and each of the Banks and each Issuer the nature and extent of such misrepresentation within 15 days after any executive, legal or financial officer of the Company becomes aware of such misrepresentation, and (ii) no Material Adverse Effect shall have occurred as a result of the fact or condition which made such representation false or incorrect;

          (f) any obligation of the Company or any Subsidiary for the payment of Indebtedness in excess of Five Million Dollars ($5,000,000), individually or in the aggregate, (i) becomes or is declared to be due and payable prior to the stated maturity thereof as a result of a default by the Company or any Subsidiary, or (ii) is not paid when due or within any grace period for the payment thereof, or (iii) is evidenced or secured by an agreement pursuant to which there shall occur any default in the performance or observance of any other term, condition or agreement if the effect of such default is to cause or permit the holder or holders of such obligation to cause such obligation to become due prior to its stated maturity;

          (g) the Company or any Subsidiary makes an assignment for the benefit of creditors; admits in writing its inability to pay its debts as they become due; files a voluntary petition in bankruptcy; is adjudicated bankrupt or insolvent; files or consents to the filing of any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar relief under any present or future statute, law or regulation of any jurisdiction; petitions or applies to any tribunal for any receiver, liquidator, fiscal agent or any other similar agent or any trustee; or there is commenced against the Company or any Subsidiary any such proceeding without the consent of the Company or such Subsidiary which is not dismissed within thirty (30) days after the commencement thereof;

          (h) any Change in Control occurs, and the Co-Administrative Agents notify the Company within thirty (30) days after first being notified by the Company or otherwise becoming aware of the Change in Control that the Co-Administrative Agents and the Majority Banks do not consent to the Change in Control; and

          (i) the Agreement, the Notes or any Subsidiary Guarantee shall (except in accordance with its terms or except as expressly permitted under this Agreement), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; or the Company or any other Obligor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

     Section 7.2. Acceleration of Obligations. If any one or more Events of Default shall at any time be continuing, the Co-Administrative Agents may, and, upon the written direction of the Majority Banks, shall, by giving notice to the Company, declare all of the Obligations, including the entire unpaid principal of all the Notes, all of the unpaid interest or fees accrued thereon, and all (if any) other sums payable by the Company or such other Obligor under this Agreement, the Notes, the Letters of Credit (in accordance with Section 1.9.4) or any of the other Credit Documents, to be immediately due and payable; except that upon the occurrence of any Event of Default under
Section 7.1(g), all of the Obligations, including the entire unpaid principal of all the Notes, all of the unpaid interest or fees accrued thereon, and all (if any) other sums payable by the Company or such other Obligor under this Agreement, the Notes, the Letters of Credit or any of the other Credit Documents shall automatically and immediately be due and payable, without notice or demand. Thereupon, all of such Obligations which are not already due and payable shall forthwith become and be absolutely and unconditionally due and payable, without any further notice (or any notice, as the case may be), or any other formalities of any kind, all of which are hereby expressly and irrevocably waived.

     Section 7.3. Termination of Commitments; Exercise of Other Remedies. If any one or more Defaults shall be continuing under Section 7.1(d), or if any one or more Events of Default shall be continuing, then:

          (a) Subject always to the provisions of Section 8.11, each of the Banks, each Issuer, each Co-Administrative Agent and the Administrator may proceed to protect and enforce all or any of its rights, remedies, powers and privileges under this Agreement, the Notes or any of the other Credit Documents by action at law, suit in equity or other appropriate proceedings, whether for specific performance of any covenant contained in this Agreement, any Note or any other Credit Document or in aid of the exercise of any power granted to the Administrator, any Co-Administrative Agent or any Bank herein or therein; and

          (b) The Co-Administrative Agents may, and, upon the written request of the Majority Banks, shall, by giving notice to the Company, immediately terminate the Commitments of each of the Banks and each Issuer in full, and each Bank shall, except as otherwise provided in Sections 1.9 through 1.9.5 with respect to such Bank's participation in Letters of Credit, thereupon be relieved of all of its obligations to make any Loans hereunder; except that upon the occurrence of any Event of Default under Section 7.1(g), the Commitments of all of the Banks and each Issuer shall automatically terminate in full, and each Bank shall, except as otherwise provided in Sections 1.9 through 1.9.5 with respect to such Bank's participation in Letters of Credit, thereupon be relieved of all of its obligations to make any Loans hereunder. No termination of the Commitments of the Banks hereunder shall relieve the Company or any other Obligor of any of its Obligations.

     Section 7.4. No Implied Waivers; Rights Cumulative. No delay on the part of the Administrator, any Co-Administrative Agent or any Bank or any Issuer in exercising any right, remedy, power or privilege under this Agreement, any of the Notes, any Letter of Credit or any of the other Credit Documents provided by statute or at law or in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or be construed as a waiver of any Default or Event of Default or as an acquiescence therein. No right, remedy, power or privilege conferred on or reserved to the Administrator, any Co-Administrative Agent or any Bank under this Agreement, any of the Notes, any Letter of Credit or any of the other Credit Documents or otherwise is intended to be exclusive of any other right, remedy, power or privilege. Each and every right, remedy, power and privilege conferred on or reserved to the Administrator, any Co-Administrative Agent or any Bank or any Issuer under this Agreement, any of the Notes, any Letter of Credit or any of the other Credit Documents or otherwise shall be cumulative and in addition to each and every other right, remedy, power or privilege so conferred on or reserved to the Administrator, any such Co-Administrative Agent or any such Bank or any such Issuer and (subject to the provisions of Section 8.11) may be exercised at such time or times and in such order and manner as the Administrator, any Co-Administrative Agent or any such Bank or any such Issuer shall (in its sole and complete discretion) deem expedient.

     Section 7.5. Set-Off. Any deposits or other sums at any time credited by or due from any Bank to the Company and any securities or other property of the Company in any Bank's possession may at all times be held and treated as collateral security for the payment and performance of the Obligations, and the Company hereby grants to each of the Banks a continuing security interest in such deposits, sums, securities or other property maintained with such Bank. Regardless of the adequacy of any collateral, while any Event of Default is continuing, any deposits or other sums credited by or due from any of the Banks to the Company may be appropriately applied to or set-off against any of the Obligations due to such Bank hereunder without notice to the Company or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Company). Each Bank agrees with each other Bank that (i) if an amount to be set off is to be applied to indebtedness of the Company to such Bank, other than the Obligations, such amount shall be applied ratably to such other indebtedness and to the Obligations, and (ii) if such Bank shall receive from the Company, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by this Agreement by proceedings against the Company, whether at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Company's Obligations to such Bank hereunder, any amount in excess of such Bank's ratable portion of the payments to be received by all of the Banks (such ratable portion being determined in accordance with the other provisions of this Agreement), such Bank will promptly make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations to it of the Company such Bank's proportionate payment; provided, however, that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 ARTICLE VIII.
                          THE CO-ADMINISTRATIVE AGENTS
                             AND THE ADMINISTRATOR

     Section 8.1. Authorization. Each of the Banks hereby appoints, and authorizes to act, each of Scotiabank and Fleet as Co-Administrative Agents and Fleet as the Administrator for the Banks with respect to this Agreement, the Notes and each of the other Credit Documents, and each of the Co-Administrative Agents and the Administrator hereby agrees to so act as agent for the Banks, on the terms and subject to the conditions set forth in this Article VIII. All payments made by the Company to the Administrator, for the benefit of the Banks, shall be distributed by the Administrator to the Banks as set forth herein promptly after receipt thereof in immediately available funds. Each Bank irrevocably authorizes the Administrator and/or the Co-Administrative Agents, as the case may be, as the agent of such Bank to take such action on its behalf under the provisions of this Agreement and the Notes and each of the other Credit Documents and to exercise such powers hereunder and thereunder as are specifically delegated to the Administrator and/or the Co-Administrative Agents by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. With respect to the Advances made pursuant hereto, each of the Co-Administrative Agents shall have the same obligations and the same rights, powers and privileges (a) with respect to its Commitment and the Advances made by it in its role as a Bank hereunder, and (b) as the holder of any of the Notes, as any other Bank and may freely exercise the same.

     Section 8.2. No Liability. Neither of the Co-Administrative Agents nor the Administrator any of their respective shareholders, directors, officers, employees or agents nor any other Person assisting them in their duties nor any agent or employee thereof shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any other Credit Document, or in connection herewith or therewith or be responsible to the Banks for the consequences of any oversight or error of judgment whatsoever, except that each of the Co-Administrative Agents and the Administrator may be liable for losses due to its willful misconduct or gross negligence.

     Section 8.3. Conditions of Acting as Administrator and of Accepting Appointment as a Co-Administrative Agent. The Administrator agrees to act as Administrator, and each of the Co-Administrative Agents accepts its appointment as a Co-Administrative Agent, upon the following conditions set forth in this Section 8.3.

          (a) Each of the Co-Administrative Agents and the Administrator may execute any of its duties hereunder by or through agents or employees and shall be entitled to rely upon advice of counsel concerning all legal matters pertaining to the agency hereby created and its duties hereunder.

          (b) Neither of the Co-Administrative Agents nor the Administrator shall (i) be responsible to the Banks for any recitals, statements, warranties or representations herein, in any other Credit Document or in any related agreements furnished to either of the Co-Administrative Agents, the Administrator or any of the Banks by or on behalf of the Company or any other Obligor, or (ii) be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or under any other Credit Document on the part of the Company or any other Obligor. Any such inquiry which may be made by either of the Co-Administrative Agents or the Administrator shall not obligate such Person to make any further inquiry or to take any action.

          (c) Each of the Co-Administrative Agents and the Administrator shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order, telephone communication or other document or communication believed by it to be genuine and correct and to have been signed or communicated to it by the proper Person or Persons and, in respect of legal matters, upon the advice of counsel selected by the Co-Administrative Agents. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is a Bank hereunder shall be conclusive and binding on any subsequent transferee or assignee of such Bank.

          (d) Neither of the Co-Administrative Agents nor the Administrator shall be responsible to any Bank for the validity or enforceability of this Agreement or any of the Notes or any of the other Credit Documents or for the validity, enforceability or collectibility of any amounts owing with respect to this Agreement or any of the Notes or any of the other Credit Documents.

          (e) Neither of the Co-Administrative Agents nor the Administrator has made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks with respect to the creditworthiness or financial condition of the Company or any of its Subsidiaries.

          (f) Neither of the Co-Administrative Agents nor the Administrator shall be responsible to (i) any party on account of the failures of, or delay in performance or breach by, any Bank (except for such Co-Administrative Agent or the Administrator, in its capacity as a Bank in respect of its obligations as such) of its obligations hereunder or
     (ii) any Bank on account of the failure of or delay in performance or breach by any other Bank or the Company hereunder or under the Notes or under any of the other Credit Documents or in connection herewith or therewith.

     Section 8.4. Co-Administrative Agents; Administrator; Documentation Agent. In addition to Section 8.3, and except as otherwise expressly set forth in this Agreement, none of the Banks identified on the signature pages of this Agreement as a "Co-Administrative Agent", as an "Administrator" or as a "Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "Co-Administrative Agent", as an "Administrator" or as a "Documentation Agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder or under any other Credit Document.

     Section 8.5. Payments.

          (a) If in the good faith opinion of the Administrator the distribution of any amount received by it in such capacity hereunder might subject it to liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrator is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrator its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. With respect to obligations of the Company hereunder, a payment to the Administrator shall be deemed to be a payment to the Banks.

          (b) Notwithstanding anything to the contrary contained in this Agreement or any of the other Credit Documents, any Bank that is obligated to but fails (x) to make available to the Administrator its pro rata share of any Advance (except as set forth in Section 1.15) or (y) to comply with the provisions of Section 7.5 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Company, whether on account of outstanding Loans or other Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Advances. The Delinquent Bank hereby authorizes the Administrator to distribute such payments to the non-delinquent Banks in proportion to their respective pro rata shares of all outstanding Advances. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Advances of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Advances have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     Section 8.6. Holders of Notes. The Administrator may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or obligor or by a subsequent holder, assignee or transferee.

     Section 8.7. Modification of this Agreement, the Notes and the Letters of Credit and each of the other Credit Documents; Waivers and Consents. The Majority Banks shall have the power to assent to and authorize any modification of any of the provisions of this Agreement, the Notes or any of the other Credit Documents and to waive or consent to any deviation from or violation of the provisions of this Agreement, the Notes or any of the other Credit Documents which may be requested by the Company (including waivers of Defaults or Events of Default), and any such assent, authorization, waiver or consent shall be binding upon all of the Banks and all holders of the Notes as though such actions were specifically and expressly authorized by the terms hereof; provided, that no such assent, authorization, waiver or consent shall, without the consent of each Bank (with Obligations of the type being directly affected thereby):

          (a) amend or waive the obligation of the Company to pay the principal of each of the Notes as and when the same becomes due and to pay interest on each of them as the same shall become due from time to time and to pay any Facility Fees or any Letter of Credit Fee as and when the same become due;

          (b) reduce the principal amount of any Note, the interest rate thereon, or any Facility Fees or any Letter of Credit Fee payable hereunder;

          (c) increase the amount of any Revolver A Commitment and/or Revolver B Commitment;

          (d) amend, modify or waive (i) the definition of "Applicable Margin", "A Loan Maturity Date", "B Loan Maturity Date" and "Majority Banks" or (ii) clause (c) of Section 1.13;

          (e) waive a Default or Event of Default under clauses (a), (b) or
     (f) of Section 7.1;

          (f) amend, modify or waive the provisions of Section 2.4(b), Section
     4.10 or Section 5.1;

          (g) amend or modify any Subsidiary Guarantee (or release of any Subsidiary from its obligations thereunder) (unless such release is in connection with the sale of all of the capital stock of any Subsidiary Guarantor and such sale is permitted by this Agreement, in which case such Subsidiary Guarantor shall be automatically released from any and all obligations under its Subsidiary Guarantee);

          (h) amend, modify or waive the provisions of this Section 8.7;

          (i) amend, modify or waive the provisions of Section 1.2(b), Section 1.2(c), Section 1.9.4 or Section 1.10 which relate to the Company's obligations to deposit cash for collateral purposes; and

          (j) extend the Stated Expiry Date of any Letter of Credit beyond the A Loan Maturity Date (in the case of Letters of Credit A) or the B Loan Maturity Date (in the case of Letters of Credit B);

and further provided that:

          (A) the Stated Amount of any Letter of Credit may not be increased unless consented to by the Issuer thereof;

          (B) the interests, rights or obligations of any Issuer shall not be adversely affected unless consented to by such Issuer; and

          (C) the interests, rights or obligations of any Co-Administrative Agent or Administrator shall not be adversely affected unless consented to by such Co-Administrative Agent or Administrator.

     Section 8.8. Costs of Co-Administrative Agents; Indemnification. Each Bank agrees to reimburse each of the Co-Administrative Agents, pro rata (in accordance with the amount of Loans owing to such Bank), for all costs, expenses, and disbursements (including reasonable attorneys' fees and disbursements and amounts paid to consultants and agents retained by such Co-Administrative Agents) incurred by, or asserted against, such Co-Administrative Agent and not reimbursed by the Company. Without limitation of the foregoing, each Bank agrees to indemnify each of the Co-Administrative Agents and the Administrator (to the extent not reimbursed by the Company) ratably, as aforesaid, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Co-Administrative Agent or the Administrator in any way relating to or arising out of this Agreement, the Notes or any of the other Credit Documents or any action taken or omitted by such Co-Administrative Agent or the Administrator under this Agreement or the Notes or any of the other Credit Documents, except to the extent that the same may result from the gross negligence or willful misconduct of such Co-Administrative Agent or the Administrator; provided, however, that at all times during the continuance of an Event of Default, the aforesaid reimbursement and indemnity obligations of each Bank shall be determined by each Bank's pro rata share of the aggregate of the Company's Obligations (including all Advances) outstanding at such time under this Agreement, the Notes and each of the other Credit Documents. Each of the Co-Administrative Agents and the Administrator shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases each of the Co-Administrative Agents and the Administrator shall be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Credit Documents in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes. If any indemnity in favor of any Co-Administrative Agent or the Administrator shall be or become, in such Co-Administrative Agent's or the Administrator's reasonable determination, inadequate, such Co-Administrative Agent or the Administrator, as the case may be, may call for additional indemnification from the Banks and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     Section 8.9. Non-Reliance on Co-Administrative Agents and the Administrator; Assignment.

          (a) Each Bank hereby represents that it has made its own independent investigation with respect to the creditworthiness and financial condition of the Company and its Subsidiaries and has not relied upon any statement or document furnished to it by any Co-Administrative Agent or the Administrator, or any warranty, either express or implied, by any Co-Administrative Agent or the Administrator. Each Bank also acknowledges that it will, independently of each of the Co-Administrative Agents, the Administrator and each other Bank, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any of the other Credit Documents.

          (b) Each Bank further represents and warrants that it is entering into this Agreement for investment purposes and not with the present intention of distribution or resale. Except as permitted by Section 10.5 below, no Bank may assign its Commitments and/or obligations hereunder without the prior consent of the Co-Administrative Agents, the Issuers and the Company and any such transfers must comply with all applicable laws.

     Section 8.10. Successor Administrator. The Administrator may resign at any time by giving written notice thereof to the Banks and the Company, which resignation shall be effective upon the appointment of a successor Administrator. A successor Administrator shall be appointed upon a vote of the Majority Banks. Upon the acceptance of any appointment as Administrator hereunder by a substitute or successor Administrator, such substitute or successor Administrator shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under this Agreement from the date of its resignation as specified in such notice, but such resignation shall not discharge the Administrator from any liability incurred in the discharge of its duties hereunder before such resignation.

     Section 8.11. Action by the Administrator. Except as otherwise provided in this Agreement, the Administrator will take such action, assert such rights and pursue such remedies under this Agreement, the Notes and any of the other Credit Documents as the Majority Banks shall direct and as it shall be entitled to do so. Except as otherwise expressly provided in this Agreement, the Administrator will not (and will not be obligated to) take any action, assert any rights or pursue any remedies under this Agreement or any of the Notes or any of the other Credit Documents in violation or contravention of any express direction or instruction of the Majority Banks. The Administrator may refuse(and will not be obligated) to take any action, assert any rights or pursue any remedies under this Agreement or any of the Notes or any of the other Credit Documents without the express written direction and instruction of the Majority Banks. No Bank (other than the Administrator, acting in its capacity as such) shall be entitled to take any action of any kind under this Agreement or any Note or any of the other Credit Documents, other than to enforce payment of amounts due and payable hereunder or under any Note issued to such Bank.

     Section 8.12. Substitution of Banks. (a) Within thirty (30) days after any Bank has been unable, for any reason, to fund any Loan requested in accordance with the terms hereof (and to which the Company is entitled under the terms hereof) (such Bank is hereinafter referred to as an "Affected Bank"), the Company may request the non-Affected Banks to acquire all or any portion of such Affected Bank's Advances and to assume all or such portion of such Affected Bank's Commitments. The non-Affected Banks may elect to acquire less than, or none of, the amount of such Affected Bank's outstanding Advances and to assume less than, or none of, the amount of the Affected Bank's Commitments that the Company requested be acquired and be assumed. If the non-Affected Banks do not elect to acquire or assume all of such Affected Bank's outstanding Advances and Commitments, and with the written consent (such consent not to be unreasonably withheld) of non-Affected Banks constituting the Majority Banks, the Company may designate a replacement lender or lenders to acquire and assume all or any portion of the Advances and Commitment of the Affected Bank not being acquired and assumed by the non-Affected Banks, subject to the requirement that no such replacement lender may have a Revolver A Commitment and Revolver B Commitment which in the aggregate are less than $5,000,000.

     (b) If one or more non-Affected Banks shall so agree in writing or if the Company designates a replacement lender or lenders in respect of all or a portion of the outstanding Advances of the Affected Bank, such non-Affected Bank or Banks and/or such replacement lender or lenders shall purchase such Advances or portion, without recourse to or warranty by (other than a warranty from the Affected Bank as to the principal amount of the Advances being purchased), or expense to, such Affected Bank, and such Affected Bank shall sell such Advances, for a purchase price equal to the outstanding principal amount of the Advances of such Affected Bank, in each case in such proportions as the non-Affected Banks, the replacement lenders and the Company shall agree, in the same mixture of the Eurodollar Loans, Domestic Loans and Bid Auction Advances as all the outstanding Advances of the Affected Bank, and on a date mutually acceptable to the parties. Such Affected Bank's Revolver A Commitment and Revolver B Commitment shall be allocated among such non-Affected Banks and/or such replacement lender or lenders in proportion to their acquisition of the Affected Bank's Advances. All interest on and all other fees payable on (including, without limitation, any payment or indemnification due under Section 1.17) Advances being acquired by the non-Affected Banks and any replacement lender or lenders accrued as of the date of such acquisition shall be paid by the Company to the Affected Bank on the date of such acquisition.

     (c) If all of an Affected Bank's outstanding Revolver A Commitment and Revolver B Commitment are acquired and assumed by a non- Affected Bank or a replacement bank, the Affected Bank shall be considered to be released from its obligations related to such assumed Commitments and shall no longer constitute a Bank for the purposes of this Agreement.

     (d) Upon completing any purchase pursuant to this Section 8.12 and upon executing a counterpart of this Agreement, each replacement lender shall become a Bank hereunder.

     (e) If the non-Affected Banks and any replacement lender(s) are only willing to acquire less than all of the Affected Bank's outstanding Advances, the Revolver A Commitment and Revolver B Commitment of the Affected Bank shall not terminate, but shall be reduced in an amount proportionate to the percentage of its Advances of the respective Tranche being acquired and the Affected Bank shall continue to be a Bank hereunder with a reduced Revolver A Commitment and Revolver B Commitment.

     (f) The Company shall have no obligation to seek a replacement lender or take any other action under this Section, and any failure on the part of an Affected Bank to fund any Advances, unless otherwise excused hereunder, shall be deemed to be a breach of this Agreement on the part of such Bank.

                                  ARTICLE IX.
                                  DEFINITIONS

     Section 9.1. Accounting Terms, Changes in GAAP or FASB Standards; Rules of Interpretation. Unless otherwise defined, all accounting terms shall be construed, and all computations or classifications of assets and liabilities and of income and expenses shall be made or determined, on a consolidated basis in accordance with GAAP. If either GAAP or FASB Standards are changed in the future in such a way as to materially and adversely change the effect of the financial covenants and reporting requirements as presently contained in this Agreement, the Company and the Banks agree to negotiate in good faith to amend the relevant portions of this Agreement which are controlled or determined by the application of GAAP or FASB Standards, so that such relevant portions shall continue to afford to the Banks the same information, protections and covenants as provided and contained in this Agreement in its form on this date. The defined terms used in this Agreement shall apply equally to both the singular and the plural form of the terms defined. All references herein to Sections and clauses shall be deemed references to Sections and clauses of this Agreement unless the context shall otherwise require. Each reference herein to a particular Person (including each of the Banks) shall be deemed to include a reference to such Person's successors and permitted assigns. Whenever used in this Agreement, the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

     Section 9.2. Other Definitions. As used herein, in the Notes, the Letters of Credit and (unless otherwise provided therein) in each other Credit Document or in any certificate, document or report delivered pursuant to this Agreement, the following terms shall have the following meanings:

     "A Loan Maturity Date" shall have the meaning assigned to such term in
Section 1.1(a) of this Agreement.

     "Accumulated Funding Deficiency" shall have the meaning assigned to it in
Section 302 of ERISA.

     "Additional Costs" shall have the meaning assigned to such term in
Section 1.16(a).

     "Administrator Fee Letter" shall mean that letter dated as of September 27, 2000, between the Administrator and the Company in connection with this Agreement.

     "Administrator" shall mean Fleet as the "Administrator" hereunder and any successor, transferee and assign thereof in such capacity.

     "Administrator's Funding Office" shall mean the Administrator's office at Boston, Massachusetts, or such other office within the United States as the Administrator may from time to time designate by written notice to the Company and the Banks.

     "Advances" shall mean, collectively, with respect to any Bank, (i) any and all Loans and Bid Auction Advances made by such Bank (ii) and any and all Letters of Credit issued by such Bank pursuant to this Agreement, including the extension of any Stated Expiry Date of any Letter of Credit.

     "Agreement" shall mean this Revolving Credit Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

     "Applicable Margin" shall mean a percentage based upon the highest of the then applicable credit ratings from either S&P or Moody's with respect to Public Senior Debt (whether or not any is outstanding) (and, with respect to determining any applicable margin for any Loans, based upon the Level of Usage) as follows:

     (a) For the Revolver A Loans:

Credit Rating              Facility Fee   Base Rate     LIBOR          LIBOR
                           Applicable     Applicable    Applicable     Applicable
                           Margin         Margin        Margin (if     Margin (if Level
                                                        Level of Usage of Usage is
                                                        is 50.0% or    greater than
S&P             Moody's
>= A-           >= A3           0.125%     0.00%         0.325%         0.450%
>= BBB+         >= Baa1         0.150%     0.00%         0.475%         0.600%
>= BBB          >= Baa2         0.175%     0.00%         0.575%         0.700%
>= BBB-         >= Baa3         0.200%     0.00%         0.800%         0.925%
less than BBB-  less than Baa3  0.250%     0.25%         1.000%         1.125%

     (b) For the Revolver B Loans:

Credit Rating              Facility Fee   Base Rate     LIBOR          LIBOR
                           Applicable     Applicable    Applicable     Applicable
                           Margin         Margin        Margin (if     Margin (if Level
                                                        Level of Usage of Usage is
                                                        is 50.0% or    greater than
 S&P           Moody's
>= A-          >= A3            0.100%     0.00%         0.350%         0.475%
>= BBB+        >= Baa1          0.125%     0.00%         0.500%         0.625%
>= BBB         >= Baa2          0.150%     0.00%         0.600%         0.725%
>= BBB-        >= Baa3          0.175%     0.00%         0.825%         0.950%
less than BBB- less than Baa3   0.225%     0.25%         1.025%         1.150%

     The Applicable Margin shall be adjusted on the Business Day after any announcement, change, or withdrawal of S&P's or Moody's rating of the Company's Public Senior Debt; provided, that if at any time any Public Senior Debt is not rated by either of S&P or Moody's, such Public Senior Debt shall, for purposes of this definition, be deemed to have been rated one level above the then applicable highest rating ascribed to the Company's Subordinated Debt by S&P or Moody's; provided, further, that if at any time neither the Subordinated Debt nor the Public Senior Debt of the Company is rated by either of S&P or Moody's, or if at any time neither of S&P nor Moody's is in the business of rating debt securities such as the Company's Subordinated Debt or Public Senior Debt, then the Company and the Banks shall enter into good faith negotiations to establish an alternate basis for determining the Applicable Margin, either with reference to credit ratings from an alternative rating agency for any of the Subordinated Debt or Public Senior Debt or on some other basis mutually acceptable to the Company and the Banks; provided further, however, that until such an alternate basis for determining the Applicable Margin is established, the Applicable Margin shall be the Applicable Margin in effect immediately prior to such occurrence. The Company covenants and agrees with each of the Co-Administrative Agents and the Banks to at all times use its best efforts to cause S&P and Moody's to issue credit ratings (either publicly or in the form of letters to the Co-Administrative Agents) for its Public Senior Debt and/or its Subordinated Debt (whether or not any such Public Senior Debt or Subordinated Debt is outstanding).

     "Assignment and Acceptance" shall mean an assignment and acceptance agreement, in or substantially in the form of Exhibit H attached hereto, entered into by a Bank and an assignee of such Bank pursuant to Section 10.5, and accepted by the Company and the Co-Administrative Agents.

     "B Loan Maturity Date" shall mean November 9, 2001, or such later day to which the Existing B Loan Maturity Date may be extended pursuant to Section 1.2(f) hereof.

     "Banks" shall have the meaning assigned to such term in the preamble to this Agreement.

     "Base Rate" shall mean, with respect to all Domestic Loans, a fluctuating rate of interest per annum equal to the higher of (i) the rate interest most recently announced by the Administrator at the Administrator's Funding Office as its prime rate for dollar loans, and (ii) one-half of one percentage point (1/2 of 1%) above the Federal Funds Rate.

The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrator in connection with extensions of credit. Changes in the rate of interest on that portion of any Domestic Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Administrator's prime rate.

     "Bid Auction Acceptance" shall mean a notice delivered by the Company to any Bank or Banks pursuant to Section 1.4(d), substantially in the form of Exhibit F hereto.

     "Bid Auction A Advance" and "Bid Auction A Advances" shall mean an advance made to the Company by any or all of the Banks with a Revolver A Commitment, pursuant to the terms of Section 1.4.

     "Bid Auction A Borrowing" shall mean a borrowing under Section 1.4 consisting of one or more Bid Auction A Advances made by each of the Banks with a Revolver A Commitment whose offer to make a Bid Auction A Advance as part of such borrowing has been accepted by the Company under the auction bidding procedure described in Section 1.4(d).

     "Bid Auction A Note" and "Bid Auction A Notes" shall have the respective meanings assigned to such terms in Section 1.4(j)(i).

     "Bid Auction Advances" shall mean any and all Bid Auction A Advances and/or Bid Auction B Advances.

     "Bid Auction B Advance" and "Bid Auction B Advances" shall mean an advance made to the Company by any or all of the Banks with a Revolver B Commitment, pursuant to the terms of Section 1.4.

     "Bid Auction B Borrowing" shall mean a borrowing under Section 1.4 consisting of one or more Bid Auction B Advances made by each of the Banks (with a Revolver B Commitment) whose offer to make a Bid Auction B Advance as part of such borrowing has been accepted by the Company under the auction bidding procedure described in Section 1.4(d).

     "Bid Auction B Note" and "Bid Auction B Notes" shall have the respective meanings assigned to such terms in Section 1.4(j)(ii).

     "Bid Auction Borrowing" shall mean any and all Bid Auction A Borrowings and Bid Auction B Borrowings.

     "Bid Auction Election Notice" shall mean a notice delivered to the Administrator pursuant to Section 1.4(b), substantially in the form of Exhibit D hereto.

     "Bid Auction Offer" shall mean a notice delivered by any Bank with a Commitment in the respective Tranche, to the Company pursuant to Section 1.4(c), substantially in the form of Exhibit E hereto.

     "Business Day" shall mean, with respect to Eurodollar Loans, any day on which commercial banks are open for domestic and international dealings in Dollar deposits in Hartford, Connecticut, New York, New York, Boston, Massachusetts and London, England and, with respect to any other Loans or any Bid Auction Advances or any other matters, any day other than a day on which commercial banks in Hartford, Connecticut, Boston, Massachusetts, and New York, New York, are required or permitted by law to close.

     "Change in Control" shall mean the acquisition of more than fifty percent (50%) of the Company's voting stock by any Person who is not affiliated with, a member of, or a nominee of the Company's management, the Kaman family or any trust, corporation, or other legal entity established by or for the benefit of such affiliated Person.

     "Co-Administrative Agent" and "Co-Administrative Agents" shall have the respective meanings ascribed to such terms in the preamble of this Agreement.

     "Co-Lead Arrangers" shall mean Fleet Securities, Inc. and Scotiabank.

     "Co-Lead Arrangers Fee Letter" shall mean that letter dated as of September 27, 2000 between the Co-Administrative Agents, Fleet Securities Inc., and the Company in connection with this Agreement.

     "Code" shall mean the Internal Revenue Code of 1986 and all rules and regulations promulgated pursuant thereto, as the same may from time to time be supplemented or amended.

     "Commitment" shall mean, with respect to each Bank, such Bank's Revolver A Commitment and/or Revolver B Commitment, if any.

     "Company" shall have the meaning assigned to such term in the preamble of this Agreement.

     "Consenting Banks" shall have the meaning assigned to such term in
Section 1.2(f).

     "Consolidated Net Worth" shall mean the Company's consolidated shareholders equity (including any and all Qualifying Preferred Stock) as determined under GAAP.

     "Consolidated Total Indebtedness" shall mean, as of any date, any Indebtedness of the Company or any Subsidiary, other than any Indebtedness of the Company to any Subsidiary or of any Subsidiary to the Company or any other Subsidiary.

     "Consolidated Tangible Assets" shall mean the Company's consolidated assets, excluding all Intangible Assets.

     "Contingent Liability" shall mean any liability, indebtedness or obligation of the type described in or contemplated by Section 5.3.

     "Controlled Group" shall mean all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

     "Credit Documents" means (i) this Agreement, the Notes, each Letter of Credit, each Subsidiary Guarantee, each Loan Election Notice, each Bid Auction Election Notice, each Letter of Credit Election Notice, each Bid Auction Acceptance, the Administrator Fee Letter, the Co-Lead Arrangers Fee Letter and each other letter (including, without limitation, fee letters), notice, agreement, certificate, document or instrument delivered in connection with this Agreement and (ii) any agreements or instruments pursuant to which the Obligations of the Company or any other Obligor under this Agreement, any of the Notes or any of the Subsidiary Guarantees are refunded, refinanced or replaced (in whole or in part) from time to time, as such agreements, certificates, documents and instruments referred to in clauses (i) and (ii) of this definition may from time to time be amended, supplemented, restated, renewed or otherwise modified.

     "Default" shall mean any event which, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.

     "Documentation Agent" shall have the meaning ascribed to such term in the preamble of this Agreement.

     "Dollar", "Dollars" and the sign "$" shall mean lawful money of the United States of America.

     "Domestic Loan" shall mean all or any portion of any Loan made hereunder which bears interest based on the Base Rate.

     "Domestic Subsidiary" shall mean a Subsidiary organized under the laws of the United States or any state thereof.

     "EBITDA" shall mean the consolidated operating earnings of the Company and its Subsidiaries for any fiscal period, after all expenses and other proper charges but before the payment or provision for any income taxes, interest expense, special items such as gains or losses on sales of assets, extraordinary or special items reported net of taxes, depreciation or amortization, and all other items reported as non-operating income for such period, all determined in accordance with GAAP.

     "Effective Date" shall mean November 13, 2000.

     "Environmental Laws" shall mean any and all Requirements of Law regulating, relating to or imposing liability or standards or conduct concerning, any Hazardous Substances or environmental protection.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated pursuant thereto, as the same may from time to time be supplemented or amended.

     "Eurodollar Loan" shall mean all or any portion of any Loan made hereunder which bears interest based on LIBOR.

     "Event of Default" and "Events of Default" shall have the respective meanings assigned to such terms in Section 7.1.

     "Existing B Loan Maturity Date" shall have the meaning assigned to such term in Section 1.2(f).

     "Existing Credit Agreement" is defined in the first recital.

     "Existing Letters of Credit" means any letter of credit which has been previously issued by Scotiabank under the Existing Credit Agreement for the account of the Company or any of its Subsidiaries.

     "Extension Consent Date" shall have the meaning assigned to such term in
Section 1.2(f).

     "Extension Request" shall have the meaning assigned to such term in
Section 1.2(f).

     "Facility Fees" shall mean the Revolver A Facility Fee and the Revolver B Facility Fee.

     "FASB Standards" shall mean the standards established by the Financial Accounting Standards Board, in effect from time to time.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrator from three federal funds brokers of recognized standing selected by it.

     "Fee" and "Fees" shall mean any and all Facility Fees, Letter of Credit Fees, and all other fees payable under Section 1.13.

     "Foreign Bank" shall have the meaning assigned to such term in Section 1.12(b).

     "F.R.S. Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" shall mean generally accepted accounting principles, as in effect from time to time, applied on a consistent basis.

     "Governing Documents" shall mean as to any Person, the articles or certificate of incorporation and by-laws or other organizational documents of such Person, as amended. "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising any executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "Guarantee" shall mean, in relation to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any liabilities of any other Person in any manner, whether directly or indirectly.

     "Hazardous Substances" shall mean any hazardous waste, substances or materials, any pollutants or contaminants, any toxic substances, and any other substances regulated by any Environmental Laws.

     "Indebtedness" shall mean, in relation to any Person, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures or notes or similar instruments which (in the case of such similar instruments only) are held by financial institutions; (c) all obligations, contingent or otherwise, relative to the Stated Amount of (i) all Letters of Credit, and (ii) any other letters of credit (but only to the extent that all such other letters of credit exceed $15,000,000), whether or not drawn, issued for the account of such Person; (d) all obligations of such Person upon which interest charges are customarily paid, excluding trade indebtedness incurred in the ordinary course of business; (e) all obligations of such Person issued or assumed as the deferred purchase price of property (other than trade indebtedness incurred in the ordinary course of business); (f) all capitalized lease obligations of such Person; (g) all obligations of such Person as an account party in respect of bankers' acceptances and (h) all obligations, contingent or otherwise, of such Person relative to the Repurchase Obligations (but only to the extent that such Repurchase Obligations, individually or in the aggregate, exceed $15,000,000).

     "Indemnified Party" and "Indemnified Parties" shall mean each of the Co-Administrative Agents, the Administrator, each of the Banks, each affiliate of any of the foregoing and the respective directors, officers, agents and employees of each of the foregoing, and each other person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended.

     "Intangible Assets" shall mean any and all goodwill, patents, patent applications, trademarks, trade names, trade styles, copyrights, all applications therefor, research and development costs, tax refunds, and all other assets of the Company and its Subsidiaries constituting intangible assets as determined by GAAP.

     "Interest Period" shall mean:

          (a) Eurodollar Loans. With respect to each Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending 1, 3, or 6 months thereafter, as the case may be, as selected by the Company in compliance with this Agreement and as set forth in the applicable Loan Election Notice.

          (b) Bid Auction Advances. With respect to each Bid Auction Advance, the period commencing on the date of such Bid Auction Advance and ending not less than 7 days nor more than 180 days thereafter, as the Company and the lender of such Bid Auction Advance may agree, pursuant to
     Section 1.4.

     "Issuer" means either of the Co-Administrative Agents, in its capacity as Issuer of the Letters of Credit. At the request of either of the Co-Administrative Agents, another Bank or an affiliate of either of the Co-Administrative Agents may issue one or more Letters of Credit hereunder; provided, however, that the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed) shall be required as to any such other Bank and, if the debt rating of such affiliate is less than that of the applicable Co-Administrative Agent, as to any such affiliate. The Company's consent shall be deemed to be reasonably withheld if the beneficiary of the Letter of Credit declines to accept the Letter of Credit of such other Bank or such affiliate.

     "letter of credit" means each letter of credit issued for the account of the Company or any of its Subsidiaries (other than the Letters of Credit).

     "Letter of Credit" means any and all Letters of Credit A and Letters of Credit B issued pursuant to this Agreement, including all Existing Letters of Credit.

     "Letter of Credit A" means any and all letters of credit issued by the Issuer pursuant to the terms of this Agreement and participated in by Banks with a Revolver A Commitment, including all Existing Letters of Credit.

     "Letter of Credit A Fee" shall have the meaning assigned to such term in
Section 1.13(c).

     "Letter of Credit A Outstandings" means, on any date, an amount equal to the sum of

          (a) the then aggregate Dollar amount which is undrawn and available under all issued and outstanding Letters of Credit A,

     plus

          (b) the then aggregate Dollar amount of all unpaid and outstanding Reimbursement Obligations in respect of Letters of Credit A.

     "Letter of Credit B" means any and all letters of credit issued by the Issuer pursuant to this Agreement and participated in by Banks with a Revolver B Commitment.

     "Letter of Credit B Fee" shall have the meaning assigned to such term in
Section 1.13(c).

     "Letter of Credit B Outstandings" means, on any date, an amount equal to the sum of

          (a) the then aggregate Dollar amount which is undrawn and available under all issued and outstanding Letters of Credit B,

     plus

          (b) the then aggregate Dollar amount of all unpaid and outstanding Reimbursement Obligations in respect of Letters of Credit B.

     "Letter of Credit Commitment" means, with respect to an Issuer, such Issuer's obligation to issue Letters of Credit pursuant to Section 1.5 and, with respect to each of the other Banks, the obligations of each such Bank to participate in such Letters of Credit pursuant to Sections 1.9 through 1.9.5.

     "Letter of Credit Election Notice" shall mean a notice delivered to the Administrator pursuant to Section 1.9, substantially in the form of Exhibit J hereto.

     "Letter of Credit Fees" shall mean any and all Letter of Credit A Fees and Letter of Credit B Fees.

     "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of all Letter of Credit A Outstandings and all Letter of Credit B Outstandings.

     "Level of Usage" shall mean, at any time, the ratio (expressed as a percentage) of (x) the aggregate amount of all Advances hereunder outstanding at such time, over (y) the Total Commitment, at such time.

     "Liabilities" shall mean any and all losses, claims, damages, liabilities or other costs or expenses (including reasonable attorneys' and other professionals' fees and disbursements as and when incurred by such Indemnified Party) to which an Indemnified Party may become subject which arise out of or relate to or result from any transaction, action or proceeding related to or connected with this Agreement or any other Credit Document, excluding those losses, claims, damages, liabilities or other costs or expenses arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence, bad faith or willful misconduct.

     "LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Loan, the rate per annum at which deposits in Dollars (for a period substantially equal to the period of such Interest Period and in an amount substantially equal to the principal amount of such Eurodollar Loan) are offered to the Administrator for delivery in the LIBOR Market at or about 11:00 A.M., local time two Business Days prior to the first day of such Interest Period.

     "LIBOR" shall mean, relative to any Loan to be made, continued or maintained as, or converted into, a Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:


          LIBOR                               LIBO Rate
       (or "LIBO Rate               =      ---------------------------------
     (Reserve Adjusted"))                  1.00 - LIBOR Reserve Percentage

LIBOR for any Interest Period for Eurodollar Loans will be determined by the Administrator on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrator, two Business Days before the first day of such Interest Period.

     "LIBOR Reserve Percentage" shall mean, relative to any Interest Period for Eurodollar Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "LIBOR Market" shall mean the London interbank market, or (with the prior consent of the Company and each of the Banks) any other lawful offshore market in which deposits of Dollars are offered by foreign branches of United States banking institutions and by foreign banking institutions to each other.

     "Lien" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, charge or lien (statutory or otherwise) in respect of an interest in property intended to secure, support or otherwise assure payment of an obligation.

     "Loan" or "Loans" shall mean any and all Revolver A Loans and/or Revolver B Loans.

     "Loan Election Notice" shall mean a notice delivered to the Administrator pursuant to clause (a) of Section 1.3, substantially in the form of Exhibit C hereto.

     "Majority Banks" shall mean (a) as of any date on which any Commitments shall be in effect and shall not have been terminated under the terms hereof, Banks whose aggregate Commitments constitute at least 66 2/3% of the Total Commitment and (b) as of any date after the date on which all Commitments hereunder shall have been terminated, Banks holding at least 66 2/3% of the outstanding principal amount of the Loans and Bid Auction Advances outstanding on such date.

     "Material Adverse Effect" shall mean any of the following: (a) any materially adverse effect on the business, assets, properties, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole; (b) any material impairment of the ability of the Company to perform any of its obligations under this Agreement, the Notes or any other Credit Document; (c) any impairment of the ability of any Subsidiary Guarantor to perform any of its obligations under any Subsidiary Guarantee which impairment would either (i) have a material adverse effect on the obligations of all the Subsidiary Guarantors under the Subsidiary Guarantees, when taken together as a whole, or (ii) result in non-compliance with Section 4.10; or (d) any impairment of the validity or enforceability of this Agreement, the Notes or any Subsidiary Guarantee or any of the rights, remedies or benefits to either of the Co-Administrative Agents, the Administrator or the Banks under this Agreement, the Notes, any Subsidiary Guarantee or any other Credit Document.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Non-Consenting Banks" shall have the meaning assigned to such term in
Section 1.2(f).

     "Note" or "Notes" shall mean any and all of the Revolver A Notes, the Revolver B Notes, the Bid Auction A Notes and the Bid Auction B Notes.

     "Obligations" shall mean all indebtedness, obligations and liabilities existing on the date of this Agreement or arising from time to time thereafter, whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Company and each other Obligor to either of the Co-Administrative Agents, the Administrator, any Issuer or any of the Banks (a) in respect of Loans or Bid Auction Advances made to the Company by any of the Banks pursuant to this Agreement, (b) in respect of any Letter of Credit issued for the account of the Company or any Subsidiary Guarantor (including in respect of any Reimbursement Obligation in respect thereof), or (c) arising or incurred under or in respect of this Agreement, any of the Notes, any Letter of Credit or any of the other Credit Documents.

     "Obligor" and "Obligors" shall mean the Company or any Subsidiary of the Company obligated under any Credit Document.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Person" shall mean any individual, corporation, association, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof

     "Plan" shall mean any employee benefit plan or other plan maintained for employees covered by Title 10 of ERISA.

     "Prohibited Transaction" shall have the meaning assigned to such term in
Section 4975 of the Code.

     "Public Senior Debt" shall mean long-term, publicly held senior unsecured non-credit enhanced indebtedness of the Company (whether or not outstanding).

     "Qualifying Preferred Stock" shall mean any issued and outstanding preferred stock of the Company with respect to which no mandatory redemption or repurchase is or could be required of the Company or any of its Subsidiaries prior to the Maturity Date.

     "Real Estate" means any real estate owned or operated by the Company or any of its Subsidiaries.

     "Register" shall have the meaning assigned to such term in Section
10.5(d).

     "Reimbursement Obligations" shall have the meaning assigned to such term in Section 1.9.3.

     "Reportable Event" shall have the meaning assigned to such term in
Section 4034 of ERISA.

     "Repurchase Obligations" shall mean any and all contractual agreements entered into in connection with the Company's or a Subsidiary of the Company's sale of one or more K-Max helicopters pursuant to which the Company or such Subsidiary is contractually obligated to repurchase such helicopter(s) for a specified period of time following such sale upon the occurrence of certain specified events.

     "Requirement of Law" shall mean as to any Person, (i) the Governing Documents of such Person, and (ii) any law, treaty, rule or regulation or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Revolver A Commitment" and "Revolver A Commitments" shall have the respective meanings assigned to such terms in Section 1.1(a) hereof.

     "Revolver A Facility Fee" shall have the meaning assigned to such terms in Section 1.13(a).

     "Revolver A Loan" shall mean any revolving loan made hereunder pursuant to Section 1.1(a).

     "Revolver A Note" or "Revolver A Notes" shall have the respective meanings assigned to such terms in Section 1.3(b).

     "Revolver B Commitment" and "Revolver B Commitments" shall have the respective meanings assigned to such terms in Section 1.1(b) hereof.

     "Revolver B Facility Fee" shall have the meaning assigned to such terms in Section 1.13(a).

     "Revolver B Loan" shall mean any revolving loan made hereunder pursuant to Section 1.1(b).

     "Revolver B Note" or "Revolver B Notes" shall have the respective meanings assigned to such terms in Section 1.3(c).

     "S&P" shall mean Standard & Poor's Ratings Services.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Senior Debt" means, collectively, all obligations of the Company under or in respect of the Credit Documents, including all such obligations in respect of principal, interest (including interest accruing after any bankruptcy or insolvency proceeding is commenced by or against the Company, whether or not such interest is an allowed claim in such proceeding), fees, costs, expenses or indemnities owing under any of the Credit Documents.

     "Stated Amount" of each Letter of Credit or, if applicable, other letter of credit, means the total Dollar amount then available to be drawn under such Letter of Credit or, if applicable, other letter of credit.

     "Stated Expiry Date" is defined in Section 1.9.

     "Subordinated Debt" means (i) any Indebtedness of the Company under the Indenture, dated as of February 4, 1987, between the Company and Manufacturers Hanover Trust Company, as trustee, relating to the $85,000,000 (subject to increase to $95,000,000) principal amount of 6% Convertible Subordinated Debentures of the Company due 2012 and (ii) any Indebtedness of the Company not described in the foregoing clause (i) which is expressly subordinated to all Senior Debt on terms not materially less favorable to the holders of Senior Debt than the terms of subordination of the Indebtedness described in clause (i) of this definition.

     "Subsidiary" and "Subsidiaries" shall mean any corporation or corporations of which more than 50% of the outstanding shares of stock of each class having ordinary voting power is at the time owned by the Company and/or by one or more Subsidiaries.

     "Subsidiary Guarantee" shall mean each Subsidiary Guarantee executed and delivered by a Subsidiary of the Company to each of the Co-Administrative Agents and the Banks pursuant to Section 3.1(a) or Section 4.10 of this Agreement, substantially in the form of Exhibit I hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Subsidiary Guarantor" shall mean any Domestic Subsidiary of the Company which (i) has executed a Subsidiary Guarantee pursuant to Section 3.1 of this Agreement on the Effective Date or (ii) is required to execute a Subsidiary Guarantee in accordance with Section 4.10 of this Agreement.

     "Termination Date" shall mean the date all the Obligations then due and payable have been paid in full and all the Commitments have terminated.

     "Total Capitalization" means the aggregate amount at any time of the Company's Consolidated Net Worth plus the Company's Consolidated Total Indebtedness.

     "Total Commitment" means the aggregate amount of the Total Revolver A Commitment and the Total Revolver B Commitment.

     "Total Revolver A Commitment" shall have the meaning assigned to such terms in Section 1.1(a).

     "Total Revolver B Commitment" shall have the meaning assigned to such terms in Section 1.1(b).

     "Tranche" means the respective facility and Commitments utilized in making Loans (and Bid Auction Advances) hereunder, with there being two separate Tranches, i.e. Revolver A Loans and Revolver B Loans.

     "Type" means, as to any Loan, its nature as a Domestic Loan or a Eurodollar Loan.


                                   ARTICLE X.
                                 MISCELLANEOUS

     Section 10.1. Expenses. The Company agrees to pay all out-of-pocket expenses of each of the Co-Administrative Agents (including due diligence costs and expenses and reasonable fees and expenses of counsel to the Co-Administrative Agents), the Administrator (including reasonable fees and expenses of counsel to the Administrator) and the Banks (including reasonable fees and expenses of counsel to the Banks) incurred in connection with: (i) the negotiation, preparation, execution and delivery of this Agreement and each of the other Credit Documents (including schedules and exhibits thereto), and any amendments, waivers, consents, supplements or other modifications to this Agreement or any of the other Credit Documents as may from time to time be hereafter required, whether or not the transactions contemplated hereby and thereby are consummated; provided that the Company shall only be responsible for the out-of-pocket expenses of each of the Co-Administrative Agents in the case of this clause (i); and/or (ii) the collection of Obligations due hereunder, under the Notes, the Letters of Credit or any of the other Credit Documents; and/or (iii) the defense, protection, preservation, realization or enforcement of any of the rights or remedies of any of the Co-Administrative Agents, the Administrator or any of the Banks under any provisions of this Agreement, any of the Notes or under any of the other Credit Documents; and/or
(iv) the syndication of the Loans; and/or (v) except to the extent such action, suit or proceeding arose as a result of the gross negligence, bad faith or willful misconduct of such Co-Administrative Agent or the Administrator or such Bank, any action, suit or proceeding in accordance with this Section 10.1 (whether or not an Indemnified Party is a party or is subject thereto); provided that no fees and expenses of counsel for the Banks (other than the Co-Administrative Agents and the Administrator) shall be payable by the Company unless incurred after an Event of Default has occurred.

     Section 10.2. Prejudgment Remedy Waiver; Other Waivers. THE COMPANY ACKNOWLEDGES THAT THE FINANCING EVIDENCED HEREBY IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH ANY CO-ADMINISTRATIVE AGENT, THE ADMINISTRATOR OR ANY BANK MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS. THE COMPANY ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE CO-ADMINISTRATIVE AGENTS, THE ADMINISTRATOR AND THE BANKS ACKNOWLEDGE THE COMPANY'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.

     Section 10.3. Covenants to Survive; Binding Agreement. All covenants, agreements, warranties, representations and statements of the Company made herein, in the Notes, in any of the other Credit Documents or in any certificates or other documents delivered by or on behalf of the Company pursuant hereto shall be deemed to have been relied on by each of the Co-Administrative Agents, the Issuer and each of the Banks notwithstanding any investigation heretofore or hereafter made by it, and shall survive the advances of money made by any Bank to the Company hereunder, the delivery of the Notes, the Letters of Credit and each of the other Credit Documents and all such covenants, agreements, warranties and representations shall be binding upon the Company and inure to the benefit of the Bank(s) and their respective successors and assigns, whether or not so expressed.

     Section 10.4. Amendments and Waivers. Neither this Agreement, the Notes, the Letters of Credit or any of the other Credit Documents, nor any term, covenant or condition hereof or thereof may be changed, waived, discharged, modified or terminated except by a writing executed in compliance with Section
8.7. No failure on the part of any of the Co-Administrative Agents, the Administrator, any Issuer, or any of the Banks to exercise, and no delay in exercising, and no course of dealing with respect to, any right, remedy or power hereunder, under any Note, any Letter of Credit, or under any other Credit Document shall preclude any other or future exercise thereof, or the exercise of any other right, remedy or power. No waiver shall extend to or affect any obligation not expressly waived.

     Section 10.5. Transfer of Bank's Interest.

          (a) To the extent set forth in this Section 10.5, the Company hereby agrees that any of the Banks may sell, assign or otherwise transfer all or any portion of its interests, rights and obligations under this Agreement or any of the Notes (including all or a portion of its Commitment and the Advances at any time owing to it and the Note or Notes held by it) on the condition that in any such transfer: (i) the transferee be bound to any confidentiality obligations the transferring Bank owes to the Company; and (ii) the transferring Bank make the transfer in compliance with this Section 10.5.

          (b) Each Bank may, with (x) the consent of each of the Co-Administrative Agents, and, so long as no Event of Default has occurred and is continuing, the Company (which consent will not be unreasonably withheld or delayed) and (y) the consent of each Issuer, assign to one or more banks or other financial institutions all or a portion of its interests, rights and obligations under this Agreement or any of the Notes (including all or a portion of its Commitment and the Advances at the time owing to it and the Note or Notes held by it); provided, however, that (i) the amount of the Commitment and Advances of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Co-Administrative Agents) shall not be less than $5,000,000 or, if less, the entire remaining Commitment or outstanding Loans of the assigned Tranche at the time owing to such Bank, (ii) any assignment by a Bank shall be of the same percentage for the (A) Revolver A Commitment and/or outstanding Revolver A Loans and (B) Revolver B

     Commitment and/or outstanding Revolver B Loans of such Bank, and
     (iii) the parties to each such assignment shall execute and deliver to each Co-Administrative Agent an Assignment and Acceptance, together with the Notes subject to such assignment and a processing and recordation fee of $2,500 payable to the Administrator. Upon acceptance and recording pursuant to clause (e) of this Section 10.5, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof,
     (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement (which obligations shall in any event include all obligations from which the assigning Bank is released as provided in such Assignment and Acceptance) and (B) the assigning Bank thereunder shall to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 1.15, 1.16, 10.1 and 10.9). Notwithstanding the foregoing, any Bank may assign, without the consent of the Company, each Issuer or the Co-Administrative Agents, (x) all of its rights and interests in respect of any Bid Auction Advance to any person, without payment of the processing and recordation fee referred to above in this clause (b), and (y) all or a portion of its interests, rights and obligations under this Agreement, any of the Notes (including all or a portion of its Commitments and the Advances at the time owing to it and the Note or Notes held by it) or any Letters of Credit to any affiliate of such Bank or to any other Bank; provided that no such assignment to any affiliate of any Bank pursuant to the foregoing clause (y) shall relieve such assigning Bank of its obligations hereunder unless the Company shall have consented to such assignment (it being understood that the Company's consent shall not be unreasonably withheld or delayed).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty by the assigning Bank that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any lien or security interest, neither such assigning Bank, nor any Co-Administrative Agent, nor any Issuer, nor the Administrator, nor any other Bank makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the Notes, the Letters of Credit, any of the other Credit Documents or any other instrument or document furnished pursuant hereto; (ii) neither such assigning Bank, nor any Co-Administrative Agent, nor any Issuer, nor the Administrator, nor any other Bank makes any representation or warranty or assumes any responsibility with respect to the financial condition of the Company or any of its Subsidiaries or the performance or observance by the Company of any of its obligations under this Agreement, any of the

     Notes, any Letters of Credit, any other Credit Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to
     Section 4.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will independently and without reliance upon any Co-Administrative Agent, any Issuer, such assigning Bank, the Administrator or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and any Notes payable to it or under any other Credit Document; (v) such assignee appoints each of the Co-Administrative Agents as Co-Administrative Agent for it and appoints and authorizes the Administrator to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrator by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

          (d) The Administrator shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and the principal amount of the Loans and Bid Auction Advances and Letters of Credit owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Company, each of the Co-Administrative Agents, the Administrator and each of the Banks may treat each person whose name is recorded in the Register pursuant to the terms hereof, as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon the Administrator's receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, and accepted by the Company, each of the Issuers and each of the Co-Administrative Agents, together with each Note subject to such assignment and the processing and recording fee referred to in clause (b) above, the Administrator shall record the information contained therein in the Register. Within five (5) Business Days after receipt of notice, the Company, at its own expense, shall execute and deliver to the Administrator, in exchange for such surrendered Note, a new Note to the order of such assignee in a principal amount equal to the applicable Commitment and Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment and Loans, a new Note to the order of such assigning Bank in a principal amount equal to the applicable Commitment and Loans retained by it. Such new Notes shall be in an aggregate principal amount equal to the principal amount of such surrendered Note; such new Notes shall be dated the date of the surrendered Note which it replaces. Canceled Notes shall be returned to the Company.

          (f) Each Bank may (without the consent of the Company, any Issuer or any Co-Administrative Agent) sell participations to one or more banks or other financial institutions ("Participants") in all or any part of its rights and obligations under this Agreement and the Note or Notes held by it (including all or a portion of its Commitments and the Advances owing to it); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Participants shall be entitled to the benefit of the cost protection provisions contained in Section 1.16 and Section 1.17 but shall not be entitled to receive any greater payment thereunder than the Bank from which such Participant acquired its participation would be entitled to receive with respect to the interest so sold if such interest had not been sold and (iv) the Company, each of the Co-Administrative Agents, each Issuer, the Administrator and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Company relating to the Loans, the Letters of Credit and Bid Auction Advances and to approve any amendment, modification or waiver of any provision of this Agreement. Except as provided herein, no Participant shall have any rights under this Agreement (each Participant's rights against the Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of such Participant) and all amounts payable by the Company shall be determined as if such Bank had not sold such participation. Except with respect to a reduction of interest rate, increases in the principal amount of any Bank's Commitment, a reduction of the amount of any Fees or the principal amount of any Advance without payment in full thereof, an extension of scheduled dates for payment of principal, interest, Fees or scheduled termination dates, or the amendment or modification of any Subsidiary Guarantee (or release of any Subsidiary from its obligations thereunder), the Bank making any participation will not in any agreement with the Participant restrict such participating Bank's ability to make any modification, amendment or waiver to this Agreement.

          (g) The Company shall not assign or delegate any of its rights or duties hereunder, except pursuant to a merger of the Company with and into a Domestic Subsidiary in compliance with Section 5.4.

          (h) Anything contained herein to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve (12) Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Credit Documents.

     Section 10.6. Notices. Except as otherwise permitted herein, all notices, requests, consents, demands and other communications hereunder shall be in writing and shall be mailed by first class mail or sent by overnight courier or delivered in hand or sent by telegraph or facsimile transmission to the respective parties to this Agreement as follows:

        The Company:                      Kaman Corporation
                                          1332 Blue Hills Avenue
                                          Bloomfield, Connecticut 06002
                                          Attention: Robert M. Garneau
                                          Executive Vice President &
                                          Chief Financial Officer
                                          Facsimile No:  (860) 243-7354

        The Co-Administrative             The Bank of Nova Scotia
        Agents:                           28 State Street, 17th Floor
                                          Boston, Massachusetts 02109

                                          Attention: Paula MacDonald, Director

                                          Facsimile No: (617) 624-7607

                                          Fleet National Bank
                                          Multinational Banking Group
                                          Fleet Bank - Mail Stop: MADE10010A
                                          100 Federal Street
                                          Boston, Massachusetts 02110

                                          Attention:  Jeff Lynch
                                          Managing Director

                                          Facsimile No: (617) 434-0601

        The Administrator:                Fleet National Bank
                                          Multinational Banking Group
                                          Fleet Bank - Mail Stop: MADE10010A
                                          100 Federal Street
                                          Boston, Massachusetts 02110

                                          Attention:  Jeff Lynch
                                          Managing Director

                                          Facsimile No: (617) 434-0601

        Each of the Banks                 As set forth below such Bank's or
        and Issuers:                      Issuer's signature hereto.


Notices hereunder shall be deemed to have been given when (a) if delivered by hand or telecopied or otherwise telecommunicated, to a responsible officer of the party to which it is directed, at the time of receipt thereof by such officer, (b) if sent by registered or certified mail, postage prepaid, three days after the date when mailed, or (c) if sent by overnight mail or overnight courier service, to such a responsible officer, when received by such officer. With respect to notices given by the Company to the Administrator pursuant to
Section 1.3, 1.4, 1.6 or 1.10 hereof, such notices may be given by telephone if they are confirmed by a writing received by the Administrator within one
(1) Business Day after the giving of such telephonic notice and in any event prior to funding or conversion of the borrowing pursuant to Section 1.3, 1.4 or 1.6 or prepayment pursuant to Section 1.10.

     Section 10.7. Headings; Severability: Entire Agreement. Section and subsection headings have been inserted herein for convenience only and shall not be construed as part of this Agreement. Every provision of this Agreement, the Notes and the other Credit Documents is intended to be severable; if any term or provision of this Agreement, the Notes, the other Credit Documents, or any other document delivered in connection herewith or therewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All Exhibits and Schedules to this Agreement shall be annexed hereto and shall be deemed to be part of this Agreement. This Agreement, the other Credit Documents and the Exhibits and Schedules attached hereto embody the entire Agreement and understanding between the Company, the Banks, the Administrator and the Co-Administrative Agents and supersede all prior agreements and understandings relating to the subject matter hereof.

     Section 10.8. Governing Law. This Agreement and each other Credit Document shall be construed and enforceable in accordance with, and governed by, the laws of the State of Connecticut.

     Section 10.9. Counterparts. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     Section 10.10. Waiver of Jury Trial. THE CO-ADMINISTRATIVE AGENTS, THE ADMINISTRATOR, THE ISSUER, THE BANKS, AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR THE NOTES, OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY OF THE CO-ADMINISTRATIVE AGENTS, THE ADMINISTRATOR, THE ISSUER, ANY OF THE BANKS OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH CO-ADMINISTRATIVE AGENT, THE ADMINISTRATOR, THE ISSUER AND EACH BANK TO BECOME A PARTY TO THIS AGREEMENT.

     Section 10.11. Consent to Jurisdiction. For the purposes of any action or proceeding involving this Agreement or any of the Notes or any other Credit Document, each of the parties hereto on the date hereof hereby expressly consents to the exclusive jurisdiction of any Federal or state court located in Connecticut. Each party becoming a Bank hereunder after the date hereof pursuant to an Assignment and Acceptance shall, in such Assignment and Acceptance, consent to the exclusive jurisdiction of any Federal or state court located in Connecticut.

     Section 10.12. Effective Date. This Agreement shall become effective among the parties hereto as of the Effective Date.

     Section 10.13. Guarantee. The Company hereby absolutely, unconditionally and irrevocably

          (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of any other Obligor, including any Subsidiary for whose account a Letter of Credit is issued, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)), and

          (b) indemnifies and holds harmless each Co-Administrative Agent, Bank, Administrator, Issuer and each holder of a Note (herein, a "Bank Party") for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Bank Party, in enforcing any rights under the guarantee provided for in this Section 10.13 (the "Guarantee").

This Guarantee constitutes a guaranty of payment when due and not of collection, and the Company specifically agrees that it shall not be necessary or required that any Bank Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company or any other Obligor (or any other Person) before or as a condition to the obligations of the Company hereunder.

     Section 10.13.1. Acceleration of Guarantee. The Company agrees that, in the event of the dissolution or insolvency of the Company or any other Obligor (including any Subsidiary for whose account a Letter of Credit has been issued), or the inability or failure of the Company or such other Obligor to pay debts as they become due, or an assignment by the Company or such other Obligor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Company or such other Obligor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Company may not then be due and payable, the Company will pay to the Bank Parties forthwith the full amount which would be payable hereunder by the Company if all such Obligations were then due and payable.

     Section 10.13.2. Guarantee absolute, etc. This Guarantee shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Company have been paid in full, all obligations of each other Obligor under each Credit Document shall have been paid in full and all Commitments shall have terminated. The Company guarantees that the Obligations of each other Obligor (including any Subsidiary for whose account a Letter of Credit has been issued) will be paid strictly in accordance with the terms of the Credit Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Bank Party with respect thereto. The liability of the Company under this Guarantee shall be absolute, unconditional and irrevocable irrespective of:

          (a) any lack of validity, legality or enforceability of any Subsidiary Guarantee, any Letter of Credit or any other Credit Document;

          (b) the failure of any Bank Party

               (i) to assert any claim or demand or to enforce any right or remedy against any other Obligor or any other Person (including any other guarantor) under the provisions of any Subsidiary Guarantee, Letter of Credit or any other Credit Document or otherwise, or

               (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of any other Obligor;

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any other Obligor, or any other extension, compromise or renewal of any Obligation of any other Obligor;

          (d) any reduction, limitation, impairment or termination of the Obligations of any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of any other Obligor or otherwise;

          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Subsidiary Guarantee, Letter of Credit or any other Credit Document;

          (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty (including any other Subsidiary Guarantee), held by any Bank Party securing any of the Obligations; or

          (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any other Obligor, any surety or any guarantor.

     Section 10.13.3. Reinstatement, etc. The Company agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Bank Party, upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made.

     Section 10.13.4. Waiver, etc. The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of any Obligor and this Guarantee and any requirement that either of the Co-Administrative Agents or any other Bank Party protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations.

     Section 10.13.5. Postponement of Subrogation, etc. The Company will not exercise any rights which it may acquire by way of rights of subrogation under this Guarantee, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of any Obligor (including any Subsidiary for whose benefit a Letter of Credit was issued). Any amount paid to the Company on account of any such subrogation rights prior to the payment in full of all Obligations shall be held in trust for the benefit of the Bank Parties and shall immediately be paid to the Administrator and credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

          (a) the Company has made payment to the Bank Parties of all or any part of the Obligations, and

          (b) all Obligations have been paid in full and all Commitments have been permanently terminated,

each Bank Party agrees that, at the Company's request, the Administrator, on behalf of the Bank Parties, will execute and deliver to the Company appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Company of an interest in the Obligations of each other Obligor resulting from such payment by the Company. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, the Company shall refrain from taking any action or commencing any proceeding against any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Guarantee to any Bank Party.


     IN WITNESS WHEREOF, the parties hereto have caused this REVOLVING CREDIT AGREEMENT to be executed by their duly authorized officers as of the date first written above.

                               KAMAN CORPORATION
                               By: /s/ Robert M. Garneau
                               Name:  Robert M. Garneau
                               Title:  Executive Vice President and
                                       Chief Financial Officer

                               THE BANK OF NOVA SCOTIA,
                               as a Co-Administrative Agent
                               By:/s/ T. M. Pitcher
                                  Name:  T.M. Pitcher
                                  Title: Managing Director

                               FLEET NATIONAL BANK,
                               as a Co-Administrative Agent and
                               the Administrator
                               By:/s/ Jeffrey C. Lynch
                                  Name:  Jeffrey C. Lynch
                                  Title: Managing Director

                               BANK ONE N.A. (Main Office Chicago),
                               as Documentation Agent
                               By:/s/ Mahua Thakurta
                                  Name:  Mahua Thakurta
                                  Title: Commercial Banking Officer

                               BANKS

                               THE BANK OF NOVA SCOTIA,
                                 as a Bank and as an Issuer
                               By/s/ T. M. Pitcher
                               Name:   T.M. Pitcher
                               Title: Managing Director

                               Domestic and LIBOR
                               Office: The Bank of Nova Scotia-
                                       Atlanta Agency
                                       600 Peachtree Street N. E.,
                                       Suite 2700
                                       Atlanta, GA  30308
                               Facsimile No.:  (404) 888-8998
                               Attention:  Jill Quiroz

                               FLEET NATIONAL BANK
                               By/s/ Jeffrey C. Lynch
                                 Name:   Jeffrey C. Lynch
                                 Title:  Managing Director

                               Domestic and LIBOR
                               Office: Fleet National Bank
                               Multinational Banking Group
                               Fleet Bank - Mail Stop: MADE10010A
                               100 Federal Street
                               Boston, Massachusetts 02110
                               Facsimile No.: (617) 434-0601
                               Attention:  Jeffrey C. Lynch

                               Bank One N.A. (Main Office Chicago)
                               By /s/ Mahua Thakurta
                                 Name: Mahua Thakurta
                                 Title: Commercial Banking Officer

                               Domestic and LIBOR
                               Office: Bank One N.A.
                               153 West 51st Street
                               New York, NY 10019
                               Facsimile No.:  (212) 373-1180
                               Attention:  Mahua Thakurta


                               CITIZENS BANK OF MASSACHUSETTS
                               By /s/ Marie C. Duprey
                                 Name: Marie C. Duprey
                                 Title: Vice President

                               Domestic and LIBOR
                               Office: Citizens Bank of Massachusetts
                                       28 State Street
                                       Boston, MA
                               Facsimile No.:  (617) 263-0439
                               Attention: Marie Duprey

                               WEBSTER BANK
                               By /s/ Robert M Annon, Jr.
                                 Name: Robert M Annon, Jr.
                                 Title: Senior Vice President


                               Domestic and LIBOR
                               Office: Webster Bank
                                       185 Asylum Street
                                       Hartford, CT 06103-3494
                               Facsimile No.:  (860) 692-1602
                               Attention: Todd C. Navin

                               FIRST UNION NATIONAL BANK
                               By /s/ Stephen T. Dorosh
                                 Name: Stephen T. Dorosh
                                 Title: Vice President

                               Domestic and LIBOR
                               Office: First Union National Bank
                                       300 Main Street
                                       Stamford, CT 08904-0700
                               Facsimile No.:  (203) 357-1418
                               Attention: Stephen T. Dorosh

                               THE CHASE MANHATTAN BANK
                               By /s/ Thomas F. Bundy, Jr.
                                 Name: Thomas F. Bundy, Jr.
                                 Title:  Vice President

                               Domestic and LIBOR
                               Office: The Chase Manhattan Bank
                                       234 Church Street
                                       New Haven, CT 06510
                               Facsimile No.:  (203) 784-3815
                               Attention: John A. Francis, V.P.

                                 MELLON BANK, N.A.
                                 By /s/ Janet R. Twomey
                                 Name: Janet R. Twomey
                                 Title: Vice President

                               Domestic and LIBOR
                               Office: Mellon Bank, N.A.
                                       One Boston Place
                                       Boston, MA 02108
                               Facsimile No.:  (617) 722-3516
                               Attention: Janet R. Twomey

                                  EXHIBIT  A


                               KAMAN CORPORATION

                             DOMESTIC SUBSIDIARIES


Following is a list of the Corporation's Domestic Subsidiaries. Second-tier Subsidiaries are listed under the name of the parent Subsidiary.


KAMAN AEROSPACE GROUP, INC.

      Kaman Aerospace Corporation
           K-MAX Corporation
      Kaman Aerospace International Corporation
      Kaman X Corporation
      Kamatics Corporation


KAMAN INDUSTRIAL TECHNOLOGIES CORPORATION


KAMAN MUSIC CORPORATION

      KMI Europe, Inc.

                                   EXHIBIT A-1

                            FORM OF REVOLVER A NOTE

$-------------                                             November  --, 2000

     FOR VALUE RECEIVED, the undersigned KAMAN CORPORATION, a Connecticut corporation (the "Company"), hereby absolutely and unconditionally promises to pay to the order of ------------ (the "Bank"), at the Administrator's Funding
Office:

          (a) On the A Loan Maturity Date the principal amount of -------- DOLLARS ($-) or, if less, the aggregate unpaid principal amount of all Revolver A Loans outstanding on the A Loan Maturity Date and made by the Bank to the Company pursuant to the Revolving Credit Agreement, dated as of November --, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "CoAdministrative Agent" collectively, the "CoAdministrative Agents"),
     and      Bank One Corporation as documentation agent (the "Documentation
     Agent"); and

          (b) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

          This Note evidences borrowings under and has been issued by the Company in accordance with the terms of the Credit Agreement, and is one of the Revolver A Notes referred to therein. The Bank and any other holder hereof are entitled to the benefits of the Credit Agreement and may enforce the agreements of the Company contained therein, and may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

     All capitalized terms which are used in this Note without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     The Bank shall, and is hereby irrevocably authorized by the Company to, endorse on the schedule attached to this Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Note; provided, that failure by the Bank to make any such notations shall not affect any of the Company's obligations in respect of this Note.

     The Company has the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

     If any one or more of the Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     THE COMPANY ACKNOWLEDGES THAT THE FINANCING EVIDENCED BY THE CREDIT AGREEMENT AND THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH ANY CO-ADMINISTRATIVE AGENT, THE ADMINISTRATOR OR ANY BANK MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS. THE COMPANY ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE CO-ADMINISTRATIVE AGENTS, THE ADMINISTRATOR AND THE BANKS ACKNOWLEDGE THE COMPANY'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.

     Except as otherwise expressly provided in the Credit Agreement, the Company and every endorser and guarantor of this Note or the obligations represented hereby (including each of the Subsidiaries parties to any of the Subsidiary Guarantees) waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment of any amounts payable hereunder or under the Credit Agreement and any other indulgence in respect hereof or thereof.

     This Note shall be construed in accordance with the laws of the State of Connecticut.

     IN WITNESS WHEREOF, KAMAN CORPORATION has caused this REVOLVER A NOTE to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officer as of the day and year first above written.

                                       KAMAN CORPORATION

(Corporate Seal]

                                       By:----------------------
                                            Name:
                                            Title:

Attest:

                                                       Amount
                                                         of
                                                      Principal
            Interest                                   Balance
              Rate                Amount                 of
           (Domestic   Interest     of      Paid or   Principal   Notation
   Date   Eurodollar)   Period    Advance   Prepaid     Unpaid    Made By
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


                                  EXHIBIT A-2

                            FORM OF REVOLVER B NOTE

$-------------                                         November  , 2000

     FOR VALUE RECEIVED, the undersigned KAMAN CORPORATION, a Connecticut corporation (the "Company"), hereby absolutely and unconditionally promises to pay to the order of ------------- (the "Bank"), at the Administrator's Funding
Office:

          (a) On the B Loan Maturity Date the principal amount of ------------ DOLLARS ($--) or, if less, the aggregate unpaid principal amount of all Revolver B Loans outstanding on the B Loan Maturity Date and made by the Bank to the Company pursuant to the Revolving Credit Agreement, dated as of November --, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "CoAdministrative Agent" collectively, the "CoAdministrative Agents"), and Bank One Corporation as documentation agent (the "Documentation Agent"); and

          (b) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

     This Note evidences borrowings under and has been issued by the Company in accordance with the terms of the Credit Agreement, and is one of the Revolver B Notes referred to therein. The Bank and any other holder hereof are entitled to the benefits of the Credit Agreement and may enforce the agreements of the Company contained therein, and may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

     All capitalized terms which are used in this Note without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     The Bank shall, and is hereby irrevocably authorized by the Company to, endorse on the schedule attached to this Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Note; provided, that failure by the Bank to make any such notations shall not affect any of the Company's obligations in respect of this Note.

     The Company has the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

     If any one or more of the Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     THE COMPANY ACKNOWLEDGES THAT THE FINANCING EVIDENCED BY THE CREDIT AGREEMENT AND THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH ANY CO-ADMINISTRATIVE AGENT, THE ADMINISTRATOR OR ANY BANK MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS. THE COMPANY ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE CO-ADMINISTRATIVE AGENTS, THE ADMINISTRATOR AND THE BANKS ACKNOWLEDGE THE COMPANY'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.

     Except as otherwise expressly provided in the Credit Agreement, the Company and every endorser and guarantor of this Note or the obligations represented hereby (including each of the Subsidiaries parties to any of the Subsidiary Guarantees) waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment of any amounts payable hereunder or under the Credit Agreement and any other indulgence in respect hereof or thereof.

     This Note shall be construed in accordance with the laws of the State of Connecticut.

     IN WITNESS WHEREOF, KAMAN CORPORATION has caused this REVOLVER B NOTE to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officer as of the day and year first above written.

                                       KAMAN CORPORATION

(Corporate Seal]

                                       By:------------------------------
                                            Name:
                                            Title:

Attest:-----------------

                                                       Amount
                                                         of
                                                      Principal
           Interest                                    Balance
             Rate                 Amount                 of
           (Domestic   Interest     of      Paid or   Principal   Notation
   Date   Eurodollar)   Period    Advance   Prepaid     Unpaid    Made By
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


                                  EXHIBIT B-1

                           FORM OF BID AUCTION A NOTE


$-------                                          ------------ ----, 200-

     FOR VALUE RECEIVED, the undersigned KAMAN CORPORATION, a Connecticut corporation (the "Company"), hereby absolutely and unconditionally promises to pay to the order of ---------(the "Bank"), at the Administrator's Funding
Office:

          (a) On the last day of each Interest Period for any Bid Auction A Advance made by the Bank to the Company pursuant to the Revolving Credit Agreement, dated as of November --, 2000, together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), The Bank of Nova Scotia("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "CoAdministrative Agent" collectively, the "CoAdministrative Agents"), and Bank One Corporation as documentation agent (the "Documentation Agent"), and on the A Loan Maturity Date, the principal amount of ---------------- MILLION DOLLARS ($----------) or, if less, the aggregate unpaid principal amount of such Bid Auction A Advance outstanding on such date; and

          (b) interest on the principal amount of each Bid Auction A Advance from time to time outstanding from the date such Bid Auction A Advance is made through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

     This Note evidences borrowings under and has been issued by the Company in accordance with the terms of the Credit Agreement, and is one of the Bid Auction A Notes referred to therein. The Bank and any other holder hereof are entitled to the benefits of the Credit Agreement and may enforce the agreements of the Company contained therein, and may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

     All capitalized terms which are used in this Note without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     The Bank shall, and is hereby irrevocably authorized by the Company to, endorse on the schedule attached to this Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Note; provided, that failure by the Bank to make any such notations shall not affect any of the Company's obligations in respect of this Note.

     The Company has the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

     If any one or more of the Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     THE COMPANY ACKNOWLEDGES THAT THE FINANCING EVIDENCED BY THE CREDIT AGREEMENT AND THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH ANY CO-ADMINISTRATIVE AGENT, THE ADMINISTRATOR OR ANY BANK MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS. THE COMPANY ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE CO-ADMINISTRATIVE AGENTS, THE ADMINISTRATOR AND THE BANKS ACKNOWLEDGE THE COMPANY'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.

     Except as otherwise expressly provided in the Credit Agreement, the Company and every endorser and guarantor of this Note or the obligations represented hereby (including each of the Subsidiaries parties to any of the Subsidiary Guarantees) waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment of any amounts payable hereunder or under the Credit Agreement and any other indulgence in respect hereof or thereof.

     This Note shall be construed in accordance with the laws of the State of Connecticut.

     IN WITNESS WHEREOF, KAMAN CORPORATION has caused this BID AUCTION A NOTE to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officer as of the day and year first above written.


                                       KAMAN CORPORATION

(Corporate Seal]

                                       By:-------------------------
                                            Name:
                                            Title:

Attest:-------------------------

                                                       Amount
                                                         of
                                                      Principal
           Interest                                    Balance
             Rate                 Amount                 of
           (Domestic   Interest     of      Paid or   Principal   Notation
   Date   Eurodollar)   Period    Advance   Prepaid     Unpaid    Made By

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


                                  EXHIBIT B-2

                           FORM OF BID AUCTION B NOTE


$--------------                                        ----------- --, 200-

     FOR VALUE RECEIVED, the undersigned KAMAN CORPORATION, a Connecticut corporation (the "Company"), hereby absolutely and unconditionally promises to pay to the order of ----------(the "Bank"), at the Administrator's Funding
Office:

          (a) On the last day of each Interest Period for any Bid Auction B Advance made by the Bank to the Company pursuant to the Revolving Credit Agreement, dated as of November --, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "CoAdministrative Agent" collectively, the "CoAdministrative Agents"), and Bank One Corporation as documentation agent (the "Documentation Agent"), and on the B Loan Maturity Date, the principal amount of -------- MILLION DOLLARS ($-----------) or, if less, the aggregate unpaid principal amount of such Bid Auction B Advance outstanding on such date; and

          (b) interest on the principal amount of each Bid Auction B Advance from time to time outstanding from the date such Bid Auction B Advance is made through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

     This Note evidences borrowings under and has been issued by the Company in accordance with the terms of the Credit Agreement, and is one of the Bid Auction B Notes referred to therein. The Bank and any other holder hereof are entitled to the benefits of the Credit Agreement and may enforce the agreements of the Company contained therein, and may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

     All capitalized terms which are used in this Note without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     The Bank shall, and is hereby irrevocably authorized by the Company to, endorse on the schedule attached to this Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Note; provided, that failure by the Bank to make any such notations shall not affect any of the Company's obligations in respect of this Note.

     The Company has the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

     If any one or more of the Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     THE COMPANY ACKNOWLEDGES THAT THE FINANCING EVIDENCED BY THE CREDIT AGREEMENT AND THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH ANY CO-ADMINISTRATIVE AGENT, THE ADMINISTRATOR OR ANY BANK MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS. THE COMPANY ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE CO-ADMINISTRATIVE AGENTS, THE ADMINISTRATOR AND THE BANKS ACKNOWLEDGE THE COMPANY'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.

     Except as otherwise expressly provided in the Credit Agreement, the Company and every endorser and guarantor of this Note or the obligations represented hereby (including each of the Subsidiaries parties to any of the Subsidiary Guarantees) waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment of any amounts payable hereunder or under the Credit Agreement and any other indulgence in respect hereof or thereof.

     This Note shall be construed in accordance with the laws of the State of Connecticut.

     IN WITNESS WHEREOF, KAMAN CORPORATION has caused this BID AUCTION B NOTE to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officer as of the day and year first above written.


                                       KAMAN CORPORATION

(Corporate Seal]

                                       By:-------------------------
                                            Name:
                                            Title:

Attest:-------------------------

                                                       Amount
                                                         of
                                                      Principal
           Interest                                    Balance
             Rate                 Amount                 of
           (Domestic   Interest     of      Paid or   Principal   Notation
   Date   Eurodollar)   Period    Advance   Prepaid     Unpaid    Made By
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



                                  EXHIBIT C
                          FORM OF LOAN ELECTION NOTICE

Fleet National Bank,
  as Administrator
Multinational Banking Group
Fleet Bank - Mail Stop: MADE10010A
100 Federal Street
Boston, Massachusetts 02110

Attention: Jeff Lynch, Managing Director


Kaman Corporation

Ladies and Gentlemen:

     This Loan Election Notice is delivered to you pursuant to clause (a) of
Section 1.3 of the Revolving Credit Agreement, dated as of November --, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" collectively, the "CoAdministrative Agents"), Bank One Corporation as documentation agent (the "Documentation Agent"), and Fleet as the Administrator (the "Administrator"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Company hereby requests that a [Revolver A or Revolver B] Loan be made in the aggregate principal amount of $-------- on -------- -----, 200- as [a Domestic Loan] [a Eurodollar Loan having an Interest Period of [1] [3] [6] month[s]].

     The Company hereby certifies and warrants that, pursuant to Section 3.2 of the Credit Agreement, each of the delivery of this Loan Election Notice and the acceptance by the Company of the proceeds of the Loans requested hereby, constitute a representation and warranty that, on the date the Loans requested hereby are made, and both before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in clauses (c) and (d) of Section 3.2 of the Credit Agreement are true and correct in all material respects. The Company further certifies and warrants that *[(i) on

---------------

     *Insert (i) or (ii), as applicable, and re-number as required.

The date the Revolver A Loans proposed hereby are made, the aggregate amount of the proposed Revolver A Loans and all other Revolver A Loans, Letter of Credit A Outstandings and Bid Auction A Advances outstanding after giving effect to such Revolver A Loans (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Revolver A Commitment, as in effect on such date;] and/or [(ii) on the date the Revolver

B Loans proposed hereby are made, (i) the aggregate amount of the proposed Revolver B Loans and all other Revolver B Loans, Letter of Credit B Outstandings and Bid Auction B Advances outstanding after giving effect to such Revolver B Loans (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Revolver B Commitment, as in effect on such date;] and (iii) the aggregate amount of the proposed Loans and all other Loans, Letter of Credit Outstandings and Advances outstanding after giving effect to such Loans (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Commitment, as in effect on such date.

     The Company agrees that if prior to the time of the funding of the Loans requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrator. Except to the extent, if any, that prior to the time of the funding of the Loans requested hereby the Administrator shall receive written notice to the contrary from the Company, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of the funding of such Loans as if then made.

     The Company hereby confirms that the requested Loans are to be made available to it in accordance with Section 1.3 of the Credit Agreement.

     The Company has caused this Loan Election Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this ------------------ day of --------, 200-.

                                       KAMAN CORPORATION



                                       By:-------------------------
                                            Name:
                                            Title:

                                   EXHIBIT D

                      FORM OF BID AUCTION ELECTION NOTICE


Fleet National Bank,
  as Administrator
Multinational Banking Group
Fleet Bank - Mail Stop: MADE10010A
100 Federal Street
Boston, Massachusetts 02110

Attention: Jeff Lynch, Managing Director

                               Kaman Corporation

Ladies and Gentlemen:

     This Bid Auction Election Notice is delivered to you pursuant to clause
(b) of Section 1.4 of the Revolving Credit Agreement, dated as of November --, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "CoAdministrative Agent" collectively, the "CoAdministrative Agents"), Bank One Corporation as documentation agent (the "Documentation Agent") and Fleet as Administrator (the "Administrator"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Company hereby proposes that a Bid Auction Borrowing be made on the following terms:

A.        1. Date of Bid Auction
             Borrowing:                                 *------------ --, 20--

          1. Tranche of Bid Auction
             Borrowing:                                 [A or B]

          3. Aggregate Amount of Bid
             Auction Borrowing:                         $--------------------

          4. Bid Auction Advance Maturity
             Date(s) for repayment of such              ------------ --, 20--

---------------

* Must be at least one (1) business day after the delivery of this Bid Auction Election Notice

Bid Auction Advance(s):

          5. The Interest Period(s) for such
             Bid Auction Advance(s)                     **----------- --, 20--

          6. Bid Auction Advance Interest
             Payment Date(s):                           ***---------- --, 20--

****  [B. 1. Date of Bid Auction
             Borrowing:                                 ----------- --, 20--

          2. Tranche of Bid Auction
             Borrowing:                                 [A or B]

          3. Aggregate Amount of Bid
             Auction Borrowing:                         $--------------------

          4. Bid Auction Advance Maturity
             Date(s) for repayment of such
             Bid Auction Advance(s):                    ------------ --, 20--

          5. The Interest Period(s) for such
             Bid Auction Advance(s):                    --------------------

          6. Bid Auction Advance Interest
             Payment Date(s):                           ------------ --, 20--

C.        1. Date of Bid Auction
             Borrowing:                                 ------------ --, 20--

          2. Tranche of Bid Auction
             Borrowing:                                 [A or B]

          3. Aggregate Amount of Bid
             Auction Borrowing:                         $-------------------

          4. Bid Auction Advance Maturity
             Date(s) for repayment of such
             Bid Auction Advance(s):                    ------------ --, 20--

          5. The Interest Period(s) for such
             Bid Auction Advance(s):                    --------------------

          6. Bid Auction Advance Interest
             Payment Date(s):                           ------------ --, 20--]

---------------

**   Must be for such duration of 7 to 180 days.

*** Insert the Bid Auction Advance Maturity Date, and if the Bid Auction Advance Maturity Date occurs more than three months after the date of the proposed Bid Auction Advance, the date occurring on each three (and integral of three) month anniversary of the making of the Advance after the date of such bid Auction Advance.

**** Insert if more than one Bid Auction Advance is requested.

     The Company hereby certifies and warrants that, pursuant to Section 3.2 of the Credit Agreement, the delivery of this Bid Auction Election Notice constitutes a representation and warranty that, on the date the Bid Auction Advances requested hereby are made, and both before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in clauses (c) and (d) of Section 3.2 of the Credit Agreement are true and correct in all material respects. The Company further certifies and warrants that ******[(i) on the date the Bid Auction A Advances proposed hereby are made, the aggregate amount of the proposed Bid Auction A Borrowing and all other Revolver A Loans, Letter of Credit A Outstandings and Bid Auction A Advances outstanding after giving effect to such Bid Auction A Advances (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Revolver A Commitment, as in effect on such date] and/or [(ii) on the date the Bid Auction B Advances proposed hereby are made, the aggregate amount of the proposed Bid Auction B Borrowing and all other Revolver B Loans, Letter of Credit B Outstandings and Bid Auction B Advances outstanding after giving effect to such Bid Auction B Advances (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Revolver B Commitment, as in effect on such date;] and (iii) the aggregate amount of the proposed Bid Auction Borrowing and all other Loans, Letter of Credit Outstandings and Advances outstanding after giving effect to such Bid Auction Advances (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Commitment, as in effect on such date.

     The Company agrees that if prior to the time of the Bid Auction Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrator. Except to the extent, if any, that prior to the time of the Bid Auction Borrowing proposed hereby, the Administrator shall receive written notice to the contrary from the Company, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advance as if then made.

     The Company has caused this Bid Auction Election Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this --- day of --------, 200-.





                                       KAMAN CORPORATION


                                       By:-----------------------------
                                            Name:
                                            Title:

---------------

******Insert (i) or (ii), as applicable, and re-number as required.

                                  EXHIBIT E

                           FORM OF BID AUCTION OFFER

                                                       ----------- ---, 200-

Kaman Corporation
Blue Hills Avenue
Bloomfield, Connecticut 06002

Attention: Robert M. Garneau
           Executive Vice President &
             Chief Financial Officer

Ladies and Gentlemen:

     This Bid Auction Offer is delivered to you pursuant to clause (c) of
Section 1.4 of the Revolving Credit Agreement, dated as of November --, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "CoAdministrative Agent" collectively, the "Co-Administrative Agents"), and Bank One Corporation as documentation agent (the "Documentation Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The undersigned Bank hereby makes a Bid Auction Offer in response to the Bid Auction Election Notice made by the Company on -------, --, 2000 and in that connection, sets forth the terms on which such Bid Auction offer is made:

    *1.  Date of Bid Auction Borrowing:                  ----------- ---, 200-

     2.  Tranche of Bid Auction Advance                  [A or B]

     3.  Minimum principal amount of Bid
         Auction Advance the undersigned
         is willing to make as part of such
         proposed Bid Auction Borrowing:                 $-----------------

---------------

* Information to be repeated if multiple Bid Auction Advances have been requested to be made in respect of a single Bid Auction Election Notice.

     4.  Maximum principal amount of Bid
         Auction Advance the undersigned
         is willing to make as part of such
         proposed Bid Auction Borrowing:                 $-----------------

     5.  Bid Auction Advance Maturity Date
         for repayment of such Bid Auction
         Advance will be                                 ----------- ---, 200-

     6.  Bid Auction Advance Interest
         Payment Date(s) will be                         ----------- ---, 200-

                                                        [---------- ---, 200-]

     7.  Rate of interest:                               ----------% per annum



                                       [NAME OF BANK]



                                       By:--------------------------
                                           Name:
                                           Title:

                                 EXHIBIT F

                         FORM OF BID AUCTION ACCEPTANCE

[NAME AND ADDRESS OF BANK]

Attention:----------------

                               Kaman Corporation

Ladies and Gentlemen:

     This Bid Auction Acceptance is delivered to you pursuant to clause (d) of
Section 1.4 of the Revolving Credit Agreement, dated as of November --, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" collectively, the "Co-Administrative Agents"), and Bank One Corporation as documentation agent (the "Documentation Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     *The Company hereby accepts the Bid Auction offer, dated --------- --, 200-, made by [NAME OF BANK] on the following terms:

   **1. Date of Bid Auction Advance                      ------------ --, 200-

     2. Tranche of Bid Auction Advance                   [A or B]

     3. Principal amount of Bid Auction
        Advance                                          $--------------------

     4. Bid Auction Advance Maturity
        Date:                                            ------------ --, 200-

     5. Rate of interest:                                ------% per annum

     6. Bid Auction Advance Interest
        Payment Date(s):                                 ----------- --, 200-

                                                         [---------- --, 200-]

---------------

* Repeat this paragraph (and information contained therein) for each Bank whose Bid Auction offer is accepted by the Company or for multiple Bid Auction Advances.

** Terms must conform to the Bid Auction Election Notice referred to in the Bid Auction offer relating to such Bid Auction Borrowing.

     The undersigned hereby confirms that it accepts such Bid Auction offer in accordance with clause (d)(ii) of Section 1.4 of the Credit Agreement. The Company hereby certifies and warrants that, pursuant to Section 3.2 of the Credit Agreement, this acceptance by the Company of the proceeds of the Bid Auction Advances constitutes a representation and warranty that, on the date the Bid Auction Advances requested by the Bid Auction Election Request are made, and both before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in clauses (c) and (d) of
Section 3.2 of the Credit Agreement are true and correct in all material respects. The Company further certifies and warrants that ***[(i) on the date the Bid Auction A Advances accepted hereby are made, the aggregate amount of the proposed Bid Auction A Advances and all other Revolver A Loans, Letter of Credit A Outstandings and Bid Auction A Advances outstanding after giving effect to such Bid Auction Advances (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Revolver A Commitment, as in effect on such date;] and/or [(ii) on the date the Bid Auction B Advances accepted hereby are made, the aggregate amount of the proposed Bid Auction B Advances and all other Revolver B Loans, Letter of Credit B Outstandings and Bid Auction B Advances outstanding after giving effect to such Bid Auction Advances (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Revolver B Commitment, as in effect on such date;] and (iii) the aggregate amount of the proposed Bid Auction Advances and all other Loans, Letter of Credit Outstandings and Advances outstanding after giving effect to such Bid Auction Advances (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Commitment, as in effect on such date.

     The Company has caused this Bid Auction Acceptance to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this --- day of --------, 200-.


                                       KAMAN CORPORATION



                                       By:---------------------------
                                           Name:
                                           Title:


---------------

***  Insert (i) or (ii), as applicable, and re-number as required

                                  EXHIBIT E

                           FORM OF BID AUCTION OFFER

                                                       ----------- ---, 200-

Kaman Corporation
Blue Hills Avenue
Bloomfield, Connecticut 06002

Attention: Robert M. Garneau
           Executive Vice President &
             Chief Financial Officer

Ladies and Gentlemen:

     This Bid Auction Offer is delivered to you pursuant to clause (c) of
Section 1.4 of the Revolving Credit Agreement, dated as of November --, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "CoAdministrative Agent" collectively, the "Co-Administrative Agents"), and Bank One Corporation as documentation agent (the "Documentation Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The undersigned Bank hereby makes a Bid Auction Offer in response to the Bid Auction Election Notice made by the Company on -------, --, 2000 and in that connection, sets forth the terms on which such Bid Auction offer is made:

    *1.  Date of Bid Auction Borrowing:                  ----------- ---, 200-

     2.  Tranche of Bid Auction Advance                  [A or B]

     3.  Minimum principal amount of Bid
         Auction Advance the undersigned
         is willing to make as part of such
         proposed Bid Auction Borrowing:                 $-----------------

---------------

* Information to be repeated if multiple Bid Auction Advances have been requested to be made in respect of a single Bid Auction Election Notice.

     4.  Maximum principal amount of Bid
         Auction Advance the undersigned
         is willing to make as part of such
         proposed Bid Auction Borrowing:                 $-----------------

     5.  Bid Auction Advance Maturity Date
         for repayment of such Bid Auction
         Advance will be                                 ----------- ---, 200-

     6.  Bid Auction Advance Interest
         Payment Date(s) will be                         ----------- ---, 200-

                                                       [----------- ---, 200-]

     7.  Rate of interest:                               ----------% per annum



                                       [NAME OF BANK]



                                       By:--------------------------
                                           Name:
                                           Title:

                                   EXHIBIT F

                         FORM OF BID AUCTION ACCEPTANCE

[NAME AND ADDRESS OF BANK]

Attention:----------------

                               Kaman Corporation

Ladies and Gentlemen:

     This Bid Auction Acceptance is delivered to you pursuant to clause (d) of
Section 1.4 of the Revolving Credit Agreement, dated as of November --, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" collectively, the "Co-Administrative Agents"), and Bank One Corporation as documentation agent (the "Documentation Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     *The Company hereby accepts the Bid Auction offer, dated --------- --, 200-, made by [NAME OF BANK] on the following terms:

   **1. Date of Bid Auction Advance                      ------------ --, 200-

     2. Tranche of Bid Auction Advance                   [A or B]

     3. Principal amount of Bid Auction
        Advance                                          $--------------------

     4. Bid Auction Advance Maturity
        Date:                                            ------------ --, 200-

     5. Rate of interest:                                ------% per annum

     6. Bid Auction Advance Interest
        Payment Date(s):                                 ----------- --, 200-

                                                         [---------- --, 200-]

---------------

* Repeat this paragraph (and information contained therein) for each Bank whose Bid Auction offer is accepted by the Company or for multiple Bid Auction Advances.

** Terms must conform to the Bid Auction Election Notice referred to in the Bid Auction offer relating to such Bid Auction Borrowing.

     The undersigned hereby confirms that it accepts such Bid Auction offer in accordance with clause (d)(ii) of Section 1.4 of the Credit Agreement. The Company hereby certifies and warrants that, pursuant to Section 3.2 of the Credit Agreement, this acceptance by the Company of the proceeds of the Bid Auction Advances constitutes a representation and warranty that, on the date the Bid Auction Advances requested by the Bid Auction Election Request are made, and both before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in clauses (c) and (d) of
Section 3.2 of the Credit Agreement are true and correct in all material respects. The Company further certifies and warrants that ***[(i) on the date the Bid Auction A Advances accepted hereby are made, the aggregate amount of the proposed Bid Auction A Advances and all other Revolver A Loans, Letter of Credit A Outstandings and Bid Auction A Advances outstanding after giving effect to such Bid Auction Advances (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Revolver A Commitment, as in effect on such date;] and/or [(ii) on the date the Bid Auction B Advances accepted hereby are made, the aggregate amount of the proposed Bid Auction B Advances and all other Revolver B Loans, Letter of Credit B Outstandings and Bid Auction B Advances outstanding after giving effect to such Bid Auction Advances (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Revolver B Commitment, as in effect on such date;] and (iii) the aggregate amount of the proposed Bid Auction Advances and all other Loans, Letter of Credit Outstandings and Advances outstanding after giving effect to such Bid Auction Advances (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Commitment, as in effect on such date.

     The Company has caused this Bid Auction Acceptance to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this --- day of --------, 200-.


                                       KAMAN CORPORATION



                                       By:---------------------------
                                           Name:
                                           Title:


---------------

***  Insert (i) or (ii), as applicable, and re-number as required

                                   EXHIBIT G
                               KAMAN CORPORATION

                         FORM OF COMPLIANCE CERTIFICATE

     The undersigned, , hereby certifies that s/he is the duly elected, qualified and acting of Kaman Corporation (the "Company"), a Connecticut corporation, and as such officer, s/he is familiar with the terms, covenants and conditions of the Revolving Credit Agreement, dated as of November --, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Company, the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "CoAdministrative Agent" collectively, the "CoAdministrative Agents"), and Bank One Corporation as documentation agent (the "Documentation Agent"). All terms not specifically defined herein shall have the definitions ascribed in the Credit Agreement.

     This is to certify that, as of the date hereof (i) the company has complied, and shall be in compliance, with all terms, covenants and conditions of the Credit Agreement as required thereby; (ii) there exists no Default or Event of Default; and (iii) the representations and warranties set forth in
Article II of the Credit Agreement are true and correct with the same effect as though such representations had been made as of the date of this Certificate.

     The computations which produced the figures contained in this Compliance Certificate are set forth on Annex A hereto.

     Without limiting the generality of the foregoing, the Company certifies specifically as follows as of [insert last day of most recently ended fiscal quarter]:

   SECTION OF
CREDIT AGREEMENT                                          (DOLLARS IN THOUSANDS)
                                                    Requirement or            Actual
                                                        Ceiling
     5.1(e)          Liens not to secure              $25,000,000           $----------
                       Indebtedness in
                          excess of
                         $25,000,000
   5.6(b)(i)            Sale of Assets                $----------           $----------
                         pursuant to              (figure represents
                Section 5.6(b) for this fiscal     15% of Company's
                       year through the          Consolidated Tangible
                         date of this            Assets as calculated
                         certificate              pursuant to Section
                                                         5.6)
  5.6(b)(ii)            Sale of Assets                $----------           $----------
                         pursuant to              (figure represents
                    Section 5.6(b) through         45% of Company's
                       the date of this          Consolidated Tangible
                      certificate since          Assets as calculated
                        Effective Date            pursuant to Section
                                                         5.6)
     6.1                 Fixed Charge            3.00:1.0 for the four        --:1.0
                        Coverage Ratio             (4) most recently
                                                   completed fiscal
                                                    quarters of the
                                                        Company
     6.2              Consolidated Total
                      Indebtedness as a
                     percentage of Total
                        Capitalization                    55%                   --%


                                       KAMAN CORPORATION
Dated: [date of delivery
of Certificate]

                                       By:-----------------------
                                           Name:
                                           Title:

                                    Annex A
A.   5.6: Sale of Assets

     (i)   Applicable Percentage:

           (a)  The aggregate book value of all tangible assets
                sold (as determined at the time of such sale)
                divided by the Consolidated Tangible Assets as of
                the most recently completed fiscal quarter at the
                time of such asset sale:                            $---------

     (ii)  Aggregate Percentage:

           The sum of all Applicable Percentages:

           (a)  For the current fiscal year- not to exceed 15%,
                and therefore the Company [was] (was not] in
                compliance with Section 5.6:                        ---------%

           (b)  Since the Effective Date - not to exceed 45%, and
                therefore the Company [was] [was not] in
                compliance with Section 5.6:                        ---------%

     (iii) Designated Percentage:

           Either of:

           (a)  15%, for any fiscal year; or

           (b) not to exceed a cumulative aggregate percentage of 45% since the Effective
                Date:
                                                                      [15%]
                                                                      [45%]

     (iv)  Reduction Amount:

           An amount equal to:

           (a)   if Item (iii)(a) above applies, the book value of all
                 asset sales during the current fiscal year less 15%
                 of the Consolidated Tangible Assets as of the most
                 recently completed fiscal quarter less any Total
                 Revolver A Commitment reduction and Total
                 Revolver B Commitment reduction during such
                 current fiscal year; or                            $---------

           (b)   if Item (iii)(b) above applies, the book value
                 of all asset sales during the current fiscal
                 year less any                                      $---------
                 Total Revolver A Commitment reduction and

                 Total Revolver B Commitment reduction during such current fiscal year:

B.   Consolidated Net Worth

     (i)   consolidated shareholders, equity:                       $---------

     (ii)  Qualifying Preferred Stock:                              $---------

     (iii) Consolidated Net Worth (Item (i) plus
           Item (ii)):                                              $---------

C.   6.1: Fixed Charge Coverage Ratio

     (i)   EBITDA for the four (4) most recently completed fiscal
           quarters of Company:                                     $---------

     (ii)  aggregate consolidated interest expense on borrowed
           money (including the Obligations) (net of cash income
           from Investments) for the four (4) most recently
           completed fiscal quarters of the Company:                $---------

     (iii) Fixed Charge Coverage Ratio (ratio of Item (i) to Item
           (ii)):*                                                    --:1.0

D.   6.2: Consolidated Total Indebtedness to Total Capitalization

     (i)   Consolidated Total Indebtedness:                         $---------

     (ii)  Consolidated Net Worth (see Item (iii) from Section B
           above):                                                  $---------

     (iii) Total Capitalization (Item (i) plus Item (ii)):          $---------

     (iv)  Item (i) divided by Item (iii):**                           --%

---------------

* Section 6.1 of the Credit Agreement requires the Fixed Charge Coverage Ratio to be greater than or equal to 3.00:1.0.

** Section 6.2 of the Credit Agreement requires the Company's Consolidated Total Indebtedness to be less than or equal to 55% of its Total Capitalization

                                 EXHIBIT H

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


     Reference is made to the Revolving Credit Agreement, dated as of November --, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" collectively, the "Co-Administrative Agents"), Bank One Corporation as documentation agent (the "Documentation Agent"), and Fleet as the Administrator (the "Administrator"). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

     This Assignment and Acceptance Agreement (this "Agreement") has been made by ------------------ (the "Assignor") and ---------------- (the "Assignee"),
and consented to by the Company, the Issuer and each of the Co-Administrative Agents, in order to effect the assignment by the Assignor, and the assumption by the Assignee, of certain of the Assignor's rights and duties with respect to the Credit Agreement and the Notes issued to it thereunder.

     The Assignor and Assignee agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a --% interest in and to all of the Assignor's rights and obligations under the Credit Agreement in respect of (a) its [Revolver A Commitment and Revolver A Loans] and/or [Revolver B Commitment and Revolver B Loans] on the Assignment Effective Date (as defined below), (b) each of the [Bid Auction A Advances] and/or [Bid Auction B Advances] owing on the Assignment Effective Date to the Assignor,
(c) each [Revolver A Note][Revolver B Note][Bid Auction A Note] and/or [Bid Auction B Note] held by the Assignor, and (d) all unpaid interest with respect to such Advances and Fees owing to the Assignor and accrued to the Assignment Effective Date.

          2. The Assignor (a) represents that as of the date hereof, (i) its Total Revolver A Commitment is $-----------, the aggregate outstanding principal balances of its Revolver A Loans equals $-------------, its aggregate participation interest in all Letter of Credit A Outstandings equals $-----------; and the aggregate outstanding principal balance of its Bid Auction A Advances equals $------------; and (ii) its Total Revolver B Commitment is $-----------, the aggregate outstanding principal balances of its Revolver B Loans equals $-------------, its aggregate participation interest in all Letter of Credit B Outstandings equals $-----------, and the aggregate outstanding principal balance of its Bid Auction B Advances equals $------------; (in each case without giving effect to assignments thereof which have not yet become effective), (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the Notes held by such Assignor, any of the other Credit Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of any lien or security interest, and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Obligor or the performance or observance by the Company or any other Obligor of any of its obligations under the Credit Agreement, any of the Notes or any of the other Credit Documents or any other instrument or documents furnished pursuant thereto.

          3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Agreement, (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 4.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it will, independently and without reliance upon any of the Co-Administrative Agents, the Issuer, the Administrator, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any Notes held by it or any of the other Credit Documents; (d) appoints and authorizes each of the Co-Administrative Agents and the Administrator to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to either of the Co-Administrative Agents and the Administrator by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank, including its obligations under Section 1.12 of the Credit Agreement if it is organized outside the United States.

          4. The Assignment Effective Date for this Agreement shall be ---------------- --, 200- (the "Assignment Effective Date").*

          5. From and after the Assignment Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Agreement, have the rights and obligations of a Bank thereunder and (b) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

---------------

* See Section 10.5(b) of the Credit Agreement. Such date shall be at least five (5) Business Days after the execution of this Agreement.

          6. Upon receipt and recording of this Agreement by the Administrator, from and after the Assignment Effective Date, the Administrator shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and Fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Effective Date directly between themselves.

          7. The Assignee hereby consents to the exclusive jurisdiction of any Federal or State court located in Connecticut.

          8. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.


                                       ASSIGNOR:

                                       [NAME OF ASSIGNOR]


                                       By:-----------------------------
                                           Name:
                                           Title:

                                       ASSIGNEE:

                                       [NAME OF ASSIGNEE]


                                       By:-----------------------------
                                           Name:
                                           Title:

                                       hereby accepted by each of the

                                       COMPANY:

                                       KAMAN CORPORATION


                                       By:-----------------------------
                                           Name:
                                           Title:


                                       CO-ADMINISTRATIVE AGENTS:

                                       THE BANK OF NOVA SCOTIA, as a
                                       Co-Administrative Agent


                                       By:-----------------------------
                                           Name:
                                           Title:


                                       FLEET NATIONAL BANK, as a
                                       Co-Administrative Agent


                                       By:-----------------------------
                                           Name:
                                           Title:

                                       ISSUER:

                                       [----------------], as Issuer


                                       By:-----------------------------
                                           Name:
                                           Title:

                                   EXHIBIT I

                          FORM OF SUBSIDIARY GUARANTEE

     THIS SUBSIDIARY GUARANTEE (this "Guarantee"), dated as of
----------------- made by [NAME OF SUBSIDIARY], a ------------------
corporation (the "Guarantor"), in favor of each of the Bank Parties (as defined below).

                             W I T N E S S E T H:

     WHEREAS, pursuant to the Revolving Credit Agreement, dated as of November --, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" collectively, the "Co-Administrative Agents") and Bank One Corporation as documentation agent (the "Documentation Agent"), the Banks and each Issuer have extended Commitments to make Loans to the Company and to issue Letters of Credit for the account of the Company and/or its Subsidiary Guarantors; and

     WHEREAS, as a condition precedent to the execution of the Credit Agreement and to the making of Loans and the issuance of Letters of Credit, including for the account of the Guarantor, under the Credit Agreement, the Guarantor is required to execute and deliver this Guarantee and become a Subsidiary Guarantor under, and for all purposes of, the Credit Agreement; and

     WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guarantee; and

     WHEREAS, it is in the best interests of the Guarantor to execute this Guarantee inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Loans and Advances made from time to time to the Company (and, in the case of Letters of Credit, issued from time to time for the account of the Company and/or its Subsidiary Guarantors) by the Banks and each Issuer pursuant to the Credit Agreement, including Letters of Credit issued from time to time for the account of the Guarantor;

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Banks to enter into the Credit Agreement and to make Loans and Advances to the Company or, in the case of Letters of Credit, issue such Letters of Credit for the account of the Company and/or its Subsidiary Guarantors pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of each Bank Party, as follows:

                                  ARTICLE 1.
                                  DEFINITIONS


     SECTION 1.1. Certain Terms.

     The following terms (whether or not underscored) when used in this Guarantee, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Administrator" means Fleet National Bank, in its capacity as Administrator pursuant to the Credit Agreement, and each of its successors, transferees and assigns thereto.

     "Bank" and "Banks" is defined in the first recital.

     "Bank Party" means, as the context may require, any Bank, any Issuer the Administrator or either Co-Administrative Agent and each of their respective successors, transferees and assigns.

     "Co-Administrative Agent" and "Co-Administrative Agents" is defined in the first recital.

     "Company" is defined in the first recital.

     "Credit Agreement" is defined in the first recital.

     "Guarantee" is defined in the preamble.

     "Guarantor" is defined in the preamble.

     "Issuer" means any "Issuer" under (and as such term is defined in) the Credit Agreement as an issuer of any Letter of Credit.

     SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guarantee, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                   ARTICLE II.
                              GUARANTEE PROVISIONS

     SECTION 2.1. Guarantee. The Guarantor hereby absolutely, unconditionally and irrevocably

          (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all obligations of the Company, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)), and

          (b) indemnifies and holds harmless each Bank Party and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Bank Party or such holder, as the case may be, in enforcing any rights under this Guarantee;

     provided, however, that the Guarantor shall be liable under this Guarantee for the maximum amount of such liability that can be hereby incurred without rendering this Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guarantee constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Bank Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

     SECTION 2.2. Acceleration of Guarantee. The Guarantor agrees that, in the event of the dissolution or insolvency of the Company or the Guarantor, or the inability or failure of the Company or the Guarantor to pay debts as they become due, or an assignment by the Company or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Company or the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Company may not then be due and payable, the Guarantor will pay to the Bank Parties forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

     SECTION 2.3. Guarantee absolute, etc. This Guarantee shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all obligations of the Company have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and all Commitments shall have terminated. The Guarantor guarantees that the Obligations of the Company will be paid strictly in accordance with the terms of the Credit Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Bank Party or any holder of any Note with respect thereto. The liability of the Guarantor under this Guarantee shall be absolute, unconditional and irrevocable irrespective of:

          (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Credit Document;

          (b) the failure of any Bank Party or any holder of any Note

               (i) to assert any claim or demand or to enforce any right or remedy against the Company, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note or any other Credit Document or otherwise, or

               (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any obligations of the Company or any other Obligor;

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Company or any other Obligor, or any other extension, compromise or renewal of any Obligation of the Company or any other obligor;

          (d) any reduction, limitation, impairment or termination of the Obligations of the Company or any other obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of the Company, any other Obligor or otherwise;

          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Credit Document;

          (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty (including any other Subsidiary Guarantee), held by any Bank Party or any holder of any Note securing any of the Obligations of the Company; or

          (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Company, any other
     Obligor, any surety or any guarantor.

     SECTION 2.4. Reinstatement, etc. The Guarantor agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the obligations is rescinded or must otherwise be restored by any Bank Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     SECTION 2.5. Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Company and this Guarantee and any requirement that either of the Co-Administrative Agents, any other Bank Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Company, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Company.

     SECTION 2.6. Postponement of Subrogation, etc. The Guarantor will not exercise any rights which it may acquire by way of rights of subrogation under this Guarantee, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of the Company. Any amount paid to the Guarantor on account of any such subrogation rights prior to the payment in full of all obligations of the Company shall be held in trust for the benefit of the Bank Parties and each holder of a Note and shall immediately be paid to the Administrator and credited and applied against the Obligations of the Company, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

          (a) the Guarantor has made payment to the Bank Parties and each holder of a Note of all or any part of the obligations of the Company, and

          (b) all Obligations of the Company have been paid in full and all Commitments have been permanently terminated, each Bank Party and each holder of a Note agrees that, at the Guarantor's request, the Administrator, on behalf of the Bank Parties and the holders of the Notes, will execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations of the Company resulting from such payment by the Guarantor. In furtherance of the foregoing, for so long as any obligations or Commitments remain outstanding, the Guarantor shall refrain from taking any action or commencing any proceeding against the Company (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Guarantee to any Bank Party or any holder of a Note.

     SECTION 2.7. Successors, Transferees and Assigns; Transfers of Notes, etc.

     This Guarantee shall:

          (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

          (b) inure to the benefit of and be enforceable by either of the Co-Administrative Agents and each other Bank Party.

Without limiting the generality of clause (b), any Bank may assign or otherwise transfer (in whole or in part) any Note or Advance held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Bank under any Credit Document (including this Guarantee) or otherwise, subject, however, to the provisions of Section 10.5 and Article VIII of the Credit Agreement.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. Representations and Warranties. The Guarantor hereby represents and warrants unto each Bank Party as to all matters contained in
Article II of the Credit Agreement insofar as the representations and warranties contained therein are applicable to the Guarantor and/or its properties, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guarantee by reference as though specifically set forth in this Section.

                                  ARTICLE IV.
                                COVENANTS, ETC.

     SECTION 4.1. Affirmative Covenants. The Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Bank shall have any outstanding Commitment, or any Advance shall remain outstanding, the Guarantor will perform, comply with and be bound by all of the agreements, covenants and obligations contained in each of Article IV and
Article V of the Credit Agreement which are applicable to the Guarantor and/or its properties, each such agreement, covenant and obligation contained in such Articles and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guarantee by reference as though specifically set forth in this Section.

                                    ARTICLE V.
                            MISCELLANEOUS PROVISIONS

     SECTION 5.1. Credit Document. This Guarantee is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including, without limitation, Article X thereof.

     SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of, Section 2.7, this Guarantee shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Bank Party and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to Section 2.7); provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of all the Banks.

     SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guarantee, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by all of the Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 5.4. Notices. All notices and other communications provided to the Guarantor under this Guarantee shall be in writing and shall be mailed by first class mail or sent by overnight courier or delivered by hand or sent by telegraph, facsimile transmission or telex to the Guarantor at its address, telex or facsimile number set forth below its signature hereto or at such other address, telex or facsimile number as may be designated by the Guarantor in a notice to each of the Bank Parties. Notices hereunder shall be deemed to have been given when (a) if delivered by hand or telecopied or otherwise telecommunicated, to the officer named below the Guarantor's signature hereto (or such other responsible officer of the Guarantor notified to the Bank Parties from time to time), at the time of receipt thereof by such officer,
(b) if sent by registered or certified mail, postage prepaid, three days after the date when mailed, or (c) if sent by overnight mail or overnight courier service, to such officer, when received by such officer.

     SECTION 5.5. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of any Bank Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 5.6. Captions. Section captions used in this Guarantee are for convenience of reference only, and shall not affect the construction of this Guarantee.

     SECTION 5.7. Setoff. In addition to, and not in limitation of, any rights of any Bank Party or any holder of a Note under applicable law, each Bank Party and each such holder shall, upon the occurrence of any Default described in clause (f) of Section 7.1 of the Credit Agreement or any Event of Default, have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due, and the Guarantor hereby grants to each Bank Party and each such holder a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with such Bank Party or such holder; provided, however, that any such appropriation and application shall be subject to the provisions of Section 7.5 of the Credit Agreement.

     SECTION 5.8. Severability. Wherever possible each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

     SECTION 5.9. Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT.

     SECTION 5.10. Waiver of Jury Trial. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY BANK PARTY OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANKS ENTERING INTO THE CREDIT AGREEMENT.

     SECTION 5.11. Prejudgment Remedy Waiver; Other Waivers. THE GUARANTOR ACKNOWLEDGES THAT THE FINANCING TO WHICH THIS GUARANTEE RELATES IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH EITHER CO-ADMINISTRATIVE AGENT OR ANY BANK MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS. THE GUARANTOR ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE CO-ADMINISTRATIVE AGENTS AND THE BANKS ACKNOWLEDGE THE GUARANTOR'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.

     SECTION 5.12. Consent to Jurisdiction. FOR THE PURPOSES OF ANY ACTION OR PROCEEDING INVOLVING THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT, THE GUARANTOR HEREBY EXPRESSLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN CONNECTICUT; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COADMINISTRATIVE AGENTS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       [NAME OF GUARANTOR]



                                       By:------------------------
                                           Name:
                                           Title:

                                       Address:

                                       Attention:

                                       Facsimile No:

                                   EXHIBIT J

                    FORM OF LETTER OF CREDIT ELECTION NOTICE


Fleet National Bank,
  as Administrator
Multinational Banking Group
Fleet Bank - Mail Stop: MADE10010A
100 Federal Street
Boston, Massachusetts 02110

Attention:

                               Kaman Corporation

Ladies and Gentlemen:

     This Letter of Credit Election Notice is delivered to you pursuant to
Section 1.9 of the Revolving Credit Agreement, dated as of November --, 2000, (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" collectively, the "Co-Administrative Agents"), Bank One Corporation as documentation agent (the "Documentation Agent"), and Fleet as Administrator (the "Administrator"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Company hereby requests that [name of Issuer] ("Issuer") issue a standby Letter of Credit -- [indicate Tranche A or B] on ------------, 20 -- (the "Date of Issuance") in the initial Stated Amount of $------------ with a Stated Expiry Date (as defined therein) of ---------------, 200- for the account of [the Company] [the Subsidiary Guarantor]1* [extend the Stated Expiry Date (as defined under Irrevocable Standby Letter of Credit No. --, issued on --------------, 199-, in the initial Stated Amount of $ ---------) to a revised Stated Expiry Date (as defined therein) of -----------, 19-].

     ** [The beneficiary of the requested Letter of Credit will be ***-----------------, and such Letter of Credit will be in support of ****------------------.]

---------------
*    Insert and complete as appropriate.

**   Delete if Letter of Credit Election Notice is for an extension.

     The Company hereby certifies and warrants that, pursuant to Section 3.2 of the Credit Agreement, each of the delivery of this Letter of Credit Election Notice and the ***** [issuance] [extension] of the Letter of Credit requested hereby, constitute a representation and warranty that, on the date the Letter of Credit requested hereby is issued, and both before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in clauses (c) and (d) of Section 3.2 of the Credit Agreement are true and correct in all material respects. The Company further certifies and warrants that **[(i) on the date the Letter of Credit A proposed hereby is issued, the aggregate amount of the proposed Revolver A Loans and all other Revolver A Loans, Letter of Credit A Outstandings and Bid Auction A Advances outstanding after giving effect to such Letters of Credit A (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Revolver A Commitment, as in effect on such date;] and/or [(ii) on the date the Letter of Credit B proposed hereby is issued, the aggregate amount of the proposed Revolver B Loans and all other Revolver B Loans, Letter of Credit B Outstandings and Bid Auction B Advances outstanding after giving effect to such Letters of Credit B (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Revolver B Commitment, as in effect on such date;] and (iii) the aggregate amount of the proposed Loans and all other Loans, Letter of Credit Outstandings and Advances outstanding after giving effect to such Letters of Credit (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Commitment, as in effect on such date.

     [***The Company hereby represents and warrants that [NAME OF SUBSIDIARY GUARANTOR], the account party to the Letter of Credit to be issued, is a Subsidiary Guarantor as of the date hereof under and pursuant to the terms of the Credit Agreement.]

     The Company agrees that if prior to the time of the issuance of the Letter of Credit requested hereby any matter certified to above will not be true and correct, it will immediately so notify the Administrator and the Issuer. If no such notice is delivered to the Administrator and the Issuer, then each matter certified to shall be deemed to be certified as true and correct on the date of the issuance of the Letter of Credit.

     The Company hereby confirms that the requested Letter of Credit is to be made available to it the in accordance with Section 1.9 of the Credit Agreement.

---------------

***  Insert name and address of beneficiary.

**** Insert description of supported Indebtedness or other obligation sand name of agreement to which it relates.

***** Insert as appropriate.

**   Insert (i) or (ii), as applicable, and re-number as required.

***  Insert a appropriate, i the account party is a subsidiary of the Company.

     The Company has caused this Letter of Credit Election Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this -------- day of -------, 200-.

                                       KAMAN CORPORATION

                                       By:---------------------
                                           Name:
                                           Title:

                                  EXHIBIT H

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


     Reference is made to the Revolving Credit Agreement, dated as of November --, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" collectively, the "Co-Administrative Agents"), Bank One Corporation as documentation agent (the "Documentation Agent"), and Fleet as the Administrator (the "Administrator"). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

     This Assignment and Acceptance Agreement (this "Agreement") has been made by ------------------ (the "Assignor") and ---------------- (the "Assignee"),
and consented to by the Company, the Issuer and each of the Co-Administrative Agents, in order to effect the assignment by the Assignor, and the assumption by the Assignee, of certain of the Assignor's rights and duties with respect to the Credit Agreement and the Notes issued to it thereunder.

     The Assignor and Assignee agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a --% interest in and to all of the Assignor's rights and obligations under the Credit Agreement in respect of (a) its [Revolver A Commitment and Revolver A Loans] and/or [Revolver B Commitment and Revolver B Loans] on the Assignment Effective Date (as defined below), (b) each of the [Bid Auction A Advances] and/or [Bid Auction B Advances] owing on the Assignment Effective Date to the Assignor,
(c) each [Revolver A Note][Revolver B Note][Bid Auction A Note] and/or [Bid Auction B Note] held by the Assignor, and (d) all unpaid interest with respect to such Advances and Fees owing to the Assignor and accrued to the Assignment Effective Date.

          2. The Assignor (a) represents that as of the date hereof, (i) its Total Revolver A Commitment is $-----------, the aggregate outstanding principal balances of its Revolver A Loans equals $-------------, its aggregate participation interest in all Letter of Credit A Outstandings equals $-----------; and the aggregate outstanding principal balance of its Bid Auction A Advances equals $------------; and (ii) its Total Revolver B Commitment is $-----------, the aggregate outstanding principal balances of its Revolver B Loans equals $-------------, its aggregate participation interest in all Letter of Credit B Outstandings equals $-----------, and the aggregate outstanding principal balance of its Bid Auction B Advances equals $------------; (in each case without giving effect to assignments thereof which have not yet become effective), (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the Notes held by such Assignor, any of the other Credit Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of any lien or security interest, and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Obligor or the performance or observance by the Company or any other Obligor of any of its obligations under the Credit Agreement, any of the Notes or any of the other Credit Documents or any other instrument or documents furnished pursuant thereto.

          3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Agreement, (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 4.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it will, independently and without reliance upon any of the Co-Administrative Agents, the Issuer, the Administrator, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any Notes held by it or any of the other Credit Documents; (d) appoints and authorizes each of the Co-Administrative Agents and the Administrator to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to either of the Co-Administrative Agents and the Administrator by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank, including its obligations under Section 1.12 of the Credit Agreement if it is organized outside the United States.

          4. The Assignment Effective Date for this Agreement shall be ---------------- --, 200- (the "Assignment Effective Date").*

          5. From and after the Assignment Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Agreement, have the rights and obligations of a Bank thereunder and (b) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

---------------

* See Section 10.5(b) of the Credit Agreement. Such date shall be at least five (5) Business Days after the execution of this Agreement.

          6. Upon receipt and recording of this Agreement by the Administrator, from and after the Assignment Effective Date, the Administrator shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and Fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Effective Date directly between themselves.

          7. The Assignee hereby consents to the exclusive jurisdiction of any Federal or State court located in Connecticut.

          8. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.


                                       ASSIGNOR:
                                       [NAME OF ASSIGNOR]

                                       By:-----------------------------
                                           Name:
                                           Title:

                                       ASSIGNEE:
                                       [NAME OF ASSIGNEE]

                                       By:-----------------------------
                                           Name:
                                           Title:

                                       hereby accepted by each of the

                                       COMPANY:
                                       KAMAN CORPORATION

                                       By:-----------------------------
                                           Name:
                                           Title:


                                       CO-ADMINISTRATIVE AGENTS:
                                       THE BANK OF NOVA SCOTIA, as a
                                       Co-Administrative Agent

                                       By:-----------------------------
                                           Name:
                                           Title:

                                       FLEET NATIONAL BANK, as a
                                       Co-Administrative Agent

                                       By:-----------------------------
                                           Name:
                                           Title:

                                       ISSUER:

                                       [----------------], as Issuer

                                       By:-----------------------------
                                           Name:
                                           Title:

                                   EXHIBIT I

                          FORM OF SUBSIDIARY GUARANTEE

     THIS SUBSIDIARY GUARANTEE (this "Guarantee"), dated as of
----------------- made by [NAME OF SUBSIDIARY], a ------------------
corporation (the "Guarantor"), in favor of each of the Bank Parties (as defined below).

                             W I T N E S S E T H:

     WHEREAS, pursuant to the Revolving Credit Agreement, dated as of November --, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" collectively, the "Co-Administrative Agents") and Bank One Corporation as documentation agent (the "Documentation Agent"), the Banks and each Issuer have extended Commitments to make Loans to the Company and to issue Letters of Credit for the account of the Company and/or its Subsidiary Guarantors; and

     WHEREAS, as a condition precedent to the execution of the Credit Agreement and to the making of Loans and the issuance of Letters of Credit, including for the account of the Guarantor, under the Credit Agreement, the Guarantor is required to execute and deliver this Guarantee and become a Subsidiary Guarantor under, and for all purposes of, the Credit Agreement; and

     WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guarantee; and

     WHEREAS, it is in the best interests of the Guarantor to execute this Guarantee inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Loans and Advances made from time to time to the Company (and, in the case of Letters of Credit, issued from time to time for the account of the Company and/or its Subsidiary Guarantors) by the Banks and each Issuer pursuant to the Credit Agreement, including Letters of Credit issued from time to time for the account of the Guarantor;

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Banks to enter into the Credit Agreement and to make Loans and Advances to the Company or, in the case of Letters of Credit, issue such Letters of Credit for the account of the Company and/or its Subsidiary Guarantors pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of each Bank Party, as follows:

                                  ARTICLE 1.
                                  DEFINITIONS


     SECTION 1.1. Certain Terms.

     The following terms (whether or not underscored) when used in this Guarantee, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Administrator" means Fleet National Bank, in its capacity as Administrator pursuant to the Credit Agreement, and each of its successors, transferees and assigns thereto.

     "Bank" and "Banks" is defined in the first recital.

     "Bank Party" means, as the context may require, any Bank, any Issuer the Administrator or either Co-Administrative Agent and each of their respective successors, transferees and assigns.

     "Co-Administrative Agent" and "Co-Administrative Agents" is defined in the first recital.

     "Company" is defined in the first recital.

     "Credit Agreement" is defined in the first recital.

     "Guarantee" is defined in the preamble.

     "Guarantor" is defined in the preamble.

     "Issuer" means any "Issuer" under (and as such term is defined in) the Credit Agreement as an issuer of any Letter of Credit.

     SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guarantee, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                   ARTICLE II.
                              GUARANTEE PROVISIONS

     SECTION 2.1. Guarantee. The Guarantor hereby absolutely, unconditionally and irrevocably

          (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all obligations of the Company, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)), and

          (b) indemnifies and holds harmless each Bank Party and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Bank Party or such holder, as the case may be, in enforcing any rights under this Guarantee;

provided, however, that the Guarantor shall be liable under this Guarantee for the maximum amount of such liability that can be hereby incurred without rendering this Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guarantee constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Bank Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

     SECTION 2.2. Acceleration of Guarantee. The Guarantor agrees that, in the event of the dissolution or insolvency of the Company or the Guarantor, or the inability or failure of the Company or the Guarantor to pay debts as they become due, or an assignment by the Company or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Company or the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Company may not then be due and payable, the Guarantor will pay to the Bank Parties forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

     SECTION 2.3. Guarantee absolute, etc. This Guarantee shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all obligations of the Company have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and all Commitments shall have terminated. The Guarantor guarantees that the Obligations of the Company will be paid strictly in accordance with the terms of the Credit Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Bank Party or any holder of any Note with respect thereto. The liability of the Guarantor under this Guarantee shall be absolute, unconditional and irrevocable irrespective of:

          (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Credit Document;

          (b) the failure of any Bank Party or any holder of any Note

               (i) to assert any claim or demand or to enforce any right or remedy against the Company, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note or any other Credit Document or otherwise, or

               (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any obligations of the Company or any other Obligor;

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Company or any other Obligor, or any other extension, compromise or renewal of any Obligation of the Company or any other obligor;

          (d) any reduction, limitation, impairment or termination of the Obligations of the Company or any other obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of the Company, any other Obligor or otherwise;

          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Credit Document;

          (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty (including any other Subsidiary Guarantee), held by any Bank Party or any holder of any Note securing any of the Obligations of the Company; or

          (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Company, any other Obligor, any surety or any guarantor.

     SECTION 2.4. Reinstatement, etc. The Guarantor agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the obligations is rescinded or must otherwise be restored by any Bank Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     SECTION 2.5. Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Company and this Guarantee and any requirement that either of the Co-Administrative Agents, any other Bank Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Company, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Company.

     SECTION 2.6. Postponement of Subrogation, etc. The Guarantor will not exercise any rights which it may acquire by way of rights of subrogation under this Guarantee, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of the Company. Any amount paid to the Guarantor on account of any such subrogation rights prior to the payment in full of all obligations of the Company shall be held in trust for the benefit of the Bank Parties and each holder of a Note and shall immediately be paid to the Administrator and credited and applied against the Obligations of the Company, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

          (a) the Guarantor has made payment to the Bank Parties and each holder of a Note of all or any part of the obligations of the Company, and

          (b) all Obligations of the Company have been paid in full and all Commitments have been permanently terminated, each Bank Party and each holder of a Note agrees that, at the Guarantor's request, the Administrator, on behalf of the Bank Parties and the holders of the Notes, will execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations of the Company resulting from such payment by the Guarantor. In furtherance of the foregoing, for so long as any obligations or Commitments remain outstanding, the Guarantor shall refrain from taking any action or commencing any proceeding against the Company (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Guarantee to any Bank Party or any holder of a Note.

     SECTION 2.7. Successors, Transferees and Assigns; Transfers of Notes, etc.

     This Guarantee shall:

          (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

          (b) inure to the benefit of and be enforceable by either of the Co-Administrative Agents and each other Bank Party.

Without limiting the generality of clause (b), any Bank may assign or otherwise transfer (in whole or in part) any Note or Advance held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Bank under any Credit Document (including this Guarantee) or otherwise, subject, however, to the provisions of Section 10.5 and Article VIII of the Credit Agreement.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. Representations and Warranties. The Guarantor hereby represents and warrants unto each Bank Party as to all matters contained in
Article II of the Credit Agreement insofar as the representations and warranties contained therein are applicable to the Guarantor and/or its properties, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guarantee by reference as though specifically set forth in this Section.

                                  ARTICLE IV.
                                COVENANTS, ETC.

     SECTION 4.1. Affirmative Covenants. The Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Bank shall have any outstanding Commitment, or any Advance shall remain outstanding, the Guarantor will perform, comply with and be bound by all of the agreements, covenants and obligations contained in each of Article IV and
Article V of the Credit Agreement which are applicable to the Guarantor and/or its properties, each such agreement, covenant and obligation contained in such Articles and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guarantee by reference as though specifically set forth in this Section.

                                   ARTICLE V.
                            MISCELLANEOUS PROVISIONS

     SECTION 5.1. Credit Document. This Guarantee is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including, without limitation, Article X thereof.

     SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of, Section 2.7, this Guarantee shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Bank Party and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to Section 2.7); provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of all the Banks.

     SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guarantee, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by all of the Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 5.4. Notices. All notices and other communications provided to the Guarantor under this Guarantee shall be in writing and shall be mailed by first class mail or sent by overnight courier or delivered by hand or sent by telegraph, facsimile transmission or telex to the Guarantor at its address, telex or facsimile number set forth below its signature hereto or at such other address, telex or facsimile number as may be designated by the Guarantor in a notice to each of the Bank Parties. Notices hereunder shall be deemed to have been given when (a) if delivered by hand or telecopied or otherwise telecommunicated, to the officer named below the Guarantor's signature hereto (or such other responsible officer of the Guarantor notified to the Bank Parties from time to time), at the time of receipt thereof by such officer,
(b) if sent by registered or certified mail, postage prepaid, three days after the date when mailed, or (c) if sent by overnight mail or overnight courier service, to such officer, when received by such officer.

     SECTION 5.5. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of any Bank Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 5.6. Captions. Section captions used in this Guarantee are for convenience of reference only, and shall not affect the construction of this Guarantee.

     SECTION 5.7. Setoff. In addition to, and not in limitation of, any rights of any Bank Party or any holder of a Note under applicable law, each Bank Party and each such holder shall, upon the occurrence of any Default described in clause (f) of Section 7.1 of the Credit Agreement or any Event of Default, have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due, and the Guarantor hereby grants to each Bank Party and each such holder a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with such Bank Party or such holder; provided, however, that any such appropriation and application shall be subject to the provisions of Section 7.5 of the Credit Agreement.

     SECTION 5.8. Severability. Wherever possible each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

     SECTION 5.9. Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT.

     SECTION 5.10. Waiver of Jury Trial. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY BANK PARTY OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANKS ENTERING INTO THE CREDIT AGREEMENT.

     SECTION 5.11. Prejudgment Remedy Waiver; Other Waivers. THE GUARANTOR ACKNOWLEDGES THAT THE FINANCING TO WHICH THIS GUARANTEE RELATES IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH EITHER CO-ADMINISTRATIVE AGENT OR ANY BANK MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS. THE GUARANTOR ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE CO-ADMINISTRATIVE AGENTS AND THE BANKS ACKNOWLEDGE THE GUARANTOR'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.

     SECTION 5.12. Consent to Jurisdiction. FOR THE PURPOSES OF ANY ACTION OR PROCEEDING INVOLVING THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT, THE GUARANTOR HEREBY EXPRESSLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN CONNECTICUT; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COADMINISTRATIVE AGENTS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       [NAME OF GUARANTOR]

                                       By:------------------------
                                           Name:
                                           Title:

                                       Address:

                                       Attention:

                                       Facsimile No:

                                   EXHIBIT J

                    FORM OF LETTER OF CREDIT ELECTION NOTICE


Fleet National Bank,
  as Administrator
Multinational Banking Group
Fleet Bank - Mail Stop: MADE10010A
100 Federal Street
Boston, Massachusetts 02110

Attention:

                               Kaman Corporation

Ladies and Gentlemen:

     This Letter of Credit Election Notice is delivered to you pursuant to
Section 1.9 of the Revolving Credit Agreement, dated as of November --, 2000, (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" collectively, the "Co-Administrative Agents"), Bank One Corporation as documentation agent (the "Documentation Agent"), and Fleet as Administrator (the "Administrator"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Company hereby requests that [name of Issuer] ("Issuer") issue a standby Letter of Credit -- [indicate Tranche A or B] on ------------, 20 -- (the "Date of Issuance") in the initial Stated Amount of $------------ with a Stated Expiry Date (as defined therein) of ---------------, 200- for the account of [the Company] [the Subsidiary Guarantor]1* [extend the Stated Expiry Date (as defined under Irrevocable Standby Letter of Credit No. --, issued on --------------, 199-, in the initial Stated Amount of $ ---------) to a revised Stated Expiry Date (as defined therein) of -------------, 19-].

     ** [The beneficiary of the requested Letter of Credit will be ***-----------------, and such Letter of Credit will be in support of ****------------------.]

---------------
*    Insert and complete as appropriate.

**   Delete if Letter of Credit Election Notice is for an extension.

     The Company hereby certifies and warrants that, pursuant to Section 3.2 of the Credit Agreement, each of the delivery of this Letter of Credit Election Notice and the ***** [issuance] [extension] of the Letter of Credit requested hereby, constitute a representation and warranty that, on the date the Letter of Credit requested hereby is issued, and both before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in clauses (c) and (d) of Section 3.2 of the Credit Agreement are true and correct in all material respects. The Company further certifies and warrants that **[(i) on the date the Letter of Credit A proposed hereby is issued, the aggregate amount of the proposed Revolver A Loans and all other Revolver A Loans, Letter of Credit A Outstandings and Bid Auction A Advances outstanding after giving effect to such Letters of Credit A (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Revolver A Commitment, as in effect on such date;] and/or [(ii) on the date the Letter of Credit B proposed hereby is issued, the aggregate amount of the proposed Revolver B Loans and all other Revolver B Loans, Letter of Credit B Outstandings and Bid Auction B Advances outstanding after giving effect to such Letters of Credit B (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Revolver B Commitment, as in effect on such date;] and (iii) the aggregate amount of the proposed Loans and all other Loans, Letter of Credit Outstandings and Advances outstanding after giving effect to such Letters of Credit (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Commitment, as in effect on such date.

     [***The Company hereby represents and warrants that [NAME OF SUBSIDIARY GUARANTOR], the account party to the Letter of Credit to be issued, is a Subsidiary Guarantor as of the date hereof under and pursuant to the terms of the Credit Agreement.]

     The Company agrees that if prior to the time of the issuance of the Letter of Credit requested hereby any matter certified to above will not be true and correct, it will immediately so notify the Administrator and the Issuer. If no such notice is delivered to the Administrator and the Issuer, then each matter certified to shall be deemed to be certified as true and correct on the date of the issuance of the Letter of Credit.

     The Company hereby confirms that the requested Letter of Credit is to be made available to it the in accordance with Section 1.9 of the Credit Agreement.

---------------

***  Insert name and address of beneficiary.

**** Insert description of supported Indebtedness or other obligations and name of agreement to which it relates.

***** Insert as appropriate.

**   Insert (i) or (ii), as applicable, and re-number as required.

***  Insert a appropriate, i the account party is a subsidiary of the Company.

     The Company has caused this Letter of Credit Election Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this -------- day of -------, 200-.

                                       KAMAN CORPORATION

                                       By:---------------------
                                           Name:
                                           Title:

                                   EXHIBIT K

                           FORM OF EXTENSION REQUEST

Fleet National Bank,
  as Administrator
Multinational Banking Group
Fleet Bank - Mail Stop: MADE10010A
100 Federal Street
Boston, Massachusetts 02110

Attention: Jeff Lynch, Managing Director


Kaman Corporation

Ladies and Gentlemen:

     This Extension Request is delivered to you pursuant to clause (f) of
Section 1.2 of the Revolving Credit Agreement, dated as of November 13, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" collectively, the "Co-Administrative Agents"), Bank One Corporation as documentation agent (the "Documentation Agent"), and Fleet as the Administrator (the "Administrator"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     In accordance with Section 1.2(f) of the Credit Agreement, the Company hereby requests that the Banks with a Revolver B Commitment consent to an extension of the B Loan Maturity Date for a period of 364 days to ---------, 200-.

     The Company hereby certifies and warrants that, as of the date hereof, no Default or Event of Default has occurred and is continuing.

     The Company has caused this Extension Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this day of , 200--1.

                                       KAMAN CORPORATION

                                       By:------------------------------

                                       Name:

                                       Title:

     Please indicate your consent to such Extension Request by signing the enclosed copy of this letter where indicated below and returning it to the Administrator by not later than -----------, 200-2.


CONSENTED TO BY:

[Bank]

By:---------------------------
    Name:
    Title:


[Bank]

By:---------------------------
    Name:
    Title:


[Bank]

By:---------------------------
    Name:
    Title:

---------------

1 A date not more than ninety (90) days nor less than sixty (60) days prior to the Existing B Loan Maturity Date.

2    The date which is thirty (30) days prior to the Existing B Loan Maturity
     Date.

                                       November 13, 2000


The Bank of Nova Scotia
28 State Street, 17th Floor
Boston, Massachusetts 02109

Fleet National Bank
Multinational Banking Group
Fleet Bank - Mail Stop: MADE10010A
100 Federal Street
Boston, Massachusetts 02110

AND TO EACH OF THE BANKS ON THE ATTACHED LIST

     Re: Revolving Credit Agreement, dated as of November 13, 2000 (the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" collectively, the "Co-Administrative Agents") and Bank One, N.A. as documentation agent (the "Documentation Agent").

Ladies and Gentlemen:

     I have acted as counsel to the Company and each of its Subsidiaries in connection with the negotiation, execution and delivery of the Credit Agreement, the Notes, the Subsidiary Guarantees dated as of the date hereof executed and delivered by each of the Subsidiary Guarantors to the Credit Agreement listed on Exhibit A hereto (the "Subsidiary Guarantees"), and each of the other Credit Documents and the transactions contemplated thereby. Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

     This opinion letter has been requested of me as an inducement to your entering into the Credit Agreement with the Company. In this connection, I have examined the Governing Documents of the Company and of each Subsidiary of the Company and resolutions of the Board of Directors of the Company and of each Subsidiary of the Company and such certificates of public officials and other corporate documents or records and have made such other examinations and inquiries as I have deemed necessary or appropriate.

     I have examined either original, certified copies or copies otherwise authenticated to my satisfaction of such documents as I have deemed necessary or advisable to examine in order to furnish the opinions herein expressed. I have made such other examination as to matters of fact and law as I have deemed necessary in order to enable me to give this opinion.

     Based upon the foregoing and upon such investigations of law as I have deemed appropriate, it is my opinion that, as of the date hereof:

     1. The Company and each Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (b) has all requisite corporate power to own
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its respective material properties and conduct its respective business, and
(c) is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions where the nature of its properties or its business requires such qualification except where a Subsidiary's failure to be in good standing would not result in a Material Adverse Effect.

     2. The execution, delivery and performance of the Credit Agreement, the Notes, each of the Subsidiary Guarantees and each of the other Credit Documents and the transactions contemplated thereby (a) are within the corporate authority of the Company or such Subsidiary of the Company, as the case may be, (b) have been authorized by proper corporate proceedings, (c) will not (i) contravene or conflict with any Governing Document of the Company or any of its Subsidiaries, (ii) conflict with or result in a violation, breach or, but for the giving of notice or passage of time or both, constitute a default under (A) any provision of any existing statute, law, rule or regulation binding on the Company or any of its Subsidiaries or, to the best of my knowledge, after due inquiry and investigation, any order, judgment, award, decree, license or authorization of any court or Governmental Authority binding on the Company or any of its Subsidiaries (a "Requirement of Law"), or
(B) to the best of my knowledge, after due inquiry and investigation, any mortgage, indenture, lease or other contract, agreement, instrument or undertaking to which the Company or any of its Subsidiaries is a party or will be a party immediately after the Effective Date, or by which or to which the Company or any of its Subsidiaries or any of their respective properties or assets is now or immediately after the Effective Date will be bound or subject (a "Contractual Obligation"), or (iii) result in the creation or imposition of any Lien on any of the properties or assets of the Company or any of its Subsidiaries, except as may be provided in the Credit Agreement, the Notes, each of the Subsidiary Guarantees or any other Credit Documents.

     3. No approval or consent of, or filing with, any Governmental Authority and no consent or approval of the shareholders of the Company, any of its Subsidiaries or any other Person is required to be obtained or made by or on behalf of the Company or any of its Subsidiaries to make valid and legally binding the execution, delivery and performance of the Credit Agreement, the Notes, the Subsidiary Guarantees, or any other Credit Document. The consummation of the transactions contemplated by the Credit Agreement, the Notes, the Letters of Credit, the Subsidiary Guarantees and each of the other Credit Documents does not require any approval, authorization or consent of or (except for such disclosures as may be required in accordance with filings made by the Company and/or its Subsidiaries in the ordinary course of business such as customary SEC reporting) filing, registration or declaration with any such Governmental Authority or Person.

     4. Neither the Company nor any of its Subsidiaries is or immediately after the Effective Date will be in default under any of its Governing Documents or in violation of any Requirement of Law. To the best of my knowledge, after due inquiry and investigation, neither the Company nor any of its Subsidiaries is or immediately after the Effective Date will be in violation of or default under any (a) Contractual Obligation, or (b) any license, permit, certification or approval requirement of any customer, supplier, Governmental Authority or other Person.

     5. All of the shares of each Subsidiary which are owned of record by the Company, have been validly issued and are fully paid and nonassessable.
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     6. To the best of my knowledge, after due inquiry and investigation, no action, suit, investigation or proceeding is pending or known to be threatened by or against or affecting the Company or any of its Subsidiaries or any of their respective properties or rights before any Governmental Authority (a) which involves the Existing Credit Agreement, the Credit Agreement, the Notes, the Letters of Credit, the Subsidiary Guarantees or any other Credit Document or any instrument delivered in connection therewith, or any action to be taken in connection with the transactions contemplated thereby or (b) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate result in a Material Adverse Effect.

     7. Each of the Company and its Subsidiaries have duly and properly executed and delivered each of the Credit Agreement, the Revolver A Notes and Revolver B Notes, the Subsidiary Guarantees and each of the other Credit Documents to which its is a party.

     8. The agreements and obligations of the Company and its Subsidiaries contained in the Credit Agreement, each of the Revolver A Notes and Revolver B Notes, each Letter of Credit, each of the Subsidiary Guarantees and each of the other Credit Documents to which it is a party constitute the legal, valid and binding obligations of the Company or such Subsidiary, as the case may be, enforceable against the Company or each such Subsidiary in accordance with their respective terms, except to the extent their enforcement may hereafter be limited by bankruptcy or insolvency or other laws affecting creditors rights generally.

     9. The rates of interest payable on the Revolver A Notes and Revolver B Notes are not in violation of or prohibited by the laws of the State of Connecticut.


                                       Sincerely,









Attachments

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